                                                                  Exhibit 10.3

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                             STOCKHOLDERS AGREEMENT


                                      among

                                  TEVECAP S.A.,

                               MR. ROBERT CIVITA,

                    ABRILCAP COMERCIO E PARTICIPACOES LTDA.,

                            HARPIA HOLDINGS LIMITED,

                           CURUPIRA HOLDINGS LIMITED,

                    FALCON INTERNATIONAL COMMUNICATIONS LTD.,

                          HEARST/ABC VIDEO SERVICES II

                                       and

                             TVA PARTICIPACOES LTDA.



                             DATED DECEMBER 6, 1995

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Clause 1.      DEFINITIONS...................................................2

Clause 2.      SHARES SUBJECT TO THIS AGREEMENT.............................10

Clause 3.      SUBSCRIPTION AND PAYMENT FOR THE COMPANY'S
               CAPITAL STOCK................................................10

Clause 4.      TRANSFER OF SHARES...........................................11

Clause 5.      NEW ISSUANCES OF SHARES......................................18

Clause 6.      HARPIA AND CURUPIRA PUT OPTION...............................20

Clause 7.      FALCON'S PUT OPTIONS.........................................26

Clause 7A.     THE INVESTOR ENTITIES' PUT OPTION............................31

Clause 8.      PUT COORDINATION.............................................35

Clause 9.      PUT POSTPONEMENT.............................................36

Clause 10.     CALL OPTIONS.................................................43

Clause 11.     THE COMPANY'S BOARD OF DIRECTORS.............................51

Clause 12.     RESOLUTIONS OF THE BOARD OF DIRECTORS AND
               STOCKHOLDERS.................................................53

Clause 13.     GENERAL MEETING RESOLUTIONS..................................59

Clause 14.     RIGHT TO ATTENDANCE, TO INFORMATION AND TO
               INSPECTION...................................................61

Clause 15.     ADVISORY BOARD...............................................63

Clause 16.     STOCKHOLDERS' AND THE COMPANY'S OTHER
               COVENANTS....................................................64

Clause 17.     TAG ALONG RIGHTS.............................................66

Clause 18.     REGISTRATION RIGHTS..........................................68
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                                                                            Page
                                                                            ----

Clause 19.     NON-COMPETE PROVISIONS.......................................77

Clause 20.     CONFIDENTIALITY..............................................82

Clause 21.     DURATION OF THE AGREEMENT....................................83

Clause 22.     MISCELLANEOUS PROVISIONS.....................................83

                             STOCKHOLDERS AGREEMENT

      This STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of the 6th day of December, 1995, by and among:

(1) TEVECAP S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil, at Rua do Rocio 313, Cj. 101 (parte) CGCMF Nr. 57.574.170/0001-05 (the "Company");

(2) Mr. ROBERT CIVITA, a Brazilian citizen, married, editor, bearer of the ID Card Nr. 1.666.785 and CPF Nr. 006.890.178-04, domiciled in Sao Paulo, SP, Brazil, at Rua Escocia, 253, apt. 11, Brazil ("Mr. Civita");

(3) ABRILCAP COMERCIO PARTICIPACOES LTDA., a limited liability company organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil, at Rua do Rocio, 313, Cj. 101 (parte), CGCMF Nr. 00.156.494/0001-06 (part) ("Abrilcap");

(4) HARPIA HOLDINGS LIMITED, a company duly organized and validity existing in accordance with the laws of the Cayman Islands, having its registered office at c/o Maples & Calder, Attorneys-at-Law, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("Harpia");

(5) CURUPIRA HOLDINGS LIMITED, a company duly organized and validly existing in accordance with the laws of the Cayman Islands, having its registered office at c/o Maples & Calder, Attorneys-at-Law, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("Curupira");

(6) FALCON INTERNATIONAL COMMUNICATIONS LTD., a company limited by shares duly organized and validly existing in accordance with the laws of Bermuda, having its registered office in Bermuda ("Falcon");

(7) HEARST/ABC VIDEO SERVICES II, a general partnership organized under the laws of Delaware, with its principal place of business at 959 Eighth Avenue, New York, NY 10019 ("Hearst/ABC Video"); and

(8) TVA PARTICIPACOES LTDA., a limited liability company organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil, at Rua do Rocio 313, CGCMF Nr. 00921404/0001-18 ("Hearst/ABC Limitada" and, collectively with Hearst/ABC Video, the "Investor Entities" and individually an "Investor Entity").

      WHEREAS, prior to July 22, 1994, Mr. Civita and Abrilcap were the only holders of the Company's equity;
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                                                                               2


      WHEREAS, pursuant to a Stock Subscription Agreement dated July 22, 1994 (the "Subscription Agreement"), Harpia and Curupira subscribed for certain Shares (as defined herein);

      WHEREAS, on August 24, 1995, pursuant to a Stock Purchase Agreement among the Company, Mr. Civita, Abrilcap, Harpia, Curupira and Falcon Parent (as defined below) (the "Old Stock Purchase Agreement"), Falcon Parent agreed to subscribe for certain Shares directly or through an affiliate;

      WHEREAS, simultaneously with the execution hereof, the Company is issuing and Hearst/ABC Video is subscribing for and purchasing certain Shares pursuant to the terms of the Stock Purchase Agreement (as defined below);

      WHEREAS, simultaneously with the execution hereof, Harpia is agreeing to sell and Hearst/ABC Limitada is agreeing to purchase certain Shares pursuant to the terms of the HC Stock Purchase Agreement (as defined below); and

      WHEREAS, upon such subscription, Mr. Civita, Abrilcap, Harpia, Curupira, Falcon and the Investor Entities (collectively, together with holders of Shares that from to time become parties hereto, referred to as "Stockholders" and individually as a "Stockholder") are the holders of all of the outstanding shares of capital stock of the Company (except as set forth in Clause 11.5 below),

      NOW, THEREFORE, the Stockholders having resolved to execute this Stockholders Agreement in accordance with the requirements of Article 118 of Law No. 6.404, of December 15, 1976, other applicable legislation and the following terms and conditions, do agree as follows:

Clause 1. DEFINITIONS

      In this Agreement, any reference to:

      "Abril Agreement" means the letter agreement dated of even date herewith between Abril S.A. and the parties hereto regarding the assumption by Abril S.A. of certain put obligations of the Company;

      "Abril Credit Agreement" means the credit agreement dated of even date herewith between Abril S.A. and the Company;

      "Advisory Services Agreement" means the Advisory Services Agreement dated the date hereof among the Company, Hearst and CCABC;

      "Affiliates" bears the meaning ascribed to it in Clause 4.8;

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                                                                               3


      the "Board" means the Company's Board of Directors as duly elected from time to time;

      "Brazilian GAAP" bears the meaning ascribed to it in Clause 14.2;

      the "Business" means (i) pay television distribution activities (including, but not limited to, MMDS, LMDS, DTH, direct wire transmission (including but not limited to coaxial or fiber optic cable), VHF, UHF or other over-the-air transmission or broadcasting), (ii) all activities (whether creation, development, production, purchase, sale, licensing, distribution or otherwise) relating to programming susceptible to any means of television distribution, (iii) all activities authorized by the Permits (including activities relating to pay television or not) belonging to or required hereby to be transferred to the Company, its Subsidiaries, and the License Holders, including any extensions or modifications of such Permits, and (iv) telephony, in each case as transacted by the Company or its Subsidiaries now or at any time in the future, provided that the Business shall expressly exclude MTV Brasil unless and until MTV Brasil is incorporated into the Company in accordance with the terms of the MTV Option set forth in the Stock Purchase Agreement or otherwise;

      "Business Day" means any day on which banks in New York City and Sao Paulo are not authorized or required to be closed;

      "Business Plan" means a business plan approved by the Board, for the Company and its Subsidiaries collectively, and shall include the annual operating and capital budget for the Company for the fiscal year in question;

      "Call Notice" bears the meaning ascribed to it in Clause 10.2;

      "Call Option" bears the meaning ascribed to it in Clause 10.1;

      "Call Price" bears the meaning ascribed to it in Clause 10.4;

      "Call Purchaser" bears the meaning ascribed to it in Clause 10.1;

      "Call Seller" bears the meaning ascribed to it in Clause 10.1;

      "CCABC" means Capital Cities/ABC, Inc., a Delaware corporation having an office at 77 West 66th Street, New York, New York 10023;

      "CCABC Partner" means Brazil Cable Investments, Inc., a Delaware corporation having an office at 77 West 66th Street, New York, New York 10023 and an indirect wholly-owned subsidiary of CCABC;

      "Chase" bears the meaning ascribed to it in Clause 19.1;
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                                                                               4


      "Commission" bears the meaning ascribed to it in Clause 18.1(ii);

      "Controlling Stockholder" means, with respect to any entity at any particular time, any other person that directly, or indirectly through one or more subsidiaries, controls or has the power to control the affairs and policies of such entity, whether by ownership of share capital, contract, ability to appoint a controlling number of board members or otherwise (which shall not include, in itself, an individual acting as an officer or director or, in the case of a limited liability company, a manager of such entity, unless such individual otherwise exercises control, whether through ownership of share capital, contract, ability to appoint a controlling number of board members or otherwise, and does not simply manage, such entity).

      "Cumulative Dividends" bears the meaning ascribed to it in Clause 9.3;

      "Date of the Event Put Payment" bears the meaning ascribed to it in Clause 9.1;

      "Date of the Falcon Put Payment" bears the meaning ascribed to it in Clause 7.3(i);

      "Date of the HC Put Payment" bears the meaning ascribed to it in Clause
      6.9;

      "Date of the Investor Put Payment" bears the meaning ascribed to it in Clause 7A.3;

      "Date of Transfer" bears the meaning ascribed to it in Clause 10.3;

      "Demand Registration Statement" bears the meaning ascribed to it in Clause 18.1(ii);

      "Disney" bears the meaning ascribed to it in Clause 19.7;

      "Earnings" bears the meaning ascribed to it in Clause 6.3;

      "ESPN Brazil Agreements" bears the meaning ascribed to it in Clause 19.7;

      "Event Put" bears the meaning ascribed to it in Clause 9.1;

      "Event Put Party" bears the meaning ascribed to it in Clause 9.1;

      "Event Put Price" bears the meaning ascribed to in Clause 6.3;

      "Excluded Agreements" bears the meaning ascribed to it in Clause 19.7;

      "Falcon Call Option" bears the meaning ascribed to it in Clause 10.1;

      "Falcon Event Put Option" bears the meaning ascribed to it in Clause 7.1(i)(B);

      "Falcon Parent" bears the meaning ascribed to in Clause 7.1;

      "Falcon Parent Investors" bears the meaning ascribed to it in Clause
      7.1(i).

      "Falcon Put Notice" bears the meaning ascribed to it in Clause 7.3;

      "Falcon Put Party" bears the meaning ascribed to it in Clause 7.1;

      "Falcon Put Shares" bears the meaning ascribed to it in Clause 7.1(i)(A);

      "Falcon Time Put Option" bears the meaning ascribed to it in Clause 7.1(i)(A);

      "Falcon Triggering Event" bears the meaning ascribed to it in Clause 7.2;

      "Fixed Assets" means, as to any person, any assets owned by such person other than (a) cash, (b) cash equivalents, and (c) readily marketable securities (other than securities of issuers for which a public offering has occurred after the time that such person acquired such securities);

      "Foreign Stockholder" means Falcon, the Investor Entities or an Affiliate or a transferee of any of them;

      "Funding Date" bears the meaning ascribed to it in Clause 10.10(ii);

      "HC Call Option" bears the meaning ascribed to it in Clause 10.1;

      "HC Entities" shall mean Harpia and Curupira or an Affiliate of either;

      "HC Put Notice" bears the meaning ascribed to it in Clause 6.4;

      "HC Put Option" bears the meaning ascribed to it in Clause 6.1;

      "HC Put Party" bears the meaning ascribed to it in Clause 6.1;

      "HC Put Shares" bears the meaning ascribed to it in Clause 6.1;

      "HC Stock Purchase Agreement" bears the meaning ascribed to it in Clause 7A.1;

      "HC Triggering Event" bears the meaning ascribed to it in Clause 6.2;

      "Hearst" means The Hearst Corporation, a Delaware corporation having an office at 959 Eighth Avenue, third floor, New York, New York 10019;

      "Hearst Partner" means Hearst Brazil, Inc., a Delaware corporation having an office at 959 Eighth Avenue, third floor, New York, New York 10019 and a wholly-owned subsidiary of Hearst;

      "Institutional Investor" means an institutional or financial investor (such as a venture capital firm or fund, pension plan, financial or governmental institution or the like) which purchases or holds equity interests in Falcon or Falcon Parent (or any Affiliate of Falcon that is then a Stockholder) principally for investment purposes;

      "Investor Programming Agreement" means the Programming Agreement dated as of the date hereof among Hearst, CCABC and the Company;

      "Investor Put Notice" bears the meaning ascribed to it in Clause 7A.3;

      "Investor Put Option" bears the meaning ascribed to it in Clause 7A.1;

      "Investor Put Party" bears the meaning ascribed to it in Clause 7A.1;

      "Investor Put Shares" bears the meaning ascribed to it in Clause 7A.3;

      "Investor Triggering Event" bears the meaning ascribed to it in Clause
      7A.2;

      "License Holders" means Televisao Showtime Ltda., TVA Brasil Radioenlaces Ltda. and Abril S.A. (for so long as Abril S.A. shall hold any of the Permits or assets listed in Schedules 3.12(i) and 4.11 of the Stock Purchase Agreement, respectively, or any Permit acquired by Abril S.A. pursuant to the terms of Clause 6.1(b) of the Stock Purchase Agreement);

      "Mandatory Dividend" bears the meaning ascribed to it in Clause 9.5;

      "MMDS", "DTH" "VHF", "LMDS" AND "UHF" mean the following technologies respectively: (i) Multi-Channel Multi-Point Distribution System; (ii) Direct-to-Home satellite program delivery (whether by C-band, Ku-band or other frequency); (iii) Very High Frequency transmission, (iv) Local Multipoint Distribution System; and (v) Ultra High Frequency transmission;

      "MTV Brasil" means from time to time all of the combined interest of Mr. Civita and Abrilcap and their Affiliates in Music Television Network business operated under a license or licenses granted by MTV Networks, a division of Viacom International, Inc., whether distributed by UHF or otherwise, and all assets (including transmission and broadcasting equipment) and rights used or held in connection therewith that are not otherwise used or held in part in connection with the Business and all duties and liabilities pertaining to such business (including those that also pertain to the Business), but excludes any permit or license issued by the

      Government of Brazil (or any subdivision or ministry thereof) for public broadcasting (radio difusao);

      "Old Stock Purchase Agreement" bears the meaning ascribed to it in the preamble first above;

      "Option Agreement" bears the meaning ascribed to it in Clause 4.11;

      "Participant Purchase Price" means the product of (A) the Event Put Price times (B) a fraction the numerator of which is that number of Put Shares that the Participating Stockholder purchases and the denominator of which is the total number of Put Shares;

      "Participating Stockholder" means a Stockholder which acquires HC Put Shares pursuant to Clause 6.11, Falcon Put Shares pursuant to Clause 7.5 or Investor Put Shares pursuant to Clause 7A.4;

      "Permits" means licenses, permits, consents, authorizations, franchises, ordinances, registrations, certificates, agreements or other rights or applications filed with, granted by or entered into by any governmental or regulatory authority;

      "Permitted Disclosee" bears the meaning ascribed to it in Clause 20;

      "person" means any natural person, partnership, association, trust, corporation or other entity whatsoever;

      "Potential Purchasers" bears the meaning ascribed to it in Clause 4.2;

      "Potential Subscription Purchasers" bears the meaning ascribed to it in Clause 5.2;

      "Preferred Voting Shares" bears the meaning ascribed to it in Clause 9.3;

      "Proposed Price" bears the meaning ascribed to it in Clause 4.2;

      "Proposed Subscription Price" bears the meaning ascribed to in Clause 5.2;

      "Pro Rata Share" bears the meaning ascribed to it in Clause 4.4(ii);

      "Public Offering" means a bona fide offering of securities to the public in connection with which such securities are registered under the U.S. Securities Act of 1933, as amended.

      "Put Postponement" bears the meaning ascribed to it in Clause 9.1;

      "Put Shares" means HC Put Shares, Falcon Put Shares or Investor Put Shares, as the context requires;

      "Real" or "Reais" means, from time to time, the official currency of Brazil;

      "Reais Equivalent" means the amount in Brazilian currency equivalent to U.S. Dollars as determined by the application of the selling rate divulged by the Central Bank of Brazil under the SISBACEN Data System, Transaction PTAX-800, Option 5, Currency 220, or any successor to such rate divulged by the Central Bank of Brazil;

      "Securities Act" bears the meaning ascribed to it in Clause 18.1(v)(b);

      "Service Agreement" means the agreement entered into on July 22, 1994, as amended on August 24, 1995 and the date hereof, between the License Holders and the Company providing for the irrevocable transfer to the Company and its Subsidiaries of all rights, powers and monopolies granted by or inherent to the Permits, including those described in Schedule 3.12(i) to the Stock Purchase Agreement and the unrestricted right to use the assets listed in Schedule 4.11 to the Stock Purchase Agreement, in each case free of charge, such Service Agreement having been filed with the 3rd Public Registry of Titles and Documents in the City of Sao Paulo;

      "Share Equivalents" means securities of any kind issued by an entity which are convertible into or exchangeable for any shares of any class of such entity's securities or options, warrants or other rights granted by such entity to purchase or subscribe for any shares of any class of such entity's securities or securities convertible into or exchangeable for shares of any class of such entity's securities and shall also include any contractual or other interest providing for an equity-like payment, irrespective of whether such contractual or other interest constitutes an ownership interest;

      "Shareholder Group" bears the meaning ascribed to it in Clause 12.3(ii);

      "Shares" bears the meaning ascribed to it in Clause 2;

      "Special Preferred Shares" bears the meaning ascribed to it in Clause 9.3;

      "Stock Purchase Agreement" means the Stock Purchase Agreement dated concurrently herewith among the Company, Mr. Civita, Abrilcap, Hearst/ABC Video, Harpia, Curupira, Falcon and Falcon Parent;

      "Stockholder" or "Stockholders" bears the meaning ascribed to it in the preamble first above;

      "Stockholder Parent Company" means, with respect to a Stockholder, any person (a) which directly, or indirectly through one or more subsidiaries, owns or controls the majority of the voting capital stock or equivalent ownership of such Stockholder or otherwise has the right to control the management of such Stockholder and (b) 50% or more of the fair market value of the Fixed Assets of such person consist of, either directly or through one or more subsidiaries, Shares owned by such Stockholder or any other Stockholder of which such person is a Stockholder Parent Company; provided that (i) Falcon Parent shall not be deemed to be a Stockholder Parent Company of Falcon after the Funding Date if, on the Funding Date, U.S.$50,000,000 is less than one-half of the total capital commitments (including previously made contributions) made by Falcon Parent Investors in Falcon Parent and (ii) in no event shall any Falcon Parent Investor or other holder of equity in Falcon Parent (or, with respect to such Falcon Parent Investor or other holder of equity, any person described in clause
      (a) of this definition) be or be deemed to be a Stockholder Parent
      Company.

      "Subject Shares" bears the meaning ascribed to it in Clause 18.1(i)(a);

      "Subscription Rights" bears the meaning ascribed to it in Clause 5.1;

      "Subscription Transfer Notice" bears the meaning ascribed to it in Clause 5.2;

      "Subsidiary" means, with respect to any person at any particular time, any other person whose affairs and policies such person, directly or indirectly, controls or has the power to control, whether by ownership of share capital, contract, ability to appoint board members or otherwise;

      "Target Effective Date" bears the meaning ascribed to it in Clause 18.1(ii)(a);

      "Target Effective Period" bears the meaning ascribed to it in Clause 18.1(ii)(a);

      "Target Filing Date" bears the meaning ascribed to it in Clause
      18.1(ii)(a);

      "Terms of Offer" bears the meaning ascribed to it in Clause 4.2;

      "Third Appraiser" bears the meaning ascribed to it in Clause 6.5;

      "Time Put Decision Period" shall have the meaning ascribed to it in Clause 9.7(i);

      "Time Put Price" bears the meaning ascribed to it in Clause 7.3(i);

      "Total Time Put Shares" bears the meaning ascribed to it in Clause 9.8(i);

      "Transfer Notice" bears the meaning ascribed to it in Clause 4.2;

      "U.S. Dollars" or "Dollars" or "US$" means from time to time the official currency of the United States of America; and

        "U.S. GAAP" bears the meaning ascribed to it in Clause 6.3(b).

Clause 2. SHARES SUBJECT TO THIS AGREEMENT

      All shares of the Company's capital stock (the "Shares") owned by the Stockholders on the date hereof or which may be owned by the Stockholders in the future, including, without limitation, by means of subscription, acquisition, bonus, distribution, split or reverse split shall be subject to this Agreement, unless otherwise expressly excluded in the context. Shares held by directors of the Company and their alternates in accordance with Clause 11.5 shall be considered Shares held by the respective Stockholder that appointed each director or alternate. In addition, as provided in Clause 18.1(i)(b) below, Subject Shares that are registered and publicly sold shall not be entitled to the benefits of, or subject to the obligations in, this Agreement.

Clause 3. SUBSCRIPTION AND PAYMENT FOR THE COMPANY'S CAPITAL STOCK

3.1 The capital stock of the Company, in the amount of R$______________, is divided into and represented by 196,712,853 Shares, all of them comprising registered common stock, without par value and with equal voting rights; each Share is entitled to one vote.

3.2   As of the date hereof:

            Mr. Robert Civita holds 1 Share;

            Abrilcap holds 111,075,321 Shares representing 56.47% (rounded to the second decimal) of the voting capital stock of the Company;

            Harpia holds 11,496,328 Shares representing 5.84% (rounded to the second decimal) of the voting capital stock of the Company and, upon consummation of the closing under the HC Stock Purchase Agreement, Harpia will hold 6,867,792 Shares representing 3.49% (rounded to the second decimal) of the voting capital stock of the Company;

            Curupira holds 11,496,328 Shares representing 5.84% (rounded to the second decimal) of the voting capital stock of the Company;

            Falcon holds 27,930,827 Shares representing 14.20% (rounded to the second decimal) of the voting capital stock of the Company;

            Hearst/ABC Video holds 34,714,029 Shares representing 17.65% (rounded to the second decimal) of the voting capital stock of the Company;

            Hearst/ABC Limitada holds no Shares and, upon consummation of the closing under the HC Stock Purchase Agreement, Hearst/ABC Limitada will hold 4,628,538 Shares representing 2.35% (rounded to the second decimal) of the voting capital stock of the Company; and

            each of the following persons holds one Share in accordance with Clause 11.5:

                              Victor Civita;
                              Jose Augusto Pinto Moreira;
                              Valter Pasquini;
                              Robert Hefley Blocker;
                              Peter John Trevor Grant Anderson;
                              John Peter Harper;
                              Francisco S.C. Pinheiro;
                              Giancarlo Francesco Civita;
                              Sergio Vladimirschi, Jr.;
                              Viviane Vladimirschi;
                              Jose L.S. Freire; Nina Farina;
                              Fatima Ahmad Ali;
                              Jorge Fernando Koury Lopes;
                              Naum Rotenberg; Altamira Boscali; and
                              Rogerio Cruz Themudo Lessa.

            3.3 For purposes of this Agreement, Hearst/ABC Limitada shall not be a Stockholder, and shall not have the benefit of any of the rights granted by, or be subject to any of the obligations imposed by, this Agreement until it purchases Shares pursuant to the HC Stock Purchase Agreement or otherwise. Until such time as Hearst/ABC Limitada becomes a Stockholder, all references to the Investor Entities throughout this Agreement shall refer solely to Hearst/ABC Video.

Clause 4. TRANSFER OF SHARES

4.1   (i)   No Stockholder may sell or in any way transfer to third parties or to other Stockholders, whether signatories or not to this Agreement, any Shares held by such Stockholder, in whole or in part, (a) unless permitted by applicable law and (b) except as specifically provided in Clauses 4.8 and 4.11 hereof, without first offering them to the Company and to all other
            Stockholders (other than Stockholders that are Affiliates of the offering Stockholder), who shall have the right to accept such offer for the acquisition thereof. Such offer shall be effected in compliance with the procedure set forth in this Clause 4.

      (ii) No Stockholder, other than Falcon or any Affiliate of Falcon that is then a Stockholder (to which this restriction shall not apply), shall permit any holder of an equity interest in such Stockholder or any holder of an equity interest in any Stockholder Parent Company of such Stockholder to sell directly or indirectly or in any way transfer to third parties or to other Stockholders, whether signatories or not to this Agreement, any equity interest in such Stockholder or Stockholder Parent Company, (a) unless permitted by applicable law and (b) except as specifically provided in Clauses
            4.8 and 4.11 hereof, without first offering such equity interest to the Company and to all other Stockholders (other than Stockholders that are Affiliates of the offering Stockholder), who shall have the right to accept such offer for the acquisition thereof. Such offer shall be effected in compliance with the procedure set forth in this Clause 4. For purposes of this Clause 4 only, any such equity interest shall be referred to as Shares.

      (iii) Neither HC Entity nor any Affiliate of them that is a Stockholder shall permit any person who is a Controlling Stockholder of either HC Entity or such Affiliate to sell or in any way transfer any equity interest (the "Controlling Transfer") in any other Controlling Stockholder of either HC Entity or such Affiliate if such transfer would result in The Chase Manhattan Corporation or any successor thereto no longer being a Controlling Stockholder of such other person unless (a) such other person is a Stockholder Parent Company with respect to either HC Entity or such Affiliate, or (b) the selling person first offers to the Company and all other Stockholders (other than the HC Entities and such Affiliates), all of either, at the discretion of the selling person, (1) the Shares held by the HC Entities or such Affiliates or (2) the equity interests (the "Offered Interests") in (x) any entity (or entities) that is (or are) controlled by such other person and is (or are) then a Stockholder or (y) any entity that is a Stockholder Parent Company with respect to such Stockholder(s). For purposes of this Clause 4.1(iii) only, the Proposed Price shall equal 100% of the Event Put Price of such Shares or, if Offered Interests are offered, of all Shares held by any Stockholder of which such person referred to in sub-clause (x) or (y) is a Controlling Stockholder, such Event Put Price being determined according to the procedures set forth in Clause 6, mutatis mutandis, except as modified in this Clause 4.1(iii). Such offer shall be effected in compliance with the procedures set forth in this Clause 4, except that for purposes of this Clause 4 only, (a) if Offered Interests are offered, the Offered Interests shall be treated as if they were Shares for all purposes other than the calculation of the Proposed Price therefor, (b) the Transfer Notice shall, in lieu of the Terms of Offer, describe the Shares or the Offered Interests, as the case may be, and include the name of the appraiser for purposes of item (a) in Clause 6.3 and provide the Event Put Price calculated according to the method contemplated in item (b) of Clause 6.3, (c) the time period in Clauses 4.3 to 4.5 shall run from the date the Event Put Price calculated according to the method contemplated in item (a) of Clause 6.3 is finally determined, and (d) replacing Clause 4.5 with the following: If after the 21 (twenty-one) Business Day period referred to in Clause 4.3 above has elapsed, none of the Company or the other Stockholders has exercised its right to accept the Terms of Offer to purchase all of the Shares or the Offered Interests, as the case may be, then the selling person may effect the Controlling Transfer to any person during the six subsequent months, at the price and other terms of such selling person's choice.

      (iv) If a sale or transfer of an equity interest in an HC Entity or any of their Affiliates that are then Stockholders (or in any Stockholder Parent Company of an HC Entity or any such Affiliates) results in The Chase Manhattan Corporation, or any successor thereto, no longer being a Controlling Stockholder of the HC Entities or such Affiliates thereof (or such Stockholder Parent Company thereof), then the HC Entities and such Affiliates (1) shall forfeit immediately all rights granted under this Agreement to the HC Entities and such Affiliates that would not be transferable with the Shares owned by the HC Entities or such Affiliates, and shall immediately cease to be bound by all of their obligations under this Agreement that would not be transferred with the Shares owned by them (including the obligations in connection with the HC Call Option), in each case as if a transfer of such Shares had occurred by the HC Entities or such Affiliates, and (2) shall forfeit immediately all rights to indemnification under Clauses 7.3(a) and
            (b) of the Old Stock Purchase Agreement and Clause 6.3 of the Stock Purchase Agreement other than in respect of claims for indemnification that are then pending.

4.2 The offer referred to in this Clause shall be effected by means of written notices (each, a "Transfer Notice") to be delivered to the Chairman of the Board and to each other Stockholder (not including Stockholders that are Affiliates of the offering Stockholder) containing the following information: (i) the number of Shares offered for sale, (ii) their type and class, (iii) a proposed price (the "Proposed Price") in cash expressed in U.S. Dollars, and, if applicable and known to the offering Stockholder, any non-cash consideration and the value thereof in cash expressed in U.S. Dollars, (iv) the other material conditions (other than the form of consideration to be paid for such Shares) of the proposed sale or transfer, and (v) if the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, a list of potential purchasers of such Shares (the "Potential Purchasers") (collectively, the "Terms of Offer").

4.3 During the 21 (twenty-one) Business Days following the receipt of a Transfer Notice, the Company or such other Stockholders, as the case may be, shall inform the offering Stockholder in writing of its or their decision(s) as to whether to exercise the right to accept the Terms of Offer.

      (i) At any time during such 21 (twenty-one) Business Day period, such other Stockholders (acting unanimously) shall be entitled to make a counter-offer for all such offered Shares which the offering Stockholder may, but shall not be required to, accept.

      (ii) Any exercise of the right to accept the Terms of Offer by the Company and/or any of the Stockholders, as applicable, shall be for the acquisition of the entire amount of the offered Shares.

      (iii) Once the Terms of Offer are accepted by the Company and/or the Stockholders, as applicable, or such counter-offer is accepted by the offering Stockholder, the offered Shares shall be acquired in accordance with Clause 4.7 hereof and/or such counter-offer, as applicable, and transferred to the Company and/or to the other Stockholders no more than 40 Business Days from the date of the receipt by the offering Stockholder of notice from the Company and/or the other Stockholders informing of its or their decision to exercise their right to accept the Terms of Offer or the date of receipt of the offering Stockholder's notice of acceptance of such counter-offer, as the case may be.

4.4 The Chairman of the Board shall promptly call a meeting of the Board for a date not more than 14 Business Days after receipt of a Transfer Notice for the purpose of considering whether the Company should, (i) in the event that the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, approve any or all of the Potential Purchasers listed in such Terms of Offer, and (ii) in any case, exercise its right to accept the Terms of Offer. In the event that the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, the decision identified in sub-clause (i) above shall be taken first and shall, subject to applicable quorum requirements, be by majority vote of the Board excluding the directors appointed by the offering Stockholder and its Affiliates. Each Stockholder entitled, alone or with its Affiliates, to appoint a member of the Board hereby agrees to cause such member (a) not to vote against a Potential Purchaser unless the Potential Purchaser (1) is of undesirable character, (2) lacks financial capacity, (3) competes with the Company or its Subsidiaries in Brazil or
      (4) the nature of the Potential Purchaser would provoke a change of the business practices of the Company and (b) in any case to provide an explanation at such meeting of any vote against a Potential Purchaser. Any disapproval by the Board of a Potential Purchaser shall be considered a binding veto and the proposed sale of Shares may not be made to such vetoed party. If the Board disapproves of all of the Potential Purchasers, the offering Stockholder may withdraw the Transfer Notice at any time prior to the transfer of the offered Shares. The decision identified in sub-clause (ii) above shall be taken by unanimous vote of all directors other than the directors appointed by the offering Stockholder and its Affiliates and the independent director.

      (i) The Company shall have priority over the other Stockholders in the acquisition of the offered Shares.

      (ii) If the Company does not exercise its right to accept the Terms of Offer, the offered Shares shall be apportioned to the other Stockholders who wish to participate in the exercise of the right to accept the Terms of Offer according to the ratios of their respective equity interests in the Company on the date of such acquisition (each participating Stockholder's share of such right, as so determined, its "Pro Rata Share"). For purposes of establishing such ratio, the equity held by the offering Stockholder, its Affiliates and Stockholders who do not wish to participate shall be excluded.

      (iii) In the event that a Foreign Stockholder is not permitted to purchase all or any portion of such Foreign Stockholder's Pro Rata Share of such Shares being offered for purchase due to Brazilian legal restrictions upon foreign ownership or other Brazilian legal limitations, such Foreign Stockholder may designate a third party to make such purchase, provided that such third party agrees to execute this Agreement and to become bound by the terms hereof and that: (a) such third party is identified in a notice given to each other Stockholder (not including the offering Stockholder, its Affiliates, the affected Foreign Stockholder and its Affiliates) within 5 (five) Business Days after receipt of the related Transfer Notice, and (b) each such Stockholder shall have approved such third party in writing, such approval not to be unreasonably withheld.

4.5   If, after the 21 (twenty-one) Business Day period referred to in Clause
      4.3 above has elapsed, none of the Company or the other Stockholders has exercised its or their right to accept the Terms of Offer to purchase all of the offered Shares, then the offering Stockholder may sell the offered Shares to any person; provided, however, that each of the following conditions is complied with: (i) all such offered Shares must be sold simultaneously during the six subsequent months; (ii) if the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, then such Shares must be sold to a Potential Purchaser that has not been vetoed in accordance with Clause 4.4; (iii) the provisions of Clause 4.9 below must becomplied with; (iv) the consideration for the sale of such Shares must have an aggregate fair value equal to at least ninety percent (90%) of the Proposed Price, and the sale must be upon other conditions not substantially more favorable to the purchaser than the conditions set forth in the Terms of Offer; and (v) promptly after the consummation of such sale, the offering Stockholder must provide all of the other Stockholders with a notice containing a description of the sales price for such Shares, the form of consideration paid and all other material terms of such sale.

4.6 After the six month term referred to in the previous Clause has elapsed without a sale having taken place, if the offering Stockholder wishes again to dispose of or transfer its Shares, it shall be subject to the procedure set forth herein.

4.7 To exercise their right to accept the Terms of Offer provided for in this Clause 4, the Company and/or the Stockholders, as the case may be, wishing to exercise such right collectively must offer to purchase all the offered Shares in accordance with the Terms of Offer and must consummate such purchase within the time period set forth in Clause 4.3(iii), unless the offering Stockholder has agreed to a counter-offer which contains other terms and conditions. In the event that the acquiring Stockholder is Harpia or Curupira or an Affiliate thereof, they may exercise such right only for the maximum amount of Shares permitted by applicable laws, rules and regulations then in force. If the right to accept the Terms of Offer is sought to be exercised by other Stockholders, the number of Shares to be purchased by Harpia, Curupira and their Affiliates shall be limited to the lesser of such permitted amount and their Pro Rata Share.

4.8   (i)   Neither the Company nor the other Stockholders shall be entitled to the right provided in this Clause 4 in relation to (A) sales, transfers and assignments of Shares effected by any Stockholder to:
            (a) any entity, other than a partnership, in which the transferring or assigning Stockholder directly or indirectly owns or controls a majority of the voting capital or equivalent ownership interest, or any partnership in which the transferring or assigning Stockholder both (1) is, directly or through another Affiliate, a general partner, and (2) owns, directly or indirectly, a majority of the economic interest (any such entity or partnership, for purposes of this Clause 4.8, a "subsidiary"); or (b) any entity that directly, or indirectly through one or more subsidiaries, owns or controls the majority of the voting capital stock or equivalent ownership interest of the assigning Stockholder (any such entity, for purposes of this Clause 4.8, a "holding company"); or (c) any entity that is a subsidiary of any of such Stockholder's holding companies; or (d) in the case of Mr. Civita, any of the following individuals: Edgard de Silvio Faria, Angelo Silvio Rossi, Maria Ines Romana Rossi,
            Giancarlo Francesco Civita, Victor Civita and Roberta Anamaria
            Civita; or (e) in the case of the Investor Entities, Hearst Parent or CCABC Parent, any of Hearst, CCABC or any subsidiary or holding company of Hearst or CCABC (collectively, "Affiliates"), or (B) sales, transfers and assignments of any equity interest in a Stockholder, a Stockholder Parent Company or a Controlling
            Stockholder of such Stockholder to any person that, immediately prior to such sale, transfer or assignment, was an Affiliate of such

            Stockholder or a Person that had as a Controlling Stockholder any of such Stockholder's Controlling Stockholders.

      (ii) In addition, any Stockholder may permit any of its Affiliates to purchase any of the Shares such Stockholder would itself be permitted to purchase upon its exercise of the right to accept the Terms of Offer. Each Stockholder that transfers Shares to an Affiliate and each Stockholder that causes an Affiliate to purchase Shares in exercise of the right to accept the Terms of Offer under this Clause 4.8 hereby agrees with each other Stockholder that such transferred Shares shall at all times be held by an Affiliate of such transferring Stockholder, unless transferred to another person (other than an Affiliate of such transferring party) pursuant to the provisions of this Clause 4. Each Stockholder hereby undertakes to cause its Affiliates that are, from time to time, Stockholders, to act in compliance with the terms of this Clause 4.8.

4.9 Notwithstanding any provision to the contrary herein, any transfer or assignment of Shares (or any right to acquire Shares under Clause 4.8) by any form to a person that is not a signatory of this Agreement (including to an Affiliate), shall be valid and effective only if the transferee or assignee or acquiror fully and without restrictions becomes a party to this Agreement, all as if it had been an original party hereto, and each Stockholder agrees not to transfer Shares by any means whatsoever unless such transfer is permitted by applicable law; provided, however that this Clause 4.9 shall not apply to a transfer described in Clauses 4.1(ii) or
      (iii) above.

4.10 Except with the consent of all other Stockholders of the Company, no Stockholder shall create any liens or encumbrances on the Shares or otherwise enter into any agreement or arrangement which in any way limits or imposes restrictions on the free ownership of the Shares. Transfers of Shares or of securities convertible into Shares or, further, the creation of any lien or encumbrance upon them in contravention of the provisions of this Agreement shall not be valid, and the Company shall refrain from registering them on its stock transfer books.

4.11 The provisions of this Clause 4 shall not apply to transfers of Shares that are the subject of the HC Put Option (as defined in Clause 6.1 below), the Falcon Event Put Option (as defined Clause 7.1 below), the Falcon Time Put Option (as defined in Clause 7.1 below), the Investor Put Option (as defined in Clause 7A.1 below), the Call Options, any of the put rights granted in the Abril Agreement or the Option Agreement or to the Shares referred to in Clause 11.5. Further, the provisions of this Clause 4 shall not apply to any transfer that any Stockholder may be entitled to make pursuant to Clause 4.8 or 17 hereof, to Shares which are sold in a public registration pursuant to Clause 18 hereof, or to the Shares subject to the Put Option granted under the Amended and Restated Option Agreement dated as of the date hereof among Abril S.A., Harpia and Curupira (the "Option Agreement") or to transfers of Shares pursuant to the Abril Agreement. The Company and the Stockholders acknowledge that, pursuant to the terms of the Option Agreement, Harpia, Curupira and their Affiliates that are from time to time Stockholders may assign some or all of their option rights, subject to some or all of their obligations, under the Option Agreement to any other Stockholder or group of Stockholders that are Affiliates (other than Mr. Civita, Abrilcap and any Affiliates thereof) which have received, by transfer from Harpia, Curupira or any Affiliate thereof, at least five percent (5%) of the Company's voting Shares.

Clause 5. NEW ISSUANCES OF SHARES

5.1 The Stockholders shall have preference over all other persons or entities to subscribe for new issuances of capital stock by the Company in the proportion which the Shares they hold bear to all Shares subject to this Agreement (such preference rights in new capital increases being hereinafter referred to as "Subscription Rights"). New issuances of capital stock by the Company shall be effected in proportion to the existing classes and series of the Company's outstanding capital stock, and each Stockholder may exercise its Subscription Rights only with respect to Shares identical to those already owned by it.

5.2   (i)   The transfer by any Stockholder of its Subscription Rights shall be subject (except for any transfer to an Affiliate of such Stockholder), to the requirement that such Subscription Rights first be offered to the other Stockholders (other than Stockholders that are Affiliates of the offering Stockholder). Such a transfer must be effected in accordance with the following terms: (a) within ten (10)
            Business Days from the date on which the Stockholders authorize, by resolution, the issuance of additional capital stock by the Company, the offering Stockholder shall give notice (a "Subscription Transfer
            Notice") to all such other Stockholders, containing the number of Shares that are the subject of the Subscription Rights being offered, a proposed price (the "Proposed Subscription Price") in cash expressed in U.S. Dollars, the other material conditions of the proposed sale and, if the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, a list of potential purchasers of such Subscription Rights (the "Potential
            Subscription Purchasers"); (b) if the offering Stockholder is Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them, no more than five Business Days after receipt of the Subscription Transfer Notice, the offeree Stockholders representing a majority of the Company's voting capital stock not held by the offering Stockholder and its Affiliates, by notice to the offering
            Stockholder, may disapprove any of the Potential Subscription
            Purchasers, which disapproval shall not be unreasonable and shall be explained in such notice; (c) no more than seven Business Days after receipt of the Subscription Transfer Notice, the other Stockholders may exercise the right to acquire such Subscription Rights, on the basis of the ratio of their respective interest in the equity capital of the Company on the date of such offer (excluding, for the purposes of verification of such ratio, the equity held by the offering Stockholder and its Affiliates), for the price and on the other material conditions described in the Subscription Transfer Notice; and (d) no more than three Business
            Days after the election is made by the offeree Stockholders to acquire such Subscription Rights, the acquisition of all offered
            Subscription Rights shall occur. Once the 7-day period set forth in
            (c) has elapsed without the Stockholders who received the offer having given notice that they will exercise their rights to acquire such Subscription Rights, such rights may be assigned to any person or entity up to and including the date on which the exercise period for the Subscription Rights terminates; provided, however, that each of the following conditions shall have been complied with: (1) all of such Subscription Rights must be assigned to the same person or entity; (2) if the offering Stockholder is Falcon, the Investor
            Entities, Abrilcap or an Affiliate of any of them, then such Subscription Rights must be sold to a Potential Subscription
            Purchaser that has not been vetoed in accordance with this paragraph; (3) the provisions of Clause 5.3 below shall have been complied with; (4) the consideration for the sale of such Subscription Rights must have an aggregate fair value equal to at least the Proposed Subscription Price, and the assignment must be consummated upon other conditions not substantially more favorable to the assignee than the conditions set forth in the Subscription
            Transfer Notice; and (5) promptly after the consummation of such assignment, the offering Stockholder shall have provided all of the other Stockholders with a notice containing a description of the sale price for such Subscription Rights, the form of consideration paid and all other material terms of such assignment.

      (ii) Notwithstanding the foregoing, in the event that any Foreign Stockholder is not permitted to purchase all or any portion of such Foreign Stockholder's Pro Rata Share of such Subscription Rights being offered for purchase due to Brazilian legal restrictions upon foreign ownership or other Brazilian legal limitations, such Foreign Stockholder may designate a third party to take such purchase, provided that (a) such third party is identified in a notice given to each other Stockholder within two Business Days after receipt of the related Subscription Transfer Notice, and (b) each such Stockholder shall have approved such third party in writing, such approval not to be unreasonably withheld.

5.3 Notwithstanding any Provision to the contrary herein, any transfer or assignment of Subscription Rights by any form to a person that is not a signatory of this Agreement, including to an Affiliate, shall be valid and effective only if the transferee or assignee fully and without restrictions becomes a party to this Agreement, all as if it had been an original party hereto.

5.4 After the date on which the exercise period of Subscription Rights expires, the remaining Shares which have not been subscribed for in the exercise of such Subscription Rights or by the third party assignees of such Subscription Rights as provided for in Clauses 5.2 and 5.3 above, shall be offered to the other Stockholders pro rata according to the amounts subscribed for by them as of such date. In the event that the other Stockholders do not wish to subscribe for the remaining Shares, they may, irrespective of the vote or consent of the Stockholder who did not exercise its Subscription Rights, elect to cancel the Shares which have not been subscribed for.

5.5 Each Stockholder agrees not to transfer any Subscription Rights unless such transfer is permitted by applicable law.

Clause 6. HARPIA AND CURUPIRA PUT OPTION

6.1 So long as the Shares owned by the HC Entities are not publicly registered, listed or traded (other than pursuant to (x) a registration initiated by the Company pursuant to Clause 13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) a registration initiated pursuant to Clause 18.1 hereof or (z) the exercise of its piggyback registration rights pursuant to Clause 18.2 hereof) and Harpia or Curupira and their Affiliates, considered together, at such time hold at least five percent (5%) of the Company's voting Shares, or any other Stockholder or group of Stockholders that are Affiliates, other than Mr. Civita, Abrilcap and any Affiliates thereof) which have received, by transfer from Harpia, Curupira or any Affiliate thereof, and at such time hold, at least five percent (5%) of the Company's voting Shares, then upon the occurrence of an HC Triggering Event (as defined in Clause 6.2 below), and during the continuance thereof as described in the last paragraph of Clause 6.2 below, Harpia, Curupira, and their Affiliates, or such other Stockholder or Stockholders, as the case may be (the "HC Put Party"), shall be entitled to demand that the Company buy, in whole or in part, the Shares subscribed for by Harpia or Curupira pursuant to the Subscription Agreement then held by the HC Put Party (the Shares designated as being subject to such exercise of the HC Put Option are referred to as the "HC Put Shares") at the Event Put Price (as defined below), on the terms and conditions set forth in this Clause 6 (the "HC Put Option"). The rights of any HC Put Party under this Clause 6 are in addition to any other rights, remedies or actions which may be available to it hereunder, under any other agreement or by operation of law, except that the HC Put Option shall not be exercisable with respect to any HC Triggering Event (as defined below) for which Harpia, Curupira and their Affiliates shall have received indemnification in full for all amounts claimed and owing under Clause 7.3(a) or (b) of the Old Stock Purchase

6.2   "HC Triggering Event" means any of the following events:

      Agreement and, to the extent applicable, Sections 6.3(h) and (i) of the Stock Purchase Agreement.

      (i) Any date upon which either (a) Harpia's, Curupira's or their Affiliates' investment in the Shares exceeds the amounts allowed under legal restrictions to which it or any of its Affiliates is subject, or otherwise Harpia, Curupira or their Affiliates are no longer allowed to hold such Shares, under any law, rule or regulation applicable to it or any of its Affiliates or (b) legal restrictions are imposed on Harpia, Curupira or other Affiliates, that may turn the title of such Shares or a portion thereof illegal or unduly burdensome in the context of applicable banking law or regulation;

      (ii) Any breach or violation by Mr. Civita or Abrilcap, any of their respective Affiliates or the Company of any representation, warranty, covenant or duty made or owed (a) by the Company, Mr. Civita or Abrilcap or any of their respective Affiliates to Harpia or Curupira or any of their respective Affiliates pursuant to this Agreement, the Old Stock Purchase Agreement or the Stock Purchase Agreement, (b) by any party thereto, pursuant to the Service Agreement (including the powers of attorney in connection therewith) or (c) by Abril S.A., pursuant to the Abril Credit Agreement; provided, that in the case of (1) breaches or defaults of Clause
            14.2 hereof, no HC Triggering Event shall occur unless such breach or default is not cured on or before the 30th (thirtieth) Business Day following such breach or default; and (2) any breach or violation of a representation or warranty contained in Clause 3 or 4 of the Old Stock Purchase Agreement that is curable, no HC Triggering Event shall occur if such breach or violation is cured in full within 60 days after it occurred;

      (iii) Mr. Civita ceases, in a transaction not approved in writing by all Stockholders who then are entitled to the veto rights set forth in Clause 13.1 hereof, to: (a) directly or indirectly hold voting Shares of the Company representing more than 31.258% of the voting Shares of the Company, (b) directly or indirectly control the voting of voting Shares of the Company held by his Affiliates representing more than 50% (fifty percent) of the Voting Shares of the Company, or (c) directly or indirectly hold 31.258% of the Company's total capital stock, whether voting or nonvoting; provided that in the event of Mr. Civita's death, there shall be no HC Triggering Event unless and until the individuals listed in the definition of Affiliates herein (together with Mr. Civita's estate) cease, directly or indirectly, to hold more than: (1) 50% of the voting Shares of the Company and (2) 31.258% of the Company's total capital stock, whether voting or nonvoting;

      (iv) The Service Agreement ceases for any reason to be valid and effective or its challenged as to its validity and effectiveness by any of the parties thereto, Mr. Civita or Abrilcap or any Affiliate of any of them;

      (v) If (a) in the case of any of the License Holders other than Abril S.A., at any time when it holds any license or permit which is the subject of the Service Agreement or any license, permit or asset that is part of the Business, or (b) in the case of Abril S.A., at any time, such License Holder or Abril S.A. is liquidated or dissolved or makes or files voluntarily, or has filed against it involuntarily any petition in bankruptcy; or

      (vi) The giving of a Falcon Put Notice or an Investor Put Notice hereunder except with respect to the Falcon Triggering Event listed in Clause 7.2(i) or (ii) or the Investor Triggering Event listed in Clause 7A.2(i).

      Any HC Triggering Event listed in sub-clauses (ii) through (vi) shall continue until the earlier of (x) the first anniversary of receipt by each HC Put Party of notice from the Company, Mr. Civita or Abrilcap, as the case may be, stating that an HC Triggering Event has occurred and providing a detailed description thereof or (y) to the extent curable, the cure of the event which gave rise to the HC Triggering Event or, with respect to clause (vi), the withdrawal of a Falcon Put Notice or an Investor Put Notice (which withdrawal shall not prejudice any right of the HC Put Parties to exercise an HC Put Option pursuant to clauses (ii) through (v) above), provided that an HC Triggering Event may not be terminated pursuant to clause (y) above more than twice, and once an HC Put Party has given an HC Put Notice, the HC Triggering Event may not be terminated pursuant to clause (y) above. The HC Triggering Event listed in sub-clause (i) shall continue only for as long as the events described therein continue.

6.3 The price of Shares (the "Event Put Price") subject to the HC Put Option shall be equal to (i) the fraction represented by the number of HC Put Shares divided by the total number of issued and outstanding Shares of the Company, multiplied by (ii) the higher value of the business of the Company and its Subsidiaries obtained with the application of the following methods:

      (a) Fair Market Method: The fair market value of the business of the Company and its Subsidiaries shall be determined by an independent recognized valuation expert paid for by the Company and/or the HC Put Party in accordance with the procedure set out below in this Clause 6. The valuation will be determined assuming that such business is sold to an independent third party as a going concern with no discount for minority ownership or non-liquidity of any assets or interests held by the Company or its Subsidiaries and on the assumption that the Company and its Subsidiaries have and will continue to have unrestricted use of licenses, permits and other rights which they hold directly or which are the subject of the Services Agreement; provided that, to the extent that capital stock of the Company is publicly traded on a national securities market and if there is an active and viable trading market in such capital stock, as reasonably determined by the appraiser, the appraiser may consider the trading price of such capital stock as a reference point in the methodology of its consideration of the fair market value of the business of the Company and its Subsidiaries, but such public market price shall not be determinative of said fair market value, it being the intent of the parties that such valuation of the Company and its Subsidiaries shall be made using the private market value of the sale of the business of the Company and its Subsidiaries determined as set forth above.

      (b) Earnings Multiple Method: The earnings multiple method of valuing the business of the Company and its Subsidiaries uses the sum of Clause (1) and Clause (2), defined as follows: Clause 1 shall be defined as the difference between (A) the product of twelve (12) times Earnings (as defined below) for the most recently completed quarter multiplied by four and (B) the sum of interest-bearing senior debt and subordinated debt, including any accrued interest thereon, and preferred stock, as reflected on the balance sheet of the Company as of the end of the most recently completed quarter. Clause 2 shall be defined as non-operating assets and excess cash as reflected on the balance sheet of the Company as of the end of the most recently completed quarter. The earnings multiple method shall be calculated on the most recent quarterly report of the Company as reviewed by its auditors and reconciled with U.S. generally accepted accounting principles ("U.S. GAAP").

            "Earnings", for this purpose, shall be defined as earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries, determined in accordance with U.S. GAAP, adjusted for non-cash gains and losses, and extraordinary items.

            Each of the valuations referred to in this Clause 6.3 shall be expressed in U.S. Dollars according to the foreign exchange conversion rate from Brazilian currency used in the Company's financial statements for the most recently completed fiscal quarter.

6.4 At any time when an HC Triggering Event shall have occurred and be continuing, any HC Put Party shall be entitled to deliver written notice (each, an "HC Put Notice") to each of the Stockholders (except the HC Put Party and its Affiliates) and the Chairman of the Board. Such notice shall include the name of the appraiser the HC Put Party intends to propose for the purposes of item (a) in Clause 6.3 above, the number of HC Put Shares which are the subject of the HC Put Notice, as well as the HC Put Price calculated according to the method contemplated in item (b) of the same Clause 6.3 above. In the event the HC Put Notice is given at a time when there is more than one potential HC Put Party, such other HC Put Party shall have five (5) Business Days to join the potential exercise of the HC Put Option by giving written notice to each person that was required to receive the related HC Put Notice, in which case the term HC Put Party shall be deemed to include such other HC Put Party, which shall be deemed to accept selection of an appraiser by the HC Put Party that gave the HC Put Notice. Thereafter, such parties shall be required to act unanimously except in exercising the HC Put Option pursuant to Clause 6.9 below. Neither the election of a potential HC Put Party under this Clause 6.4 not to join an HC Put Party that gave an HC Put Notice nor the election by any HC Put Party not to exercise the HC Put Option after an HC Put Notice has been given shall waive any rights to give an HC Put Notice or exercise the HC Put option at any later time in accordance with this Clause 6.

6.5 No longer than five (5) Business Days from the receipt by the Chairman of the HC Put Notice, the Board shall inform, in writing, the HC Put Party and the other Stockholders whether it accepts the appraiser proposed by the HC Put Party in such notice. If the Board rejects the appraiser proposed by the HC Put Party it shall, in the same notice, propose an appraiser acceptable to it. The HC Put Party shall have five (5) Business Days to inform, in writing, the Board and the other Stockholders whether it accepts the appraiser proposed by the Board. If the HC Put Party accepts the appraiser proposed by the Board, such appraiser shall be promptly retained by the Company to proceed with the appraisal provided for in item (a) of Clause 6.3. In the event the HC Put Party does not accept the appraiser proposed by the Board, the appraiser originally proposed by the HC Put Party and the appraiser proposed by the Board shall have ten (10) Business Days from the rejection informed by the HC Put Party to jointly and irrespective of acceptance by the HC Put Party or the Board, suggest a third appraiser (the "Third Appraiser") who will be promptly retained by the Company to proceed with the appraisal under reference. Subject to Clause 6.6 below, all costs and expenses incurred in the performance of the appraisal shall be borne (i) by the HC Put Party if such appraisal is performed by the appraiser proposed by it; (ii) by the Company if performed by the appraiser proposed by its Board; and equally borne by the HC Put Party and the Company if performed by the Third Appraiser. All decisions of the Board regarding selection of an appraiser for purposes of computing the HC Put Price shall be taken by a majority of the directors not appointed by any HC Put Party or its Affiliates.

6.6 If the Board or the appraiser proposed by it do not comply with the procedure set forth in the previous Clause, the HC Put Party shall retain the appraiser proposed in its HC Put Notice, and the Company shall reimburse the HC Put Party for the costs and expenses incurred in the performance of the appraisal promptly after required upon presentation of the respective evidencing documents. In the event there shall be costs or expenses of an appraiser retained under this Clause 6.6 and it is finally determined or the HC Put Party concedes that no Triggering Event occurred, then all costs and expenses shall be for the account of the HC Put Party.

6.7 The appraiser shall have no longer than 45 (forty-five) calendar days from its appointment to notify the Board and the HC Put Party in writing of the result of the appraisal accomplished based on the criteria set forth in item (a) of Clause 6.3 above, as of the date on which the appraisal is delivered and expressed in U.S. Dollars according to the conversion criteria referred to in Clause 6.4 above, which result shall be considered final and shall not be challenged by any party hereto.

6.8 The Company undertakes to, and the Stockholders agree to cause the Company to, cooperate fully so that the appraisal provided for in Clause 6.3 above or in the Option Agreement be effected within the term established therein and the Company shall deliver all the information and documents requested by the appraiser for the purposes of this Clause.

6.9 Any participating HC Put Party shall be entitled to exercise the HC Put Option by giving written notice to the Board and each Stockholder within 10 days following receipt of the appraiser's notice referred to in Clause
      6.7 above. If the HC Put Option is so exercised, by 11:30 a.m. on the 45th day (the "Date of the HC Put Payment") from the date the result of the appraisal mentioned in Clause 6.3 above is delivered, or if such day is not a Business Day, on the next following Business Day, the Company shall pay the Event Put Price for the HC Put Shares to the HC Put Party in Reais Equivalent on the Date of the HC Put Payment, and the HC Put Party shall transfer to the Company the HC Put Shares subject to the HC Put Option, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by any HC Put Party or its Affiliates, other than as provided in this Agreement. Any election by an HC Put Party not to exercise the HC Put Option shall not waive its right to give any HC Put Notice or exercise the HC Put Option on the basis thereof at any time (subject to the time limit in Clause 6.2 above) thereafter.

6.10 Upon the occurrence of an HC Triggering Event under Clause 6.2(i) above, related to any U.S. legal restrictions and if there shall occur a Put Postponement (as defined in Clause 9 below), the HC Put Parties shall consult with Mr. Civita and Abrilcap concerning the exercise of their rights available under Clause 9.3 below to convert their HC Put Shares to Special Preferred Shares (as defined in Clause 9.3 below); provided, however, that any failure so to consult shall not affect the HC Put Parties' rights hereunder or subject the HC Put Parties to any claims for breach of contract or any other damages.

6.11 In the event that any HC Put Party exercises any HC Put Option contemplated by this Clause 6, prior to the purchase by the Company of the HC Put Shares as described below, the Stockholders, other than the HC Put Parties and their Affiliates, shall be entitled, but not obligated, to purchase such number of HC Put Shares at the Participant Purchase Price as is designated by the Participating Stockholder(s) by delivering a written notice to such effect to the Company and each of the Stockholders (except the Participating Stockholder and its Affiliates) within 10 days following receipt of such HC Put Notice; provided that if a Stockholder exercises such option, then (i) subject to clause (iv) below, the Company shall only be obligated to purchase those HC Put Shares not so purchased by the Participating Stockholder(s) at a price equal to the Event Put Price minus the aggregate of the Participant Purchase Price(s),
      (ii) if the Participating Stockholder(s) in the aggregate elect to purchase more than the total number of HC Put Shares being offered, then each Participating Stockholder shall be entitled to purchase that number of HC Put Shares equal to the product of (A) the total number of HC Put Shares times (B) a fraction, the numerator of which is that number of HC Put Shares which such Participating Stockholder elected to purchase and the denominator of which is the total number of HC Put Shares which all Participating Stockholders elected to purchase, (iii) the closing of the purchase of such HC Put Shares by the Participating Stockholder(s) shall occur on the Date of the HC Put Payment, at which time each Participating Stockholder shall pay its Participant Purchase Price in Reais Equivalent, and the HC Put Party shall transfer to each Participating Stockholder the HC Put Shares that such Participating Stockholder is purchasing, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by the HC Put Party or its Affiliates, other than as provided in this Agreement and (iv) if any Participating Stockholder does not satisfy its obligation to acquire its portion of the HC Put Shares, the Company shall be required to do so at such closing.

6.12 Other than as set forth in Clause 6.11 above, nothing in this Clause 6 shall confer any rights upon any person other than the HC Put Parties and nothing in this Clause 6 shall impose any obligations on any person other than the HC Put Parties and the Company.

Clause 7. FALCON'S PUT OPTIONS

7.1   (i)   Unless (a) the Shares owned by Falcon or its Affiliates shall have been publicly registered, listed or traded (other than pursuant to (x) a registration initiated by the Company pursuant to Clause
            13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) (1) with respect to a Falcon Time Put Option, a registration initiated by a Stockholder other than Falcon or its Affiliates pursuant to Clause 18.1 hereof and (2) with respect to a Falcon Event Put Option, a registration initiated pursuant to Clause
            18.1 hereof or (z) the existence of its piggyback registration rights pursuant to Clause 18.2 hereof), (b) at the time of the exercise of the Falcon Put Option both (1) at least 50% of the initial aggregate ownership interests of the initial equity holders
            (the "Falcon Parent Investors") of Falcon International
            Communications LLC ("Falcon Parent") (such initial ownership interests and initial equity holders calculated after Falcon parent shall have been fully organized and the initial issuance of ownership interests to investors other than Hellman & Friedman
            Capital Partners III,

            L.P. ("Hellman & Friedman") and/or entities related thereto shall have been completed) shall then have become publicly registered, listed or traded and shall be freely tradeable without any restrictions imposed by applicable securities laws, and (2) at least 50% of all of the ownership interests of Falcon Parent shall then have become publicly traded or (c) Falcon together with its Affiliates at such time collectively hold less than 5% (five percent) of the Company's voting Shares, then upon the occurrence of a Falcon Triggering Event (as defined below in Clause 7.2) and during the continuance thereof as described in the last paragraph of Clause 7.2 below, Falcon and its Affiliates shall be entitled to demand that the Company buy:

            (A) in the case of a Falcon Triggering Event referred to in Clause 7.2(i) below, all but not less than all of the Shares acquired by Falcon pursuant to the Old Stock Purchase Agreement then held by Falcon and its Affiliates (as used with respect to the Falcon Time Put Option, the "Falcon Put Shares") at the Time Put Price, on the terms and conditions set forth in this Clause 7 (such option being hereinafter referred to as the "Falcon Time Put Option"), or

            (B) in the case of all other Falcon Triggering Events, all or a portion of the Shares acquired by Falcon pursuant to the Old Stock Purchase Agreement then held by Falcon and its Affiliates or transferees described in Clause 7.1(ii) below (as used with respect to the Falcon Event Put Option, the number of Shares designated as being subject to such exercise of the Falcon Event Put Option are referred to as the "Falcon Put Shares") at the Event Put Price, on the terms and conditions set forth in this Clause 7 (such option hereinafter referred to as the "Falcon Event Put Option"), except that the Falcon Event Put Option shall not be exercisable with respect to any Falcon Triggering Event for which Falcon and its Affiliates shall have received indemnification in full for all amounts claimed and owing under Section 7.3(a) or (b) of the Old Stock Purchase Agreement and, to the extent applicable, Sections 6.3(h) and (i) of the Stock Purchase Agreement.

            Falcon hereby agrees, promptly after completion of the initial issuance of ownership interests in Falcon Parent to investors other than Hellman & Friedman and/or entities related thereto, to provide the Board with a list of the Falcon Parent Investors.

      (ii) No Stockholder other than Falcon or a Stockholder that is an Affiliate of Falcon shall be entitled to exercise the Falcon Time Put Option. Notwithstanding Clause 7.1(i)(b) or (c) above, any Stockholder or group of

            Stockholders that are Affiliates (other than Mr. Civita, Abrilcap and any Affiliates thereof) which have received, by transfer from Falcon or any Affiliate thereof, and at such time hold, at least 5% (five percent) of the Company's voting Shares, shall be entitled to exercise the Falcon Event Put Option in respect of their Falcon Put Shares. Any person entitled to exercise a Falcon Time Put Option or a Falcon Event Put Option at a particular time shall be a "Falcon Put Party" at such time with respect to such option.

      (iii) Except as stated in Clause 7.1(i)(B) above (where Falcon and its Affiliates have received indemnification in full), the rights of any Falcon Put Party under this Clause 7 are in addition to any other rights, remedies or actions which may be available to them hereunder, under any other agreement or by operation of law.

7.2 "Falcon Triggering Event" means any of the following events:

      (i)   Any date between September 22, 2002 and September 22, 2005;

      (ii) Any date upon which either: (a) Falcon's or its Affiliates, investment in the Shares exceeds the amounts allowed under legal restrictions to which it or any of its Affiliates is subject, or otherwise Falcon or any of its Affiliates is no longer allowed to hold such Shares, under any law, rule or regulation applicable to it or any of its Affiliates, or (b) legal restrictions are imposed on Falcon or its Affiliates that may turn the title of such Shares or a portion thereof illegal;

      (iii) Any breach or violation by Mr. Civita or Abrilcap, any of their respective Affiliates or the Company, of any representation, warranty, covenant or duty made or owed (a) by the Company, Mr. Civita or Abrilcap or any of their respective Affiliates to Falcon or any of its Affiliates pursuant to this Agreement, the Old Stock Purchase Agreement or the Stock Purchase Agreement, (b) by any party thereto, pursuant to the Service Agreement (including the powers of attorney in connection therewith) or (c) by Abril S.A., pursuant to the Abril Credit Agreement; provided, that in the case of (1) breaches or defaults of Clause 14.2 hereof, no Falcon Triggering Event shall occur unless such breach or default is not cured on or before the 30th (thirtieth) Business Day following such breach or default, and (2) any breach or violation of a representation or warranty contained in Article 3 or 4 of the Old Stock Purchase Agreement that is curable, no Falcon Triggering Event shall occur if such breach or violation is cured in full within 60 days after it occurred;

      (iv) Mr. Civita ceases, in a transaction not approved in writing by all Stockholders who then are entitled to the veto rights set forth in

            Clause 13.1 hereof, to: (a) directly or indirectly hold voting Shares of the Company representing more than 31.258% of the voting Shares of the Company, (b) directly or indirectly control the voting of voting Shares of the Company held by his Affiliates representing more than 50% (fifty percent) of the voting Shares of the Company, or (c) directly or indirectly hold 31.258% of the Company's total capital stock, whether voting or nonvoting; provided that in the event of Mr. Civita's death, there shall be no Falcon Triggering Event unless and until the individuals listed in the definition of Affiliates herein (together with Mr. Civita's estate) cease, directly or indirectly, to hold more than: (i) 50% of the voting Shares of the Company and (2) 31.258% of the Company's total capital stock, whether voting or nonvoting,

      (v) The Service Agreement ceases for any reason to be valid and effective or is challenged as to its validity and effectiveness by any of the parties thereto, Mr. Civita or Abrilcap or any Affiliate of any of them;

      (vi) If (a) in the case of any of the License Holders other than Abril S.A., at any time when it holds any license or permit which is the subject of the Service Agreement or any license, permit or asset that is part of the Business, or (b) in the case of Abril S.A., at any time, such License Holder or Abril S.A. is liquidated or dissolved or makes or files voluntarily, or has filed against it involuntarily any petition in bankruptcy; or

      (vii) The giving of an HC Put Notice or an Investor Put Notice hereunder except with respect to the HC Triggering Event listed in Clause 6.2(i) or the Investor Triggering Event listed in Clause 7A.2(i).

      Any Falcon Triggering Event listed in sub-clauses (iii) through (vii) above shall continue until the earlier of (x) the first anniversary of receipt by each Falcon Put Party of notice from the Company, Mr. Civita or Abrilcap, as the case may be, stating that a Falcon Triggering Event has occurred and providing a detailed description thereof or (y) to the extent curable, the cure of the event which gave rise to the Falcon Triggering Event or, with respect to clause (vii), the withdrawal of an HC Put Notice or an Investor Put Notice (which withdrawal shall not prejudice any right of the Falcon Put Parties to exercise a Falcon Put Option pursuant to clauses (iii) through (vi) above), provided that a Falcon Triggering Event may not be terminated pursuant to clause (y) above more than twice, and once a Falcon Put Party has given a Falcon Put Notice, the Falcon Triggering Event may not be terminated pursuant to clause (y) above. The Falcon Triggering Event listed in (a) sub-clause (i) above shall continue for the duration described therein and (b) sub-clause (ii) above shall continue only for as long as the event described therein continues.

7.3   (i)   The price of the Falcon Put Shares subject to the Falcon Time Put
            Option (the "Time Put Price") shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries as determined according to Clause 6.3(a) above only and including the last paragraph of Clause 6.3 (except that for this purpose the term HC Put Party in such Clause shall mean Falcon
            Put Party) and the Falcon Time Put option shall be triggered and exercised according to Clauses 6.4 through 6.11 above (except that for these purposes (a) the terms HC Put Option, HC Put Party, HC Put
            Notice, Event Put Price, HC Put Shares, HC Triggering Event and Date of the HC Put Payment shall mean, respectively, Falcon Time Put option, Falcon Put Party, Falcon Put Notice, Time Put Price, Falcon
            Put Shares, Falcon Triggering Event and Date of the Falcon Put
            Payment, as appropriate; (b) the Falcon Put Notice shall not contain any entry relating to Clause 6.3(b); and (c) payment as set forth in Clause 6.9 above shall be subject to the provisions of Clause 9.7 below). For provisions regarding payment settlement (in lieu of the payment and settlement provisions set forth in Clause 6.9 above but not other provisions thereof) of the Falcon Time Put Option, see
            Clauses 9.7 to 9.10 below. In addition, the related Falcon Put
            Notice shall contain a certification that the Falcon Put Party is eligible to trigger the Falcon Time Put Option because the circumstances referred to in Clause 7.1(i)(b) above have not occurred.

      (ii) Notwithstanding the provisions of Clause 6.9 above to the effect that election not to exercise put rights at a particular time does not waive future rights of a put party to commence the put process or ultimately exercise such rights, in the case of the Falcon Time Put Option, (a) the Falcon Put Parties shall be limited to 4 (four) Falcon Put Notices; (b) if the Falcon Time Put Option is not exercised on the basis of the fourth such Falcon Put Notice in respect of the Falcon Time Put Option, the Falcon Time Put Option shall expire and (c) in the event two or more Falcon Put Notices in respect of the Falcon Time Put Option are given within a one-year period, the Falcon Put Parties shall be responsible to pay all of the costs of the appraiser retained in connection with the determination of the Time Put Price in respect of the second or more of such Falcon Put Notices.

7.4 The price of the Falcon Put Shares subject to the Falcon Event Put Option shall be the Event Put Price as determined according to Clause 6.3(a) or
      (b) above and including the last paragraph of Clause 6.3 above (except that for this purpose the term HC Put Party in such Clause shall mean Falcon Put Party), and the Falcon Event Put Option shall be triggered and exercised according to Clauses 6.4 through 6.11 above (except that for these purposes the terms HC Put Option, HC Put Party, HC Put Notice, HC Put Shares, HC Triggering Event and Date of the HC Put Payment shall mean, respectively, Falcon Event Put Option, Falcon Put Party, Falcon Put Notice, Falcon Put Shares, Falcon Triggering Event and Date of the Falcon Put Payment, as appropriate). In addition, the related Falcon Put Notice shall contain a certification that the Falcon Put Party (other than a transferee pursuant to Clause 7.1(ii) above that is not an Affiliate of Falcon, which shall not be required to provide such certification) is eligible to trigger the Falcon Event Put Option because the circumstances referred to in Clause 7.1(i)(b) above have not occurred.

7.5 In the event that any Falcon Put Party exercises any Falcon Event Put Option contemplated by this Clause 7, prior to the purchase by the Company of the Falcon Put Shares as described below, the Stockholders, other than the Falcon Put Parties and their Affiliates, shall be entitled, but not obligated, to purchase such number of Falcon Put Shares at the Participant Purchase Price as is designated by the Participating Stockholder(s) by delivering a written notice to such effect to the Company and each of the Stockholders (except the Participating Stockholder and its Affiliates) within 10 days following receipt of such Falcon Put Notice; provided that if a Stockholder exercises such option, then (i) subject to clause (iv) below, the Company shall only be obligated to purchase those Falcon Put Shares not so purchased by the Participating Stockholder(s) at a price equal to the Event Put Price minus the aggregate of the Participant Purchase Price(s), (ii) if the Participating Stockholder(s) in the aggregate elect to purchase more than the total number of Falcon Put Shares being offered, then each Participating Stockholder shall be entitled to purchase that number of Falcon Put Shares equal to the product of (A) the total number of Falcon Put Shares times (B) a fraction, the numerator of which is that number of Falcon Put Shares which such Participating Stockholder elected to purchase and the denominator of which is the total number of Falcon Put Shares which all Participating Stockholders elected to purchase, (iii) the closing of the purchase of such Falcon Put Shares by the Participating Stockholder(s) shall occur on the Date of the Falcon Put Payment, at which time each Participating Stockholder shall pay its Participant Purchase Price in Reais Equivalent, and the Falcon Put Party shall transfer to each Participating Stockholder the Falcon Put Shares that such Participating Stockholder is purchasing, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by the Falcon Put Party or its Affiliates, other than as provided in this Agreement and (iv) if any Participating Stockholder does not satisfy its obligation to acquire its portion of the Falcon Put Shares, the Company shall be required to do so at such closing.

Clause 7A. THE INVESTOR ENTITIES' PUT OPTION

7A.1 So long as the Shares owned by the Investor Entities are not publicly registered, listed or traded (other than pursuant to (x) a registration initiated by the Company pursuant to Clause 13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) a registration initiated pursuant to Clause 18.1 hereof or (z) the exercise of its piggyback registration rights pursuant to Clause 18.2 hereof) and the Investor Entities and their Affiliates, considered together, at such time hold at least 5% (five percent) of the Company's voting shares, or any other Stockholder or group of Stockholders that are Affiliates (other than Mr. Civita, Abrilcap and any Affiliates thereof) which have received, by transfer from the Investor Entities or any Affiliate thereof, and at such time hold at least 5% (five percent) of the Company's voting Shares, then upon the occurrence of an Investor Triggering Event (as defined in Clause 7A.2 below), and during the continuance thereof as described in the last paragraph of Clause 7A.2 below, the Investor Entities and their Affiliates, or such other Stockholder or Stockholders, as the case may be (the "Investor Put Party"), shall be entitled to demand that the Company buy, in whole or in part, the Shares purchased by the Investor Entities pursuant to the Stock Purchase Agreement or the stock purchase agreement among Hearst/ABC Limitada, Harpia and Curupira (the "HC Stock Purchase Agreement") then held by the Investor Put Party (the number of Shares designated as being subject to such exercise of the Investor Put Option are referred to as the "Investor Put Shares"), at the Event Put Price, on the terms and conditions set forth in this Clause 7A (the "Investor Put Option"). The rights of any Investor Put Party under this Clause 7A are in addition to any other rights, remedies or actions which may be available to it hereunder, under any other agreement or by operation of law, except that the Investor Put Option shall not be exercisable with respect to any Investor Triggering Event for which the Investor Entities and their Affiliates shall have received indemnification in full for all amounts claimed and owing under Clause 6.3(a) or (b) of the Stock Purchase Agreement.

7A.2 "Investor Triggering Event" means any of the following events:

      (i) Any date upon which either: (a) the Investor Entities' or their Affiliates' investment in the Shares exceeds the amounts allowed under legal restrictions to which it or any of its Affiliates is subject, or otherwise the Investor Entities or any of their Affiliates is no longer allowed to hold such Shares, under any law, rule or regulation applicable to it or any of its Affiliates, or (b) legal restrictions are imposed on the Investor Entities or their Affiliates that may turn the title of such Shares or a portion thereof illegal;

      (ii) Any breach or violation by Mr. Civita or Abrilcap, any of their respective Affiliates or the Company, of any representation, warranty, covenant or duty made or owed (a) by the Company, Mr. Civita or Abrilcap or any of their respective Affiliates to the Investor Entities or any of their Affiliates pursuant to this Agreement or the Stock Purchase Agreement, (b) by any party thereto, pursuant to the Service Agreement (including the powers of attorney in connection therewith) or (c) by Abril S.A., pursuant to the Abril Credit Agreement; provided, that in the case of (1) breaches or defaults under Clause 14.2 hereof, no Investor Triggering Event shall occur unless such breach or default is not cured on or before the 30th (thirtieth) Business Day following such breach or default, and (2) any breach or violation of a representation or warranty contained in Clause 3 or 4 of the Stock Purchase

            Agreement that is curable, no Investor Triggering Event shall occur if such breach or violation is cured in full within 60 days after it occurred;

      (iii) Mr. Civita ceases, in a transaction not approved in writing by all Stockholders who then are entitled to the veto rights set forth in Clause 13.1 hereof, to: (a) directly or indirectly hold voting Shares of the Company representing more than 31.258% of the voting Shares of the Company, (b) directly or indirectly control the voting of voting Shares of the Company held by his Affiliates representing more than 50% (fifty percent) of the voting Shares of the Company, or (c) directly or indirectly hold 31.258% of the Company's total capital stock, whether voting or nonvoting; provided that in the event of Mr. Civita's death, there shall be no Investor Triggering Event unless and until the individuals listed in the definition of Affiliates herein (together with Mr. Civita's estate) cease, directly or indirectly, to hold more than: (1) 50% of the voting Shares of the Company and (2) 31.258% of the Company's total capital stock, whether voting or nonvoting;

      (iv) The Service Agreement ceases for any reason to be valid and effective or is challenged as to its validity and effectiveness by any of the parties thereto, Mr. Civita or Abrilcap or any Affiliate of any of them;

      (v) If (a) in the case of any of the License Holders other than Abril S.A., at any time when it holds any license or permit which is the subject of the Service Agreement or any license, permit or asset that is part of the Business, or (b) in the case of Abril S.A., at any time, such License Holder or Abril S.A. is liquidated or dissolved or makes or files voluntarily, or has filed against it involuntarily any petition in bankruptcy; or

      (vi) The giving of an HC Put Notice or a Falcon Put Notice hereunder except with respect to the HC Triggering Event listed in Clause 6.2(i) or the Falcon Triggering Event listed in Clause 7.2(i) or
            (ii).

      Any Investor Triggering Event listed in sub-clauses (ii) through (vi) above shall continue until the earlier of (x) the first anniversary of receipt by each Investor Put Party of notice from the Company, Mr. Civita or Abrilcap, as the case may be, stating that an Investor Triggering Event has occurred and providing a detailed description thereof or (y) to the extent curable, the cure of the event which gave rise to the Investor Triggering Event or, with respect to clause (vi), the withdrawal of an HC Put Notice or a Falcon Put Notice (which withdrawal shall not prejudice any right of the Investor Put Parties to exercise an Investor Put Option pursuant to clauses (ii) through (v) above), provided that an Investor Triggering Event may not be terminated pursuant to clause (y) above more than twice, and once an Investor Put Party has given an Investor Put Notice, the Investor Triggering Event may not be terminated pursuant to clause (y) above. The Investor Triggering Event described in sub-clause (i) above shall continue only for as long the event described therein continues.

7A.3 The price of the Investor Put Shares subject to the Investor Put Option shall be the Event Put Price as determined according to Clause 6.3 (a) or
      (b) above and including the last paragraph of Clause 6.3 (except that for this purpose the term HC Put Party in such Clause means Investor Put Party), and the Investor Put Option shall be triggered and exercised, according to Clauses 6.4 through 6.11 above (except that for these purposes the terms HC Put Option, HC Put Party, HC Put Notice, HC Put Shares, HC Triggering Event and Date of the HC Put Payment shall mean, respectively, Investor Put Option, Investor Put Party, Investor Put Notice, Investor Put Shares, Investor Triggering Event and Date of the Investor Put Payment, as appropriate).

7A.4 In the event that any Investor Put Party exercises any Investor Put Option contemplated by this Clause 7A, prior to the purchase by the Company of the Investor Put Shares as described below, the Stockholders, other than the Investor Put Parties and their Affiliates, shall be entitled, but not obligated, to purchase such number of Investor Put Shares at the Participant Purchase Price as is designated by the Participating Stockholder(s) by delivering a written notice to such effect to the Company and each of the Stockholders (except the Participating Stockholder and its Affiliates) within 10 days following receipt of such Investor Put Notice; provided that if a Stockholder exercises such option, then (i) subject to clause (iv) below, the Company shall only be obligated to purchase those Investor Put Shares not so purchased by the Participating Stockholder(s) at a price equal to the Event Put Price minus the aggregate of the Participant Purchase Price(s), (ii) if the Participating Stockholder(s) in the aggregate elect to purchase more than the total number of Investor Put Shares being offered, then each Participating Stockholder shall be entitled to purchase that number of Investor Put Shares equal to the product of (A) the total number of Investor Put Shares times (B) a fraction, the numerator of which is that number of Investor Put Shares which such Participating Stockholder elected to purchase and the denominator of which is the total number of Investor Put Shares which all Participating Stockholders elected to purchase, (iii) the closing of the purchase of such Investor Put Shares by the Participating Stockholder(s) shall occur on the Date of the Investor Put Payment, at which time each Participating Stockholder shall pay its Participant Purchase Price in Reais Equivalent, and the Investor Put Party shall transfer to each Participating Stockholder the Investor Put Shares that such Participating Stockholder is purchasing, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by the Investor Put Party or its Affiliates, other than as provided in this Agreement and (iv) if any Participating Stockholder does not satisfy its obligation to acquire its portion of the Investor Put Shares, the Company shall be required to do so at such closing.

Clause 8. PUT COORDINATION

8.1 [HC TRIGGERS; EFFECT ON INVESTOR ENTITIES & FALCON] In the event that any HC Put Notice is given, and either an Investor Triggering Event or a Falcon Triggering Event, as appropriate, has also occurred and is continuing, any Investor Put Party may (but shall not be required to) trigger the Investor Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) and any Falcon Put Party may (but shall not be required to) trigger the Falcon Event Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) simultaneously with such trigger of the HC Put Option by giving an Investor Put Notice or a Falcon Put Notice, as the case may be, no later than 10 (ten) Business Days after its receipt of such HC Put Notice, to all persons required to receive such Investor Put Notice or Falcon Put Notice.

8.2 [FALCON TRIGGERS; EFFECT ON HC AND INVESTOR ENTITIES] In the event that any Falcon Put Notice is given with respect to a Falcon Event Put Option and either an HC Triggering Event or an Investor Triggering Event, as appropriate, has occurred and is continuing, any HC Put Party may (but shall not be required to) trigger the HC Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) and any Investor Put Party may (but shall not be required to) trigger the Investor Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) simultaneously with such trigger of the Falcon Event Put Option by giving an HC Put Notice or an Investor Put Notice, as the case may be, no later than 10 (ten) Business Days after its receipt of such Falcon Put Notice, to all persons required to receive such HC Put Notice or Investor Put Notice.

8.3 [INVESTOR ENTITIES TRIGGERS; EFFECT ON HC AND FALCON] In the event that any Investor Put Notice is given with respect to the Investor Put Options and an HC Triggering Event or a Falcon Triggering Event, as appropriate, has occurred and is continuing, any HC Put Party may (but shall not be required to) trigger the HC Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) and any Falcon Put Party may (but shall not be required to) trigger the Falcon Event Put Option (but not the exercise thereof, which exercise shall be subject to the applicable provisions hereof) simultaneously with such trigger of the Investor Put Option by giving an HC Put Notice or a Falcon Put Notice, as the case may be, no later than 10 (ten) Business Days after its receipt of such Investor Put Notice, to all persons required to receive such HC Put Notice or Falcon Put Notice.

8.4 (A) [NON-EXERCISE NOT A WAIVER] Any election by an HC Put Party not to trigger the HC Put Option simultaneously with the Falcon Event Put Option or Investor Put Option, or not to exercise the HC Put Option for any reason, shall not waive any right of any HC Put Party to trigger or exercise the HC Put Option at a later date, in accordance with Clause 6 above. Any election by an Investor Put Party not to trigger the Investor Put Option simultaneously with the HC Put Option or Falcon Event Put Option, or not to exercise the Investor Put Option for any reason, shall not waive any right of any Investor Put Party to trigger or exercise the Investor Put Option at a later date, in accordance with Clause 7A above. Any election by a Falcon Put Party not to trigger the Falcon Event Put Option simultaneously with the HC Put Option or Investor Put Option, or not to exercise the Falcon Event Put Option for any reason, shall not waive any right of any Falcon Put Party to trigger or exercise the Falcon Event Put Option at a later date, in accordance with Clause 7 above.

      (B) [PRIORITY, POSS. PRORATION OF PUT RIGHTS] Unless the HC Put Option, the Investor Put Option and/or the Falcon Event Put Option are triggered simultaneously as contemplated by Clauses 8.1, 8.2 and/or 8.3 above, the respective HC Put Parties, the Investor Put Parties and the Falcon Put Parties shall have priority as against the Company in the order that the HC Put Options, the Investor Put Options and/or the Falcon Event Put Options are exercised. If such options are triggered simultaneously and subsequently exercised, the HC Put Parties, the Investor Put Parties and the Falcon Put Parties shall be entitled to payment pro rata, in the proportion that the aggregate amount of each party's put price bears to the aggregate put price for all such parties. To the extent that any HC Put Party, Investor Put Party or Falcon Put Party receives a payment in respect of its Put Shares which is disproportionately greater than the payments received by other parties who have simultaneously triggered their options, such party shall pay to such other parties an amount necessary to cause all such parties to receive their proportionate share of the aggregate payments made to all such parties.

8.5 [APPRAISAL FEE SHARING] In the event the HC Put Option, the Investor Put Option and/or the Falcon Event Put Option are exercised simultaneously as contemplated by Clauses 8.1, 8.2 and/or 8.3 above, the put party that first gives its put notice shall control all decisions of the HC Put Parties, the Investor Put Parties and the Falcon Put Parties as to the appraisers required to determine fair market value of the Shares, but the HC Put Parties, the Investor Put Parties and the Falcon Put Parties shall equally prorate any appraisal costs not borne by the Company.

Clause 9. PUT POSTPONEMENT

9.1 In the event that on the Date of the HC Put Payment, the Date of the Investor Put Payment, or the Date of the Falcon Put Payment with respect to any Falcon Event Put Option, as the case may be (the "Date of the Event Put Payment"), by reason of inadequate retained earnings or reserves pursuant to Article 30 of Law No. 6.404/76, the Company is unable to purchase the Shares subject to the HC Put Option, the Investor Put Option or the Falcon Event Put Option, as the case may be (the "Event Put"), in whole or in part, and in the event that the HC Put Party, the

      Investor Put Party or the Falcon Put Party, as the case may be (the "Event Put Party"), does not expressly waive its Event Put (provided that any such waiver shall be without prejudice to the right of the Event Put Party to reinstate such Event Put Option in accordance with Clause 6, 7 or 7A above, as applicable), the Company shall establish, in writing, the amount in U.S. Dollars corresponding to the Event Put Price of Shares not acquired on the Date of the Event Put Payment as verified pursuant to Clause 6, 7 or 7A above, which shall not be subject to any variation (except foreign exchange variation), irrespective of the Company's operating results or the value of the Shares after the Date of the Event Put Payment, and the closing date of the Event Put with respect to such remaining Shares shall be extended pursuant to this Clause ("Put Postponement"). This Clause 9.1 shall not limit or be interpreted as limiting the Company's obligation under the Event Put to buy the maximum possible amount of Shares, including on the Date of the Event Put Payment.

9.2 In the event of a Put Postponement, the Company shall continue to use its best efforts to increase its ability to legally purchase the remaining Shares subject to the Event Put, pursuant to its terms, including by obtaining credit and/or the necessary consent of its creditors, if applicable. The Event Put Price of each Share to be purchased shall be paid to the Event Put Party in Reais Equivalent on the date of such payment.

9.3 Any Shares not purchased by the Company on the Date of the Event Put Payment may be converted by the Event Put Party, at its exclusive discretion, into classes of the Company's Preferred Shares ("Special Preferred Shares") entitled to a minimum fixed and cumulative dividend to be determined on the basis of the aggregate Event Put Price for such unpurchased Shares, multiplied by the one-year LIBOR rate as quoted by the London branch of The Chase Manhattan Bank, N.A. prevailing on the Date of the Event Put Payment, plus 4% per annum ("Cumulative Dividends"), payable semiannually from the Date of the Event Put Payment through the date such Special Preferred Shares are purchased by the Company pursuant to the Event Put. The Event Put Party shall be entitled to elect, in its sole discretion, to receive shares of voting (the "Preferred Voting Shares") or non-voting Special Preferred Shares, or any combination thereof. For purposes of this Agreement and the Company's By- Laws, the Preferred Voting Shares shall be deemed to be included in the definition of "Shares" and all of the rights of the Stockholders hereunder with respect to the Shares held by them shall continue so long as they hold the Preferred Voting Shares.

9.4 The Stockholders undertake to exercise the voting rights of their Shares in order to amend the Company's By-Laws so as to create the Special Preferred Shares whenever so required according to provisions set forth herein.

9.5 In addition to the Cumulative Dividends, the Special Preferred Shares shall be entitled to any minimum dividend required by law to be paid by the Company ("Mandatory Dividend").

9.6 After the payment of the Cumulative Dividend and of the Mandatory Dividend, any remaining profit or reserve (other than mandatory legal reserves) verified by the Company shall be used to buy the highest possible amount of Shares (including the Special Preferred Shares) subject to the Event Put Option. All dividend payments and all other distributions to Stockholders and all redemptions or repurchases of any capital stock from any holder of capital stock in the Company, with the exception of the Cumulative Dividend on Special Preferred Shares then outstanding and of the Mandatory Dividend, are and shall be expressly subject and subordinate to the acquisition of all of the Shares subject to the Event Put in the event they have not been purchased from the Event Put Party. All Cumulative Dividends, and all repurchases of Shares (including the Special Preferred Stock) subject to the Event Put Option, shall be made on a pro-rata basis in favor of all Stockholders that exercised an Event Put simultaneously under Clause 8.1 or 8.2 or 8.3 above; otherwise, the rights of any Event Put Parties under this Clause 9 and under any Special Preferred Shares issued hereunder shall be ranked according to the respective Dates of the Event Put Payment on which such rights arose.

9.7   (i)   In the event a Falcon Put Notice in respect of the Falcon Time Put
            Option has been delivered, and, pursuant to Clauses 7.3 and 6.9 above, Falcon has decided to exercise the Falcon Time Put Option, then, during the 30-day period immediately following receipt of the appraiser's notice referred to in Clause 6.7 above (the "Time Put
            Decision Period"), the Company shall, by action of a majority of the members of its Board not appointed by any Falcon Put Party or its Affiliates, make the following determinations in sequence, promptly
            (but in any event within the Time Put Decision Period) notify the Falcon Put Parties of such determinations and take the following actions as determined thereby:

            (a) If the Company, acting in good faith and in a commercially reasonable manner, determines that it has cash available which, together with borrowings available to the Company on commercially reasonable terms, is sufficient to pay the entire Time Put Price, then the Company shall pay the Time Put Price to the Falcon Put Parties by 11:30 a.m. on the 90th day after the end of the Time Put Decision Period, in cash in Reais Equivalent on such day of payment, and the Falcon Put Parties shall transfer to the Company all of the Falcon Put Shares free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement; provided it is understood that the Company shall be subject to an obligation to use its best efforts to obtain any necessary borrowings on a commercially reasonable basis to satisfy the Falcon Time Put Option in cash on the Date of the Falcon Put Payment; provided, however, that if on such 90th day, the Company is unable to satisfy the cash payment required hereunder, the provisions of Clause 9.7(ii) shall be applicable;

            (b) if after use of the efforts described in (a) above the Company determines that such cash and borrowings described in (a) above are not available but instead determines, acting in good faith and in a commercially reasonable manner, that it will have cash available which, together with borrowings available to the Company on commercially reasonable terms, will be sufficient to pay the Time Put Price in three installments as described in Clause 9.8 below, then the Company and the Falcon Put Parties shall take the actions described in Clause 9.8 below, it being understood and agreed that the Company shall be subject to an obligation to use its best efforts to obtain any necessary borrowings on a commercially reasonable basis to satisfy all such installments; and

            (c) if the Company, acting in good faith and in a commercially reasonable manner, determines that such cash and borrowings described in (a) and (b) above are not available, then the Company and the Falcon Put Parties shall take the actions described in Clause 9.9 below.

      (ii) If, at the end of the 90-day period referred to in Clause 9.7(i)(a), the Company, after having used its best efforts to obtain any necessary borrowings on a commercially reasonable basis to satisfy the entire Time Put Price, is unable to pay the entire Time Put Price, the Company shall, on such 90th day, be entitled to and shall elect one of the alternatives set forth in Clause 9.7(i)(b) or (c) above, and in such event the parties shall be governed by the procedures set forth in Clause 9.8 or 9.9 below, as the case may be, depending upon the alternative elected, and the other applicable provisions of this Agreement.

9.8   (i)   In case of a determination described in Clause 9.7(i)(b) above or where such alternative is chosen pursuant to Clause 9.7(ii) above, the Falcon Put Parties shall transfer to the Company their Falcon
            Put Shares (the "Total Time Put Shares"), free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement, at the times and under the circumstances as described in this Clause 9.8 and shall retain all rights they may have, and continue to be subject to all obligations, under this Agreement based on their stockholdings until such transfers are completed in accordance with the terms hereof, subject to the provisions of Clause 9.12 below. On the first anniversary of the Company's receipt of the related Falcon Put Notice, the Company shall pay 1/3 (one-third) of the Time Put Price, in Reais Equivalent on such day and the Falcon Put Parties shall transfer to the Company 1/3 (one-third) of the Total Time Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement. The Falcon Put Parties and the Company shall cause the same appraiser that determined the Time Put Price to make a second determination of the Time Put Price, but recalculated and valued as of such first anniversary of the Company's receipt of the related Falcon Put Notice and delivered to the Board within 45
            (forty-five) days thereof. On the second anniversary of the Company's receipt of the related Falcon Put Notice, the Company shall pay 1/3 (one-third) of such Time Put Price, as recalculated as of the first anniversary thereof, in Reais Equivalent on such second anniversary, and the Falcon Put Parties shall transfer to the Company 1/3 (one-third) of the Total Time Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement. The Falcon Put Parties and the Company shall cause the same appraiser that determined the first two Time Put Prices to make a third determination of the Time Put
            Price, but recalculated and valued as of such second anniversary of the Company's receipt of the related Falcon Put Notice and delivered to the Board within 45 (forty-five) days thereof. On the third anniversary of the Company's receipt of the related Falcon Put
            Notice, the Company shall pay 1/3 (one-third) of such Time Put
            Price, as recalculated as of the second anniversary thereof, in Reais Equivalent on such third anniversary, and the Falcon Put
            Parties shall transfer to the Company 1/3 (one-third) of the Total
            Time Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement.

      (ii) In the event that after using its best efforts to obtain sufficient cash and/or borrowings on commercially reasonable terms to satisfy its payment obligations under paragraph (i) above on such first or second anniversary, the Company shall not have available cash or borrowings on commercially reasonable terms available to meet its payment obligations under paragraph (i) above on such first or second anniversary, then the Company shall, against transfer to it of 1/3 (one-third) of the Total Time Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement, issue on such date a promissory note or promissory notes, denominated in U.S. Dollars, to the Falcon Put Parties, in the aggregate principal amount equal to its payment obligation on such anniversary prior to conversion to Reais Equivalent and on the other terms described in Clause 9.10 below.

9.9 In case of a determination described in Clause 9.7 (i)(c) above, not later than 11:30 a.m. on the 15th day after the end of the Time Put Decision Period, each of the Falcon Put Parties shall transfer to the Company all of their Falcon Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement, against issuance by the Company on such date of a promissory note or promissory notes, denominated in U.S. Dollars, to the Falcon Put Parties, in the aggregate principal amount equal to the Time Put Price and on the other terms described in Clause 9.10 below. In the case of a determination described in Clause 9.7(ii) above to elect the alternative described in Clause 9.7(i)(c) above, no later than 11:30 a.m. on the 90th day after the end of the Time Put Decision Period, each of the Falcon Put Parties shall transfer to the Company all of its Falcon Put Shares, free and clear of all liens, claims, charges, restrictions, and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement, against issuance by the Company on such date of a promissory note or promissory notes, denominated in U.S. Dollars, to the Falcon Put Parties, in the aggregate principal amount equal to the Time Put Price and on the other terms described in Clause
      9.10 below.

9.10 All promissory notes referred to in Clauses 9.8 and 9.9 above shall have the following terms and shall also be subject to the provisions of Clause
      9.11 below: (i) all such promissory notes shall be notas promissorias and shall be accompanied by an agreement setting forth all terms relating thereto; (ii) all such promissory notes shall mature on the third anniversary of the Company's receipt of the related Falcon Put Notice;
      (iii) principal shall be payable at maturity subject to optional prepayment and the mandatory prepayments described below; (iv) interest from the date of issuance on the unpaid principal amount shall be payable quarterly in arrears at a fixed rate of interest equal at the time of issuance of such notes to the interest rate on U.S. Treasury obligations of similar maturity, plus a spread taking into account the type of obligor, the Company's creditworthiness and Brazilian risk; provided that if the parties cannot agree on the above rate it will be decided by such third party investment banker as may be mutually agreed by both parties;
      (v) such notes shall be full recourse to the Company and shall be secured by the pledge, in the case of notes described in Clause 9.8 below, of the related 1/3 (one-third) of the Total Time Put Shares, and in the case of those described in Clause 9.9 above, of all the related Falcon Put Shares;
      (vi) while any notes described in Clause 9.8 or 9.9 above remain outstanding, the Company shall not pay any dividends or other distributions, or make any redemptions or repurchases whatsoever on or relating to any of its capital stock, except for those required by law, but shall continue to pay all Cumulative Dividends on then outstanding Special Preferred Shares; (vii) while any notes described in Clause 9.8 above only remain outstanding, the Company shall, subject to the repurchases of Special Preferred Shares then outstanding provided for in Clause 9.6 above, use all excess cash to prepay such notes in whole or in part on a quarterly basis; (viii) in the case of notes described in Clause
      9.8 above issued on such first anniversary, to the extent the Company has cash and borrowings available to meet its payment obligations on such second anniversary, such cash and borrowings shall be applied first to prepay such note to the fullest extent possible before meeting such other payment obligations; (ix) the Company will be required to use its best efforts on a continuing basis to obtain borrowings on a commercially reasonable basis to satisfy to the fullest extent possible and as soon as possible any promissory notes issued pursuant to Clauses 9.8 or 9.9 above; and (x) such other terms and conditions as are normal and customary in international capital markets and transactions of this nature, including, without limitation, defaults and acceleration for failure to pay interest and restrictions on related party transactions shall be included in such notes and/or the related agreements.

9.11  (i)   Notwithstanding anything to the contrary contained herein, to the extent the Company fails to perform any of its obligations under the promissory notes referred to in Clause 9.8 or 9.9 above or the related agreements, including payment of interest currently, the Falcon Put Parties shall have ail rights and remedies available hereunder, under the promissory notes or as provided by law or equity.

      (ii) If, at the end of the 90-day period referred to in Clause 9.7(i)(a) above, the Company has not paid the entire Time Put Price in cash, then, notwithstanding the Company's election of one of the alternatives specified in Clause 9.7(ii) above, and notwithstanding the provisions of Clause 4 hereof, the Falcon Put Parties shall be free for a period of six months after such date (but in any event not exceeding one year from the date of the Falcon Put Notice), to sell all of the Falcon Put Shares hereunder free of any of the right of first offer restrictions set forth in Clause 4 hereof or any other provision hereof, and the purchaser of such Shares shall be entitled to all of the rights and obligations of the Falcon Put Parties hereunder; provided, that the Falcon Put Parties may not sell the Falcon Put Shares to any person included in the list of categories of disqualified purchasers, which list shall be provided by the Company within the 90-day period referred to in Clause 9.7(i)(a) above and shall be reasonable and only include persons such as direct competitors or undesirable persons. In the event of such sale, (a) if any promissory notes have been issued, upon consummation of such sale, the promissory notes shall be cancelled and neither the Company nor the Falcon Put Parties shall have any claim against the other for any deficiency between the amount of the sale price and the amount of the Note; and (b) immediately prior to the consummation of such sale, any Shares that the Falcon Put Parties have transferred to the Company in connection with its exercise of one of the alternatives shall be returned and/or re-issued, as appropriate, to the Falcon Put Parties, and shall be duly and validly issued and authorized, fully paid and non-assessable, and shall be free of any pre- emptive rights or any liens, claims, charges, restrictions or encumbrances caused by or suffered to exist by the Company or its Affiliates, other than as provided in this Agreement.

      (iii) Without limiting the foregoing, and notwithstanding the provisions of Clause 4 hereof or any other provision hereof, if the Company defaults on any payment (whether of principal, interest or otherwise) under any promissory note issued under Clause 9.8 or 9.9 above or any related agreement, and within six months of such default such default has not been cured in full, then in either case the Falcon Put Parties shall be free to sell all or any portion of the Falcon Put Shares hereunder (or subject to the pledge), free of any of the right of first offer restrictions set forth in Clause 4 hereof or any other provision hereof, and the purchaser of such Shares shall be entitled to all of the rights and obligations of the Falcon Put Parties hereunder; provided, that the Falcon Put Parties may not sell the Falcon Put Shares to any person included in the list of categories of disqualified purchasers, which list shall be provided by the Company at the time of the issuance of the notes and shall be reasonable and only include persons such as direct competitors or undesirable persons.

9.12 In the event that any action by the Company for the purpose of permitting the Company to meet any of its payment obligations to the Falcon Put Parties under any of Clauses 9.7 through 9.9 above would otherwise require a vote at a general meeting of the Company or of the Board, notwithstanding anything herein to the contrary, none of the Falcon Put Parties shall be entitled to a veto through holdings of Shares or through any director they may have appointed, and any such vote, for purposes of quorum and voting, shall be taken exclusive of the Falcon Put Parties' holdings of Shares and the participation of any director appointed by them, and the Falcon Put Parties hereby agree to waive any preemptive rights they may have with respect to any such action by the Company.

Clause 10. CALL OPTIONS

10.1 So long as the Shares owned by Harpia or Curupira or their Affiliates are not publicly registered, listed or traded (other than pursuant to a registration initiated by the HC Entities or their Affiliates) and in any case not earlier than July 22, 2000, Harpia and Curupira grant and give Mr. Civita, Abrilcap, and the Affiliates of each (other than the Company and any Subsidiary thereof) that are then Stockholders (the "Call Purchaser") an option to acquire (the "HC Call Option"), and so long as the Shares owned by Falcon or its Affiliates are not publicly registered, listed or traded (other than pursuant to a registration initiated by Falcon or its Affiliates) and in any case not earlier than September 22, 2003, Falcon grants and gives the Call Purchaser an option to acquire (the "Falcon Call Option" and, together with the HC Call Option, as the case may be, the "Call Option"), in each case under the conditions set forth in this Clause, all of the Shares (and not a portion thereof) held by Harpia and Curupira and their Affiliates or Falcon and its Affiliates, as the case may be (the "Call Seller"), on the date of the exercise of the Call Option. Subject to Section 10.3(ii) below, the Call Options are personal to Mr. Civita and Abrilcap and their Affiliates that are from time to time Stockholders, and shall not be transferred in any case to third parties. The only Shares subject to the Call Options are (i) Shares held by Harpia, Curupira and their Affiliates at the time a Call Notice (as defined below) is given to them with respect to the HC Call Option, and (ii) Shares held by Falcon and its Affiliates at the time a Call Notice is given to them with respect to the Falcon Call Option; no other Shares shall be subject to any Call Option.

10.2 At any time permitted by Clause 10.1 above, the Call Purchaser shall be entitled to deliver written notice (a "Call Notice") to each Call Seller and, in the case of the HC Call Option, to Falcon and the Investor Entities and each of their respective Affiliates that are then Stockholders and in the case of a Falcon Call Notice, to the HC Entities and the Investor Entities and their Affiliates that are then Stockholders. Upon the delivery of the Call Notice, the Call Purchaser shall be entitled to demand that the Call Seller transfer all its Shares, free and clear of any liens, claims, charges, restrictions or encumbrances caused by or suffered to exist by the Call Seller or its Affiliates, other than as provided in this Agreement, to the Call Purchaser or as the Call Purchaser may direct, as provided for herein, against payment of the Call Price, as defined below.

10.3  (i)   The Call Purchaser shall be entitled to exercise the Call Option by giving a Call Notice to each Call Seller (and to the other
            Stockholders), within 10 (ten) days following the date on which the Call Price has been ascertained. if the Call Option is so exercised, on the third Business Day following such exercise (the "Date of Transfer"), the Call Seller shall transfer, against the payment of the Call Price, all Shares, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by the Call Seller or its Affiliates, other than as provided in this Agreement, owned by it to Abrilcap, or such other person(s) as Abrilcap shall have directed not less than 2 (two) Business Days prior to the Date of Transfer, by means of the execution of the proper entry of the Transfers of Nominative Shares Book of the Company. Any election by the Call Purchaser not to exercise a Call
            Option shall not waive its right to give any Call Notice or exercise a Call Option at any time thereafter, except that in respect of the Falcon Call Option, the Call Purchaser may not issue more than one
            Call Notice in any given calendar year.

      (ii) To determine the Call Price, the terms and conditions established in Clause 6 above shall be applicable in the case of the HC Call Option and the terms and conditions established in Clause 7.3 above shall be applicable in the case of the Falcon Call Option, in each case mutatis mutandis. For so long as (x) the Investor Entities, Falcon or the Affiliates of any of them holding any voting Shares of the Company, each such holder shall have the right, by notice to Abrilcap within ten (10) Business Days after receipt of a Call Notice with respect to an HC Call Option, to participate with the Call

            Purchaser in the exercise of such HC Call Option in the proportion that its Shares bear to the Shares then held by Mr. Civita, Abrilcap and their Affiliates and (y) the Investor Entities or their Affiliates holding any voting shares of the Company, each such holder shall have the right, by notice to Abrilcap within ten (10) Business Days after receipt of a Call Notice with respect to a Falcon Call Option, to participate with the Call Purchaser in the exercise of such Falcon Call Option in the proportion that its Shares bear to the Shares then held by Mr. Civita, Abrilcap and their Affiliates; provided, however, that (a) the Investor Entities, Falcon and the Affiliates of any of them shall be bound by all decisions of Mr. Civita, Abrilcap and their Affiliates with respect to any appraiser involved in ascertaining the Call Price for such HC Call Option or Falcon Call Option, as the case may be, (b) with respect to any such appraiser's costs that would otherwise be borne by Mr. Civita, Abrilcap or their Affiliates, the Investor Entities, Falcon and the Affiliates of any of them shall bear their aforementioned proportion, as applicable, (c) no election by the Investor Entities, Falcon or the Affiliates of any of them to participate in the exercise of such HC Call Option shall in any way affect the rights of Harpia, Curupira or their Affiliates against Mr. Civita, Abrilcap or their Affiliates with respect thereto and
            (iv) no election by the Investor Entities or their Affiliates to participate in the exercise of such Falcon Call Option shall in any way affect the rights of Falcon or its Affiliates against Mr. Civita, Abrilcap or their Affiliates with respect thereto.

10.4 The purchase price of Shares acquired by the Call Purchasers as a result of the exercise of the Call Option is herein referred to as the "Call Price". The Call Price for the HC Call Option shall correspond to:

================================================================================
        DATE OF EXERCISE OF THE CALL                      CALL PRICE
                   OPTION
--------------------------------------------------------------------------------
From July 22, 2000 to July 21, 2001            110% of the HC Put Price
--------------------------------------------------------------------------------
From July 22, 2001 to July 21, 2002            105% of the HC Put Price
--------------------------------------------------------------------------------
On or after July 22, 2002                      100% of the HC Put Price
================================================================================

            The Call Price for the Falcon Call Option shall correspond to:

================================================================================
        DATE OF EXERCISE OF THE CALL                      CALL PRICE
                   OPTION
--------------------------------------------------------------------------------
From September 22, 2003 to September 21, 2004  110% of the Falcon Time Put Price
--------------------------------------------------------------------------------
From September 22, 2004 to September 21, 2005  105% of the Falcon Time Put Price
--------------------------------------------------------------------------------
On or after September 22, 2005                 100% of the Falcon Time Put Price
================================================================================

10.5 The Call Price, calculated in U.S. Dollars pursuant to the preceding Clause, shall be paid on the Date of Transfer concurrently with the transfer of the applicable Call Seller's Shares, free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by the Call Seller or its Affiliates, other than as provided in this Agreement, to the Call Purchaser or as it may direct, in Reais Equivalent on the Date of Transfer. The transfer of Shares and the payment of the Call Price shall take place at the head office of the Company, at 11:30 a.m., on the Date of Transfer.

10.6 In the event that within the 12-month period after payment of the Call Price to a Call Seller, 5% (five percent) or more of the voting Shares of the Company are sold, or any of the Company's Shares are placed in the market by a public offering, such Call Seller shall receive an amount equal to the excess, on a per-share basis, of the price that such Call Seller would have received if its Shares had been included in such sale or public offering at the price obtained in such sale or public offering over the Call Price. If the Investor Entities, Falcon or the Affiliates of any of them have elected to participate in the HC Call Option pursuant to Clause 10.3 above, any such party shall reimburse the Call Purchaser for its proportionate share of any such excess paid to the Call Seller.

10.7 For so long as CCABC Partner or any of its Affiliates is a Stockholder or a holder of equity interests in any Investor Entity, in the event that (x) unless and until Disney becomes a Controlling Stockholder of CCABC, CCABC, or (y) from and after Disney becoming a Controlling Stockholder of CCABC, at least one of CCABC or Disney, is not the Controlling Stockholder of (A) CCABC Partner or (B) any Affiliate of CCABC Partner that is then a Stockholder or a holder of an equity interest in any Investor Entity that is then a Stockholder, then (i) unless all of the equity interests which have been transferred and give rise to the Call Option set forth in this Clause 10.7 have been offered according to the procedures set forth in Clause 4 above, each of the Call Purchaser, the H/C Entities and Falcon will have a Call Option with respect to all of the Shares held by the Investor Entities, CCABC Partner, any of CCABC Partner's Affiliates or any Stockholder in which CCABC Partner or any of its Affiliates holds any equity, exercisable for six months following the discovery by the Call Purchaser, the H/C Entities or Falcon of such event and otherwise in accordance with the procedures set forth in this Clause 10 (except that (a) the Call Price for purposes of this Clause
      10.7 shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries as determined according to Clause 6.3(a) only and including the last paragraph of Clause
      6.3 and (b) any of the Call Purchaser, the H/C Entities or Falcon may initiate such Call Option by the delivery of a Call Notice), and (ii) whether or not such equity interests have been offered in accordance with the procedures in Clause 4 hereof or such Call Option is exercised, the Investor Entities, CCABC Partner, any of CCABC Partner's Affiliates and any Stockholder in which CCABC Partner or any of its Affiliates holds any equity, upon such cessation (1) shall immediately forfeit all rights granted under this Agreement to the Investor Entities and such Affiliates that would not be transferable with the Shares owned by the Investor Entities or such Affiliates, and shall immediately cease to be bound by all of their obligations under this Agreement that would not be transferred with the Shares owned by them, in each case as if a transfer of such Shares had occurred by the Investor Entities or such Affiliates and (2) shall immediately forfeit all rights to indemnification under Clause 6.3 of the Stock Purchase Agreement other than in respect of claims for indemnification that are then pending. Notwithstanding the foregoing, the provisions of this Clause 10.7 shall not apply to any transfer of any equity interest in any Investor Entity, CCABC Partner, any of CCABC Partner's Affiliates or any Stockholder in which CCABC Partner or any of its Affiliates holds any equity, to any Affiliate.

10.8 For so long as Hearst Partner or any of its Affiliates is a Stockholder or a holder of equity interests in any Investor Entity, in the event that Hearst is not the Controlling Stockholder of (A) Hearst Partner or (B) any Affiliate of Hearst Partner that is then a Stockholder or a holder of an equity interest in any Investor Entity that is then a Stockholder, then
      (i) unless all of the equity interests which have been transferred and give rise to the Call Option set forth in this Clause 10.8 have been offered according to the procedures set forth in Clause 4 above, each of the Call Purchaser, the H/C Entities and Falcon will have a Call Option with respect to all of the Shares held by the Investor Entities, Hearst Partner, any of Hearst Partner's Affiliates or any Stockholder in which Hearst Partner or any of its Affiliates holds any equity, exercisable for six months following the discovery by the Call Purchaser, the H/C Entities or Falcon of such event and otherwise in accordance with the procedures set forth in this Clause 10 (except that (a) the Call Price for purposes of this Clause 10.8 shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries as determined according to Clause 6.3(a) only and including the last paragraph of Clause 6.3 and (b) any of the Call Purchaser, the H/C Entities or Falcon may initiate such Call Option by the delivery of a Call Notice), and (ii) whether or not such equity interests have been offered in accordance with the procedures in Clause 4 hereof or such Call Option is exercised, the Investor Entities, Hearst Partner, any of Hearst Partner's Affiliates and any Stockholder in which Hearst Partner or any of its Affiliates holds any equity, upon such cessation (1) shall immediately forfeit all rights granted under this Agreement to the Investor Entities and such Affiliates that would not be transferable with the Shares owned by the Investor Entities or such Affiliates, and shall immediately cease to be bound by all of their obligations under this Agreement that would not be transferred with the Shares owned by them, in each case as if a transfer of such Shares had occurred by the Investor Entities or such Affiliates and (2) shall immediately forfeit all rights to indemnification under Clause 6.3 of the Stock Purchase Agreement other than in respect of claims for indemnification that are then pending. Notwithstanding the foregoing, the provisions of this Clause 10.8 shall not apply to any transfer of any equity interest in any Investor Entity, Hearst Partner, any of Hearst Partner's Affiliates or any Stockholder in which Hearst Partner or any of its Affiliates holds any equity, to any Affiliate.

10.9 For so long as Hearst Partner or any of its Affiliates or CCABC Partner or any of its Affiliates hold equity interests in an Investor Entity or other jointly held entity (whether between Hearst Partner or any of its Affiliates and CCABC Partner or any of its Affiliates or with another third party) that is then a Stockholder, in the event that (x) unless and until Disney becomes a Controlling Stockholder of CCABC, CCABC, or (y) from and after Disney becoming a Controlling Stockholder of CCABC, at least one of CCABC or Disney, on the one hand, and Hearst on the other hand, either individually or jointly is or are not the Controlling Stockholder of such jointly held Investor Entity or other jointly held entity, then (i) unless all of the equity interests which have been transferred and give rise to the Call Option set forth in this Clause 10.9 have been offered according to the procedures set forth in Clause 4 above, each of the Call Purchaser, the H/C Entities and Falcon will have a Call Option with respect to all of the Shares held by such Investor Entity or other jointly held entity, exercisable for six months following the discovery by the Call Purchaser, the H/C Entities or Falcon of such event and otherwise in accordance with the procedures set forth in this Clause 10 (except that (a) the Call Price for purposes of this Clause 10.9 shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries as determined according to Clause 6.3(a) only and including the last paragraph of Clause 6.3 and
      (b) any of the Call Purchaser, the H/C Entities or Falcon may initiate such Call Option by the delivery of a Call Notice), and (ii) whether or not such equity interests have been offered in accordance with the procedures in Clause 4 hereof or such Call Option is exercised, upon such cessation such Investor Entity or other jointly held entity (1) shall immediately forfeit all rights granted under this Agreement to such Investor Entity or other jointly held entity that would not be transferable with the Shares owned by such Investor Entity or other jointly held entity, and shall immediately cease to be bound by all of its obligations under this Agreement that would not be transferred with the Shares owned by it, in each case as if a transfer of such Shares had occurred by such Investor Entity or other jointly held entity and (2) shall immediately forfeit all rights to indemnification under Clause 6.3 of the Stock Purchase Agreement other than in respect of claims for indemnification that are then pending. Notwithstanding the foregoing, the provisions of this Clause 10.9 shall not apply to any transfer of any equity interest in such Investor Entity or other jointly held entity to any Affiliate.

10.10 (i)   Subject to Clause 10.10(ii) below, for so long as Falcon or any of its Affiliates is a Stockholder, in the event that (a) after the Funding Date, at least one of Falcon Parent or an Affiliate thereof is not the Controlling Stockholder of any of Falcon or any Affiliate of Falcon or Falcon Parent that is then a Stockholder, or (b) equity interests in Falcon or any Affiliate of Falcon or Falcon Parent that is then a Stockholder (or in any Stockholder Parent Company of Falcon or any such Affiliate) are sold or transferred to persons other than Institutional Investors (or to individuals providing services as employees and consultants to Falcon or Falcon Parent or their Affiliates or to an employee plan for their benefit), then (i) unless all of the equity interests which have been transferred and give rise to the Call Option set forth in this Clause 10.10 have been offered according to the procedures set forth in Clause 4 above
            (although neither Falcon nor Falcon Parent is required to offer such equity interests pursuant to such clause, they may elect to do so), each of the Call Purchaser, the H/C Entities and the Investor
            Entities will have a Call Option with respect to all of the Shares held by Falcon or any Affiliates of Falcon exercisable for six months following the discovery by the Call Purchaser, the H/C
            Entities or the investor Entities of such event and otherwise according to the procedures set forth in this Clause 10 (except that (a) the Call Price for purposes of this Clause 10.10 shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries determined according to Clause 6.3(a) only and including the last paragraph of Clause 6.3 and (b) any of the Call Purchaser, the H/C Entities or the Investor Entities may initiate such Call Option by the delivery of a Call Notice), and (ii) whether or not such equity interests have been offered in accordance with the procedures in Clause 4 hereof or such Call Option is exercised, Falcon and any of its Affiliates (1) shall immediately forfeit all rights granted under this Agreement to Falcon and such Affiliates that would not be transferable with the Shares owned by Falcon or such Affiliates, and shall immediately cease to be bound by all of their obligations under this Agreement that would not be transferred with the Shares owned by them (including the obligations in connection with the Falcon Call Option), in each case as if a transfer of such Shares had occurred by Falcon or such Affiliates and (2) shall immediately forfeit all rights to indemnification under Clauses 7.3(a) and (b) of the Old Stock Purchase Agreement and Clause 6.3 of the Stock
            Purchase Agreement other than in respect of claims for indemnification that are then pending, and upon such a forfeiture, the Shares held by Falcon and such Affiliates shall no longer be subject to the Falcon Call Option.

      (ii) Notwithstanding Clause 10.10(i) above, the other Stockholders referred to in Clause 10.10(i) above shall not be entitled to the right provided therein (and neither Falcon nor any of its Affiliates that are then Stockholders shall forfeit any of the rights referred to therein) in relation to any of the following sales, transfers or assignments of equity interests (a) in Falcon or Falcon Parent made on or before June 5, 1996 (or such earlier date as Falcon provides the Board with a list of Falcon Parent Investors as provided in Clause 7.1(i) above) (such date, the "Funding Date"), provided that any such sale, transfer or assignment is made either to (x) an Institutional Investor or individuals (or an employee plan for such individuals) providing services, as employees or consultants, to Falcon, Falcon Parent or their Affiliates, (y) Falcon Parent, or (z) any other person, provided that on the Funding Date not more than 25% of the total equity interests in Falcon and in Falcon Parent are held by persons other than Falcon Parent or Institutional Investors or the individuals or plans referred to above, (b) in connection with a Public Offering of interests in Falcon or Falcon Parent, provided that any Falcon Parent Investor or combination thereof remains in control of Falcon and/or Falcon Parent, as applicable, following such Public Offering, (c) in Falcon Parent made after the Funding Date, provided that on the Funding Date, no more than 25% of the total equity interests in Falcon Parent are owned by persons other than Institutional Investors or the individuals or plans referred to above and on such date Falcon Parent is not a Stockholder Parent Company of Falcon, (d) in Falcon or a Stockholder Parent Company of Falcon provided that following such transfer or assignment not more than 25% of the total equity interests in Falcon or such Stockholder Parent Company are held by persons other than Falcon Parent (or an Affiliate thereof), Institutional Investors or the individuals or plans referred to above, or (e) in any of Falcon, any of Falcon's Affiliates or any Stockholder in which Falcon or any of its Affiliates holds any equity, to any Affiliate.

10.11 In the event that any sale or transfer described in Clauses 4.1(ii) or
      (iii) occurs in violation thereof, each of the Stockholders, other than the Stockholder which violated such Clauses and its Affiliates which are then Stockholders, will have a Call Option with respect to all of the Shares held by the violating Stockholder and its Affiliates which are then Stockholders, exercisable for six months following the discovery by the other Stockholders of such event and otherwise in accordance with the procedures set forth in this Clause 10 (except that (a) the Call Price for purposes of this Clause 10.11 shall correspond to the calculation of the price of the Shares using the fair market value of the Company and its Subsidiaries as determined according to Clause 6.3(a) only and including the last paragraph of Clause 6.3 and (b) any of the Stockholders who are granted such Call Option may initiate such Call Option by the delivery of a Call Notice), and (ii) whether or not such Call Option is exercised, upon such violation the violating Stockholder and its Affiliates which are then Stockholders (1) shall immediately forfeit all rights granted under this Agreement to the violating Stockholder and such Affiliates that would not be transferable with the Shares owned by the violating Stockholder or such Affiliates, and shall immediately cease to be bound by all of their obligations under this Agreement that would not be transferred with the Shares owned by them, in each case as if a transfer of such Shares had occurred by the violating Stockholder or such Affiliates and (2) shall immediately forfeit all rights to indemnification under Clauses 7.3(a) and
      (b) of the Old Stock Purchase Agreement and Clause 6.3 of the Stock Purchase Agreement other than in respect of claims for indemnification that are then pending.

10.12 In the event that Mr. Civita ceases to be the Controlling Stockholder of any of his Affiliates which are then Abrilcap and such Affiliates shall Stockholders, then immediately forfeit all rights granted under this Agreement to Abrilcap and its Affiliates that would not be transferable with the Shares owned by Abrilcap or such Affiliates if a transfer of such Shares had occurred by Abrilcap or such Affiliates; provided that in the event of Mr. Civita's death, there shall be no such forfeiture of rights unless and until the individuals listed in the definition of Affiliates herein (together with Mr. Civita's estate) cease, directly or indirectly, to hold more than: (1) 50% of the voting Shares of the Company and (2) 31.258% of the Company's total capital stock, whether voting or nonvoting.

10.13 Notwithstanding the other provisions of this Clause 10, neither of the Call Options may be exercised at any time after an HC Put Notice or a Falcon Put Notice has been given until either (i) the corresponding HC Put Option, Falcon Time Put Option or Falcon Event Put Option has been exercised (and in the event of exercise, the Call Option shall be terminated) or (ii) the exercise period for such option terminates without such option being exercised.

Clause 11. THE COMPANY'S BOARD OF DIRECTORS

11.1 The Board shall be composed of 11 (eleven) effective members and 11 (eleven) alternate members.

      (i) Harpia and Curupira acting together shall be entitled to appoint one effective member and his respective alternate member of the Board so long as Harpia, Curupira or any of their Affiliates, jointly hold at least 5% (five percent) of the issued and outstanding voting Shares of the Company.

      (ii) Falcon shall be entitled to appoint two of the effective members and two of the alternate members of the Board so long as it (considered together with its Affiliates) holds at least 13% (thirteen percent) of the issued and outstanding voting Shares of the Company, and (1) one effective member and (1) one alternate member of the Board if the percentage of such shares held by Falcon (considered together with its Affiliates), is less than 13%

            (thirteen percent) but at least 6% (six percent) of the issued and outstanding voting Shares.

      (iii) Mr. Civita and Abrilcap acting together shall be entitled to appoint five of the effective members and five of the alternate members of the Board so long as they and their Affiliates jointly hold a majority of the issued and outstanding voting Shares of the Company.

      (iv) The Investor Entities acting together shall be entitled to appoint two of the effective members and two of the alternate members of the Board so long as they (considered together with their Affiliates) jointly hold at least 13% (thirteen percent) of the issued and outstanding voting Shares of the Company, and one effective member and one alternate member of the Board if the percentage of such shares jointly held by the Investor Entities (considered together with their Affiliates) is less than 13% (thirteen percent) but at least 6% (six percent) of the issued and outstanding voting Shares of the Company.

      (v) One of the effective members and one of the alternate members of the Board shall at all times be independent of each of the Stockholders. For so long as they and their Affiliates jointly hold a majority of the voting Shares of the Company, Mr. Civita and Abrilcap acting together shall be entitled to nominate such member(s), who shall be subject to the approval of each of the other Stockholders that then are entitled to appoint a director in its own right.

      (vi) In the event that Harpia and Curupira (considered together with their Affiliates) lose their right to appoint an effective and an alternate member of the Board due to a decrease in the percentage of Shares they hold, or either Falcon (considered together with its Affiliates) or the Investor Entities (considered together with their Affiliates) loses the right to elect one or two effective and alternate members of the Board due to a decrease in the percentage of Shares held by either of them, or Mr. Civita and Abrilcap (considered together with their Affiliates) lose their right to appoint five effective and alternate members of the Board due to a decrease in the percentage of Shares they (considered together with their Affiliates) hold, then such members shall be required promptly to resign and thereafter such member or members of the Board shall be elected by the Stockholders at a general meeting.

      (vii) The foregoing rights with respect to appointment, nomination and approval of members of the Board are personal to Harpia and Curupira, Falcon, the Investor Entities, Mr. Civita and Abrilcap and their respective Affiliates that are from time to time Stockholders, and may not be transferred under any circumstances to third parties.

11.2 The Stockholders undertake to exercise their voting rights so that such effective members and alternates are elected in accordance with Clause
      11.1 above.

11.3 The Stockholders hereby undertake to use their best efforts so that the effective members appointed by them or their respective alternate members are present at all meetings of the Board and the boards of directors of any of its Subsidiaries. In the event of absence or impediment of any of the effective members, such member shall be mandatorily substituted by his alternate member who shall vote on behalf of the effective member as if he was present at the meeting.

11.4 In the event of resignation or permanent impediment of any member during the term of office to which he was elected, his substitute shall, subject to Clause 11.1(vi) above, be appointed by the Stockholders that had appointed the replaced member.

11.5 In accordance with the requirements of Brazilian law, each Stockholder shall assign and transfer one Share of which it is the owner to each effective and each alternate member appointed by it pursuant to this Clause 11.5. The Shares assigned to the members of the Board shall be considered, for the purposes hereof, as the property of the Stockholder which had assigned them. Each Stockholder agrees to obtain or has obtained from each Board member appointed by it the full power to exercise the voting right attached to such assigned Shares, as well as the power to transfer such Shares to itself in the event that the assigned member ceases, for any reason, to be a Board member.

11.6 The term of office of the members of the Board shall be 2 (two) years, and the term of each director shall be automatically extended until his duly elected successor takes office. Indefinite re-election of directors shall be permitted subject to the provisions of the Company's By-Laws.

Clause 12. RESOLUTIONS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS

12.1 All resolutions of the Board shall be taken by the quorums and majorities required by Brazilian law, except for the additional requirements specified herein. For so long as Harpia, Curupira and their Affiliates (considered together) are entitled to appoint at least one member of the Board in accordance with the provisions of Clause 11.1 above, the following matters shall require, for their approval, the affirmative vote of such member; for so long as Falcon and its Affiliates (considered together) are entitled to appoint at least one member of the Board in accordance with the provisions of Clause 11.1 above, the following matters shall require, for their approval, the affirmative vote of such member; and for so long as the Investor Entities and their Affiliates (considered together) are entitled to appoint at least one member of the Board in accordance with the provisions of Clause 11.1 above, the following matters shall require, for their approval, the affirmative vote of such member; in each case, such member by himself or represented pursuant to Article 14 of the Company's By-Laws, except that, in each case, the matters set forth in clause (vii) below shall require for their approval the vote set forth in that clause:

      (i) the acquisition or subscription by the Company or any Subsidiary thereof of an ownership interest in other companies (except for those acquired or subscribed in non-permanent character according to ordinary cash management practices);

      (ii) any acquisitions or dispositions of or liens, charges or encumbrances on equity in other companies, and any acquisitions or dispositions of, or liens, charges or encumbrances on, real properties, equipment, trademarks, patents, licenses and franchises or other similar assets and rights, except for: (a) acquisitions, dispositions, liens, charges or encumbrances in the ordinary course of business of the Company and its Subsidiaries, (b) acquisitions outside the ordinary course of the business of the Company and its Subsidiaries aggregating less than US$500,000 (or the Reais Equivalent thereof) in any calendar year, (c) dispositions outside the ordinary course of the business of the Company and its Subsidiaries aggregating less than US$500,000 (or the Reais Equivalent thereof) in any calendar year and (d) liens, charges and encumbrances outside the ordinary course of the business of the Company and its Subsidiaries aggregating less than US$500,000 (or the Reais Equivalent thereof) in any calendar year;

      (iii) the incurrence of any indebtedness of the Company or any Subsidiary thereof, or the guarantee of any indebtedness of any other person or entity, with a maturity of less than 365 days but in excess of the Reais Equivalent to US$1,000,000 outstanding aggregate amount for all such indebtedness;

      (iv) the incurrence of any indebtedness of the Company or any Subsidiary thereof or the guarantee of any indebtedness of any other person or entity, with a maturity equal to or longer than 365 (three hundred sixty-five) days, except trade indebtedness incurred in the ordinary course of the business of the Company and its Subsidiaries in a single transaction or series of related transactions with an aggregate value of less than US$500,000;

      (v) the making of loans or advance payments by the Company or any Subsidiary thereof (but not including loans or advances made by the Company to its Subsidiaries, by its Subsidiaries to the Company or between Subsidiaries of the Company) except for loans or advances to members of the Board, officers or employees in the ordinary course of the business of the Company and its Subsidiaries;

      (vi) the issuance by the Company or any Subsidiary thereof of non-financial guarantees of any nature, except non-financial guarantees totaling, singly or in the aggregate, the Reais Equivalent to US$100,000 or less;

      (vii) any transactions or agreements, or modifications or termination of, or waivers of rights or defaults under existing agreements, between the Company or any Subsidiary of the Company on the one hand, and any Stockholder or Affiliate of such Stockholder on the other hand, unless a majority of the members of the Company's Board of Directors, exclusive of the independent director referred to in Clause 11.1(v) (but only in the case of a transaction involving Mr. Civita, Abrilcap or their Affiliates other than the Company and its Subsidiaries) and any directors appointed by the Stockholder who has a direct or indirect interest in such action, determines that such action is on an arms-length basis and on terms that would be obtained with an independent third party; and

     (viii) any modification or termination of the Services Agreement and any waiver of rights or waiver of any default thereunder.

12.2 The Stockholders, by a majority vote, subject to the voting rights of Falcon and the Investor Entities or their Affiliates set forth below, shall approve the annual Business Plans for the Company and its Subsidiaries collectively no later than 30 (thirty) days prior to the end of each prior fiscal year; provided that with respect to the Business Plan for the Company and its Subsidiaries for 1996, such Business Plan shall be presented to the Stockholders no later than December 15, 1995 and approved no later than January 31, 1996. Business Plans shall include the annual budget for the Company for the fiscal year in question. The Company hereby agrees to conduct its business at all times in accordance with its Business Plan then in effect. For so long as the Investor Entities (together with their Affiliates) maintain no less than 8% (eight percent) of the issued and outstanding voting Shares, resolutions of the Stockholders approving Business Plans may be approved by the Stockholders only with the affirmative vote of the Investor Entities or their Affiliates who hold Shares from time to time. For so long as Falcon (together with its Affiliates) maintains no less than 8% (eight percent) of the issued and outstanding voting Shares, resolutions of the Stockholders approving Business Plans may be approved by the Stockholders only with the affirmative vote of Falcon or its Affiliates who hold Shares from time to time.

      (i) In the event that the Stockholders are unable to approve an annual Business Plan for any fiscal year, for any reason whatsoever, the Business Plan for such year shall be the same as the Business Plan for the prior year, except that the budget for each operating expense item in the Business Plan of such prior year shall be increased by 10% (ten percent); provided, that (x) until such time as the Stockholders approve the Business Plan for 1996, or (y) in the event the Stockholders are unable to approve the Business Plan for

            1996, the Business Plan for 1996 shall be the same as the draft Business Plan for 1996 as circulated to the Stockholders.

      (ii) Amendments or modifications to Business Plans may be approved by the Stockholders. For so long as the Investor Entities (together with their Affiliates) maintain no less than 8% (eight percent) of the issued and outstanding voting Shares, resolutions of the Stockholders approving amendments or modifications to Business Plans, including approval of unbudgeted capital expenditures, may be approved by the Stockholders only with the affirmative vote of the Investor Entities or their Affiliates who hold Shares from time to time. For so long as Falcon (together with its Affiliates) maintains no less than 8% (eight percent) of the issued and outstanding voting Shares, resolutions of the Stockholders approving amendments or modifications to Business Plans, including approval of unbudgeted capital expenditures, may be approved by the Stockholders only with the affirmative vote of Falcon or its Affiliates who hold Shares from time to time.

        (iii) The Business Plan of the Company for the calendar year 1995 in effect at the Closing shall be considered approved by the Investor Entities and Falcon and may be amended only in accordance with the terms of sub-part (ii) above.

      (iv) Transferees of Shares of the Investor Entities and/or their Affiliates shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of the Investor Entities and their Affiliates as set out in this Clause 12.2 provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the issued and outstanding voting Shares of the Company; and such transferees shall maintain such rights under this Clause
            12.2 for so long as such transferees maintain no less than 8% (eight percent) of the issued and outstanding voting Shares of the Company. Transferees of Shares of Falcon and/or its Affiliates shall not acquire the rights of Falcon and its Affiliates as set out in this Clause 12.2.

12.3 (i) [INVESTOR ENTITIES ALONE] For so long as the Investor Entities' holdings (together with their Affiliates) aggregate at least 8% (eight percent) of the issued and outstanding voting Shares:

      (a) the Company and its Subsidiaries may enter into, modify or amend contracts involving rights and/or obligations in excess of the Reais Equivalent of US$1,000,000 only after such contract, amendment or modification has been approved by the Investor Entities or their Affiliates;

      (b) Any purchaser of Shares or Subscription Rights proposed by Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them pursuant to Clause 4.2(v) or 5.2(i) above shall only be approved if such proposed purchaser has been approved by the Board with the affirmative vote of at least one member appointed by the Investor Entities or their Affiliates, by himself or represented pursuant to
            Article 14 of the Company's By-Laws; provided that such approval by a member appointed by the Investor Entities shall only be withheld if the proposed purchaser (1) is of undesirable character, (2) lacks financial capacity, (3) competes with the Company or its Subsidiaries in Brazil or (4) the nature of the purchaser would provoke a change of the business practices of the Company; and

      (c) Neither the Company nor any of its Subsidiaries may introduce any new programming service, or make any material decision concerning relevant characteristics of an existing programming service, particularly in its overall format or content without approval of such introduction or decision by the Board with the affirmative vote of at least one member appointed by the Investor Entities or their Affiliates, by himself or represented Pursuant to Article 14 of the Company's By-Laws; provided that the refusal of such a member to vote affirmatively may not be and shall not be exercised to block programming competitive to that of the Investor Entities, Hearst, CCABC or their respective Subsidiaries or to require selection of programming of the Investor Entities or any of their Affiliates, and provided further that when such a member refuses to vote affirmatively, a reason shall be given for such refusal.

Transferees of Shares of the Investor Entities and/or their Affiliates, shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of the Investor Entities and their Affiliates as set out in Clause 12.3(i)(a), provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the voting Shares of the Company, and such transferees shall maintain such rights under Clause 12.3(i)(a) for so long as such transferees maintain no less than 8% (eight percent) of the voting Shares of the Company. Transferees of Shares of the Investor Entities and/or their Affiliates shall not acquire the rights of the Investor Entities and their Affiliates as set out in Clauses 12.3(i)(b) and (c).

      (ii) [FALCON ALONE] For so long as Falcon's holdings (together with its Affiliates) aggregate at least 8% (eight percent) of the issued and outstanding voting stock of the Company:

      (a) the Company and its Subsidiaries may enter into, modify or amend contracts involving rights and/or obligations in excess of the Reais Equivalent of US$1,000,000 only after such contract, amendment or modification has been approved by Falcon or its Affiliates who hold Shares from time to time; and

      (b) Any purchaser of Shares or Subscription Rights proposed by Falcon, the Investor Entities, Abrilcap or an Affiliate of any of them pursuant to Clause 4.2(v) or 5.2(i) above shall only be approved if such proposed purchaser has been approved by the Board with the affirmative vote of at least one member appointed by Falcon or its Affiliates who hold Shares from time to time, by himself or represented pursuant to Article 14 of the Company's By- Laws; provided that such approval shall only be withheld if the proposed purchaser (1) is of undesirable character, (2) lacks financial capacity, (3) competes with the Company or its Subsidiaries in Brazil or (4) the nature of the purchaser would provoke a change of the business practices of the Company.

      Transferees of Shares of Falcon and/or its Affiliates shall not acquire the rights of Falcon and its Affiliates as set out in this Clause 12.3(ii).

      (iii) [INVESTOR ENTITIES/FALCON/HC ENTITIES] For so long as each of the Investor Entities, considered together, Falcon, and the HC Entities, considered together (and their respective Affiliates) (each referred to as a "Shareholder Group") owns at least 8% of the issued and outstanding voting Shares of the Company, the following matters shall require the affirmative vote of at least two of the Shareholder Groups, and if there are two or fewer Shareholder Groups each owning at least 8% of the issued and outstanding voting Shares of the Company, then such matters shall require the affirmative vote of each such Shareholder Group other than the HC Entities Shareholder Group:

            (a) the settlement or initiation of any litigation or administrative proceeding involving an amount in excess of the Reais Equivalent of $500,000 (five hundred thousand dollars) or where the result could have a material adverse affect on the business and operation of the Company;

            (b) the hiring, renewal, or termination of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company (including setting compensation for such officers); and

            (c) any amendment to or waiver of the dividend policy set forth in Clause 16.4 hereof.

      Transferees of Shares of a Shareholder Group shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of such Shareholder Group as set out in Clause 12.3(iii)(c), provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the voting Shares of the Company, and such transferees shall maintain such rights under Clause 12.3(iii)(c) for so long as such transferees maintain no less than 8% (eight percent) of the voting Shares of the Company. Transferees of Shares of a Shareholder Group shall not acquire the rights of such Shareholder Group as set out in Clauses 12.3(iii)(a) and (b).

12.4 The Shareholder Group(s) which own at least 8% of the issued and outstanding voting Shares of the Company, acting unanimously, may require the Company to draw funds under the Abril Credit Agreement in the amount so requested by such Shareholder Group(s), for purposes of funding customary business operations of the Company and/or capital expenditures of the Company as contemplated by the Business Plan, subject to the terms of the Abril Credit Agreement.

Clause 13. GENERAL MEETING RESOLUTIONS

13.1 Resolutions of the Stockholders taken at General Meetings shall be taken by the quorum and majorities required by Brazilian law, with the exception of the following actions, which actions may not be taken by the Company without the approval of (i) Harpia, Curupira and their Affiliates for so long as their holdings aggregate at least 8% (eight percent) of the issued and outstanding voting Shares; (ii) the Investor Entities and their Affiliates, for so long as its or their holdings aggregate at least 8% (eight percent) of the issued and outstanding voting Shares; and (iii) Falcon and its Affiliates, for so long as its or their holdings aggregate at least 8% (eight percent) of the issued and outstanding voting Shares:

      (i) any restructuring, corporate reorganization, merger, consolidation, amalgamation, spin-off, liquidation, dissolution, stock split, division, combination or consolidation of assets of the Company or its Subsidiaries;

      (ii) the commencement of any public offering of Shares of the Company, other than a public offering of Shares of the Company by one or more Stockholders pursuant to Clause 18.1 below, or any issuance or resale by the Company or its Subsidiaries of any Share Equivalents or securities, including but without limitation, debentures, warrants, founders' shares, options to buy or subscribe for shares and other similar rights other than the Special Preferred Shares in connection with a Put Postponement, provided that if the Company proposes to effect any of the foregoing on commercially reasonable terms for purposes of satisfying its indemnification obligations to the Stockholders under the Old Stock Purchase Agreement or the Stock Purchase Agreement after the Company has determined acting in a commercially reasonable manner that it is not able to satisfy such obligations through borrowings available to the Company on commercially reasonable terms, and such registration would not prejudice the Stockholders' rights under this Agreement or the rights to indemnification under the Stock Purchase Agreement or the Old Stock Purchase Agreement or the rights of Harpia, Curupira or any of their Affiliates or transferees under the Option Agreement, the Stockholders will not unreasonably withhold their consent thereto;

      (iii) any purchase or redemption by the Company or its Subsidiaries of Shares except as provided by the HC Put Option, the Investor Put Option, the Falcon Event Put Option or the Falcon Time Put Option;

      (iv) any change in the business conducted by the Company or its Subsidiaries from the Business;

      (v) amendment of the By-Laws of the Company or its Subsidiaries as in force on the date of this Agreement; and

      (vi) establishment of any business or Subsidiary in the United States of America.

13.2 Transferees of Shares of Harpia, Curupira and/or their Affiliates shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of Harpia, Curupira and their Affiliates as set out in Clause 13.1 above provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the voting Shares of the Company; and such transferees shall maintain such rights under Clause 13.1 above for so long as such transferees maintain no less than 8% (eight percent) of the voting Shares of the Company.

13.3 Transferees of Shares of the Investor Entities and/or their Affiliates shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of the Investor Entities and their Affiliates as set out in Clause 13.1 above provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the voting Shares of the Company; and such transferees shall maintain such rights under Clause 13.1 above for so long as such transferees maintain no less than 8% (eight percent) of the voting Shares of the Company.

13.4 Transferees of Shares of Falcon and/or its Affiliates shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of Falcon and its Affiliates as set out in Clause 13.1 above provided such transferees (together with their Affiliates) acquire, from time to time, no less than 8% (eight percent) of the voting Shares of the Company; and such transferees shall maintain such rights under Clause 13.1 above for so long as such transferees maintain no less than 8% (eight percent) of the voting Shares of the Company.


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                                                                              61


Clause 14. RIGHT TO ATTENDANCE, TO INFORMATION AND TO INSPECTION

14.1 The Stockholders shall have attendance rights at meetings of the Board and General Meetings of the Company and of its Subsidiaries. The Company agrees promptly to review the constitutive documents of each of the Subsidiaries and to cause them to be changed, as necessary, to conform to the provisions of Clauses 12 and 13 above. Without prejudice to formalities set forth by law and in the Company's By-Laws, the Company's General Meetings and meetings of the Board shall be called upon written notice (unless waived in writing) sent to each Stockholder at least 10
      (ten) Business Days in advance, which shall (unless waived in writing) include the matters to be discussed. Resolutions taken in connection with matters not expressly referred to in the notice calling such meeting shall not be valid. Regardless of the formalities provided for in this Clause 14.1, the General Meeting and the meeting at which all the Stockholders and Board members, respectively, are present shall be considered regular.

14.2 The Company shall give and send the following information and documents relating to the Company and its Subsidiaries to (i) Harpia, Curupira and their Affiliates, so long as Harpia, Curupira and their Affiliates have, collectively, 5% (five percent) of the issued and outstanding voting Shares, (ii) the Investor Entities and their Affiliates, so long as the Investor Entities and their Affiliates hold 6% (six percent) of the voting Shares, and (iii) Falcon and its Affiliates, so long as Falcon and its Affiliates hold 6% (six percent) of the issued and outstanding voting Shares (provided that if either Harpia, Curupira or any Affiliate thereof, the Investor Entities or any Affiliate thereof or Falcon or any Affiliates thereof holds any Shares, the Company shall give and send items (i), (ii) and (iii) below to such Stockholder):

      (i) English and Portuguese versions of quarterly unaudited financial statements prepared in accordance with (a) U.S. GAAP applied consistently with the past practice of the Company and (b) generally accepted accounting principles in Brazil ("Brazilian GAAP") consistently applied with the past practice of the Company and annual audited U.S. GAAP financial statements and audited Brazilian GAAP financial statements, in each case consistently applied with the past practice of the Company;

      (ii) copies of all representations, applications and reports, if any, filed with any stock exchange or securities and exchange commission;

      (iii) copies of all financial statements, reports, vote representations and other communications delivered to any Stockholder of the Company and/or its Subsidiaries, other than those identified in clause (iv) below;

      (iv) monthly management reports comparing actual results to budget, which shall include English and Portuguese versions of monthly unaudited financial statements prepared in accordance with (a) U.S. GAAP applied consistently with the past practice of the Company and (b) Brazilian GAAP consistently applied with the past practice of the Company;

      (v) English and Portuguese versions of budgets, forecasts, segment or product reports or other information reports prepared by or for managers of the Company or of its Subsidiaries, including ten-year projections to be delivered not later than January 31 of each year, in each case expressed in U.S. Dollars;

      (vi) copies of the minutes of all general meetings of Stockholders, meetings of the Board and of the Board of Officers of the Company and its Subsidiaries;

      (vii) copies of all information relating to legal matters from which potential liabilities outside the ordinary course of the business of the Company and its Subsidiaries may result to the Company or to its Subsidiaries;

     (viii) copies of all information relating to regulatory matters which may affect the licenses, permits, operations or Business of the Company and its Subsidiaries;

      (ix) copies of all information relating to technical and operational matters that may have a material adverse effect on the business condition (financial or otherwise), operations, prospects, properties, assets or liabilities of the Company and its Subsidiaries; (x) copies of all information relating to the insurance coverage of the Company and its Subsidiaries;

      (xi) copies of all information relating to the Company's Subsidiaries and which are sent to members of the Board of Directors of such Subsidiaries; and

      (xii) such other information as Harpia, Curupira, the Investor Entities or Falcon may reasonably request.

      Such information rights are personal to Harpia and Curupira, the Investor Entities and Falcon, and their respective Affiliates that are from time to time Stockholders, and shall not be transferred in any case to third parties, except in the case of the right to receive items (i), (ii) and
      (iii), which shall be transferable provided the transferees (together with their Affiliates) (a) of Harpia and Curupira and their Affiliates acquire, from time to time, and continue to hold, no less than 5% (five percent) of the Company's voting Shares, or (b) of the Investor Entities or Falcon or their Affiliates acquire, from time to time, and continue to hold, no less than 6% (six percent) of the Company's voting Shares.


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      In the event Harpia or Curupira or any of Harpia's or Curupira's
      Affiliates is or becomes a creditor to the Company or to the Company's Affiliates, Harpia and Curupira and their respective Affiliates shall be entitled to exchange information available to them as the Company's Stockholder with the corresponding credit areas, notwithstanding any contrary provision determining confidentiality obligations herein or in other documents.

14.3 The Company shall, upon reasonable notice during normal business hours, permit each Stockholder and its agents, including counsel, to inspect its properties, examine its books and records and to discuss with management the business and affairs of the Company and its Subsidiaries.

Clause 15. ADVISORY BOARD

15.1 In addition to the Board, the Company shall have an Advisory Board (Conselho Consultivo). The Advisory Board shall advise the Stockholders and the Board with respect to the business of the Company, in accordance with applicable laws, the Company's By-laws and this Agreement.

15.2 The Advisory Board shall consist of 11 (eleven) members, who may, but need not be, residents of Brazil, and who may, but need not be, Stockholders.

15.3 The Stockholders shall elect the members of the Advisory Board at a general meeting of stockholders. The Stockholders undertake to exercise their voting rights in favor of the effective members and alternates nominated in accordance with the terms of Clause 11.1 above.

15.4 The term of office of the members of the Advisory Board shall be 2 (two) years, and in respect of each member shall be automatically extended until his duly elected successor takes office. Indefinite re-election of members of the Advisory Board shall be permitted.

15.5 The Advisory Board shall maintain a Book of Minutes to record its deliberations.

15.6 Each member of the Advisory Board may have an alternate, who shall be elected in the same manner as the principal member. The alternates shall substitute their respective principal members in the absence or incapacity of the principal member. If there is a vacancy in the Advisory Board for which no alternate has been elected, the Stockholders shall elect a new member within 30 (thirty) days after the vacancy; and the Stockholder who appointed and elected the member to be replaced shall appoint the new member.


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15.7  The Stockholders shall cause the Company to pay for or reimburse, as the case may be, the members of the Advisory Board (or their respective alternates) for all reasonable travel and accommodation expenses they incur in order to convene.

15.8 The Advisory Board shall hold an ordinary meeting at the end of each period of three months and a special meeting whenever called by any two members of the Advisory Board by means of a fifteen day prior notice to all Advisory Board members, which notice period may be waived by consent of all Advisory Board members, or which consent shall be deemed automatically waived if all Advisory Board members attend the meeting.

15.9 Any member of the Advisory Board may authorize another member, by letter, facsimile, telegram or telex, to represent him or her at any meeting of the Advisory Board, either to constitute a quorum or for the taking of a vote. Similarly, members may vote by letter, facsimile, telegram or telex received at the Company's head office by the scheduled time for the meeting.

15.10 The presence of at least six members, either in person, by proxy, or by submitting a vote in writing before the meeting shall constitute a quorum for the holding of a valid meeting of the Advisory Board.

15.11 The Advisory Board shall be consulted on any such matters as the Board or the Stockholders may refer to the Advisory Board. The Board may not delegate to the Advisory Board any of the Board's authority to make any decision on behalf of the Company.

15.12 Resolutions of the Advisory Board shall require the affirmative vote of at least six of its Members.

Clause 16. STOCKHOLDERS' AND THE COMPANY'S OTHER COVENANTS

16.1 The Stockholders undertake to cause the Company and its Subsidiaries, and the Company undertakes for itself and its Subsidiaries to:

      (i) retain as their regular auditors an independent auditing company which is internationally renowned for expertise in international transactions and commercial/corporate relationships, is able to render services both in Portuguese and English language, and is able to reconcile Brazilian GAAP with U.S. GAAP;

      (ii) retain as their regular legal counsel an independent law firm which is internationally renowned for expertise in international transactions and commercial/corporate relationships, and is able to render services both in the Portuguese and English languages; and


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                                                                              65


      (iii) hold stockholders meetings at least annually.

16.2  (i)   In the event that the independent auditors of the Company are to be changed and the new firm of auditors is not any of the firms listed in the following sentence (or any successor to any of such firms), then appointment of the new firm of auditors shall be subject to the approval of the Investor Entities for so long as the Investor
            Entities and their Affiliates collectively hold at least 8% (eight percent) of the issued and outstanding voting Shares of the Company.
            The pre-approved firms of independent auditors are: Coopers &
            Lybrand, Price Waterhouse, KPMG-Peat Marwick, Deloitte Touche &
            Ross, Arthur Andersen, Ernst & Young, or the respective Brazilian associated branches thereof. Transferees of Shares of the Investor
            Entities and/or their Affiliates who hold at least 8% (eight percent) of the issued and outstanding voting Shares, shall, provided the transfers of Shares are accomplished in compliance with the terms of this Agreement, acquire the rights of the Investor
            Entities and their Affiliates as set out in this Clause 16.2(i).

      (ii) In the event that the independent auditors of the Company are to be changed and the new firm of auditors is not any of the firms listed in the following sentence (or any successor to any of such firms), then appointment of the new firm of auditors shall be subject to the approval of Falcon for so long as Falcon and its Affiliates collectively hold at least 8% (eight percent) of the issued and outstanding voting Shares of the Company. The pre- approved firms of independent auditors are: Coopers & Lybrand, Price Waterhouse, KPMG-Peat Marwick, Deloitte Touche & Ross, Arthur Andersen, Ernst & Young, or the respective Brazilian associated branches thereof.

16.3 The Stockholders shall use their best efforts, upon the request of Harpia, Curupira, Falcon or the Investor Entities or any of their Affiliates, to make such amendments to this Agreement and the By-Laws of the Company as may be necessary to enable Harpia, Curupira, Falcon, the Investor Entities or any of their Affiliates to comply with any legal restrictions on its ownership of stock or rights under this Agreement, or to make such restrictions less burdensome, provided that the rights of the other Stockholders are not materially adversely affected by such amendments.

16.4 Unless amended or waived in accordance with Clause 12.3(iii)(c) hereof, during each calendar year or within 3 (three) months thereafter, the Company shall, with respect to its operations for such year, and to the extent it has funds legally available therefor, pay dividends to holders of its Shares, which dividends shall in the aggregate not be less than the "net cash flow" of the Company and its Subsidiaries during such year, provided that there shall first be made a provision for projected cash requirements of the Company and its Subsidiaries as reflected in the Business Plan for such fiscal year for the subsequent (12) twelve month period.
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                                                                              66


      Notwithstanding the foregoing, the Stockholders agree that, except as expressly provided in Clauses 9.3 or 9.5 above, the Company shall distribute not less than 25% (twenty-five percent) of its net consolidated profits as defined in the Brazilian corporation law.

Clause 17. TAG ALONG RIGHTS

17.1 If Abrilcap or Mr. Civita or any Affiliate of either shall sell, exchange or otherwise transfer any Shares to a person that is not one of their Affiliates, by private sale (subject in each case to the provisions of Clause 4 above), such selling, exchanging or transferring Stockholder shall give at least 21 (twenty-one) Business Days' prior notice, setting forth in such notice the same information as would be required in a Transfer Notice as described in Clause 4.2 above, to Harpia, Curupira, Falcon, the Investor Entities and the respective Affiliates of each that are Stockholders, who shall be entitled simultaneously with any sale, exchange or transfer by such selling, exchanging or transferring Stockholder to sell, exchange or transfer a ratable portion of their Shares and require that such third party purchaser acquire or require the selling, exchanging or transferring Stockholder to acquire such Shares, all at the same price and on the same other terms; provided, however, that notwithstanding the foregoing, Stockholders other than the selling, exchanging or transferring Stockholder and its Affiliates shall not be required to accept joint and several liability with respect to representations, warranties or covenants (including indemnification obligations) of other Stockholders, it being agreed that any agreement relating to such sale, exchange or transfer shall provide that the liability of such other Stockholder in connection with such sale, exchange or transfer shall be several only and shall not in any event exceed either such Stockholder's pro rata share of any liability or such Stockholder's proceeds from such sale. Any sale, exchange or transfer shall be made in a manner that does not discriminate in any adverse manner against other Stockholders as compared to the selling, exchanging or transferring Stockholder. Compliance with the provisions of this Clause 17.1 shall be a condition precedent to a sale of Shares by any Stockholder whose Shares are subject to this Clause 17.1.

17.2 At any time until July 22, 1998, if the investor Entities or any Affiliate thereof shall sell, exchange or otherwise transfer any Shares to a person that is not one of their Affiliates by private sale (subject in each case to the provisions of Clause 4 above), the Investor Entities and any such Affiliate shall give at least 21 (twenty-one) Business Days' prior notice, setting forth in such notice the same information as would be required in a Transfer Notice as described in Clause 4.2 above, to Harpia and Curupira and their Affiliates that are Stockholders who shall be entitled simultaneously with any sale, exchange or transfer by the Investor Entities or any such Affiliate to sell, exchange or transfer a ratable portion of their collective Shares and require that such third party purchaser acquire or require the Investor Entities and/or their Affiliate to acquire such Shares, all at the same price and on the same other terms; provided, however, that notwithstanding the foregoing, Harpia and Curupira and their Affiliates shall not be required to accept joint and several liability with the Investor Entities and their Affiliates with respect to representations, warranties or covenants (including indemnification obligations) of the Investor Entities and their Affiliates, it being agreed that any agreement relating to such sale, exchange or transfer shall provide that the liability of Harpia and Curupira and their Affiliates in connection with such sale, exchange or transfer shall be several only in relation to the Investor Entities and their Affiliates and shall not in any event exceed either Harpia's, Curupira's or their Affiliate's pro rata share of any liability or their proceeds from such sale. Any sale, exchange or transfer shall be made in a manner that does not discriminate in any adverse manner against Harpia, Curupira and/or their Affiliates as compared to the Investor Entities and their Affiliates. Compliance with the provisions of this Clause 17.2 shall be a condition precedent to a sale of Shares by any Stockholder whose Shares are subject to this Clause 17.2.

17.3 At any time until July 22, 1998, if Falcon or any Affiliate thereof shall sell, exchange or otherwise transfer any Shares to a person that is not one of their Affiliates by private sale (subject in each case to the provisions of Clause 4 above), Falcon and any such Affiliate shall give at least 21 (twenty-one) Business Days' prior notice, setting forth in such notice the same information as would be required in a Transfer Notice as described in Clause 4.2 above, to Harpia and Curupira and their affiliates that are Stockholders who shall be entitled simultaneously with any sale, exchange or transfer by Falcon or any such Affiliate to sell, exchange or transfer a ratable portion of their collective Shares and require that such third party purchaser acquire or require Falcon and/or its Affiliates to acquire such Shares, all at the same price and on the same other terms; provided, however, that notwithstanding the foregoing, Harpia and Curupira and their Affiliates shall not be required to accept joint and several liability with Falcon and its Affiliates with respect to representations, warranties or covenants (including indemnification obligations) of Falcon and its Affiliates, it being agreed that any agreement relating to such sale, exchange or transfer shall provide that the liability of Harpia and Curupira and their Affiliates in connection with such sale, exchange or transfer shall be several only in relation to Falcon and its Affiliates and shall not in any event exceed either Harpia's, Curupira's or their Affiliate's pro rata share of any liability or their proceeds from such sale. Any sale, exchange or transfer shall be made in a manner that does not discriminate in any adverse manner against Harpia, Curupira and/or their Affiliates as compared to Falcon and its Affiliates. Compliance with the provisions of this Clause 17.3 shall be a condition precedent to a sale of Shares by any Stockholder whose Shares are subject to Clause 17.3.

17.4 The rights set out in Clause 17.1 hereof shall be acquired by transferees of any Shares of Harpia, Curupira and their Affiliates provided such transfers of Shares to such transferee are made in accordance with the provisions of this Agreement. The rights of Harpia, Curupira and their Affiliates set out in Clauses 17.2 and 17.3 above are personal and shall not be transferable with such person's Shares. The
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                                                                              68


      rights set out in Clause 17.1 above shall be acquired by transferees of Shares of the Investor Entities, Falcon and the Affiliates of any of them provided such transfers of Shares to such transferee are made in accordance with the provisions of this Agreement and provided further that the transferee acquires (together with its Affiliates) at least 4% (four percent) of the Company's issued and outstanding voting Shares from time to time. No such third party transferee of Shares from the Investor Entities, Falcon or the Affiliates of any of them will be subject to tag along obligations under this Clause 17.

Clause 18. REGISTRATION RIGHTS

18.1 (i) [DEMAND] (a) Subject to the conditions set forth in this Agreement, at any time after the second anniversary of this Agreement, the Investor Entities, considered together, the HC Entities, considered together, or Falcon may request that the Company effect the registration of any or all of the Shares held by the requesting Stockholder or any of its Affiliates (the "Subject Shares") in accordance with the terms hereof. Notwithstanding the foregoing, the Company shall not effect (1) more than one registration requested by a Stockholder or any of its Affiliates pursuant to this Clause 18.1 in any 12 month period, (2) more than three registrations requested by a Stockholder or any of its Affiliates pursuant to this Clause 18.1 in total, or (3) a registration requested by a Stockholder pursuant to this Clause 18.1 for less than 50% of the aggregate Shares held by such Stockholder and its Affiliates with respect to the initial effective demand registration for such Stockholder and its Affiliates, or less than the lesser of 4,500,000 Shares or 100% of the aggregate Shares held by such Stockholder and its Affiliates with respect to a subsequent request for registration. Such request will specify (x) the number of Subject Shares proposed to be sold, (y) the jurisdiction in which the Subject Shares are to be distributed and (z) the intended method of distribution.

            (b) Notwithstanding clause (a) above but subject to clause (c) below, it is the agreement of the parties that the exercise by a Stockholder of its rights set forth in clause (a) above and the registration and/or offering of its Subject Shares will not adversely impair or invalidate this Stockholders Agreement or the Option Agreement or any of the rights of the other Stockholders hereunder or thereunder (other than with respect to the Subject Shares that are registered and publicly sold, which Subject Shares shall not be entitled to any of the benefits provided by, or be subject to the obligations imposed by, this Stockholders Agreement) and, in any case, would not legally prohibit the exercise of the put rights set forth in this Stockholders Agreement or the Option Agreement. If any Stockholder asserts in writing to the Company and the other Stockholders within forty-five (45) days of receipt of a request pursuant to clause (a) above that the registration and/or offering of the requesting Stockholder's Subject Shares would have such an effect, then each of the Stockholders and the Company shall negotiate in good faith and on an expedited basis to implement a structure and/or amendment to this Agreement and the

      Company which would permit the requesting Stockholder to effect such a registration and offering without adversely impairing or invalidating this Stockholders Agreement or the Option Agreement or the rights of the other Stockholders hereunder or thereunder and, in any case, without legally prohibiting the exercise of the put rights set forth in this Stockholders Agreement or the Option Agreement. During such good faith negotiations, the Company and the Stockholders shall use commercially reasonable efforts to amend the provisions of this Agreement in order to (i) preserve the put rights of the Stockholders hereunder and under the Option Agreement without adverse change and the other rights of the Stockholders hereunder in substantially the form they exist on the date hereof and (ii) permit the Company to effect the registration of the requesting Stockholder's Subject Shares. Without limiting the foregoing, the parties hereto hereby agree that any amendment to this Agreement to effect the following shall not adversely impair or invalidate their rights hereunder, which amendments may include (i) the expansion of the Board to accommodate any director that the holder of any Subject Share may be entitled to elect under Brazilian law, provided that (x) such expansion does not impair the veto and supermajority voting rights granted to the Stockholders hereunder and (y) after such expansion, if they have maintained their right to appoint Board members as provided under Clause 11.1(iii) hereof, Mr.
      Civita and Abrilcap shall be entitled to appoint such number of members of the expanded Board such that such members, together with the independent director nominated by Mr. Civita and Abrilcap, shall constitute a majority of the members of the Board, and (ii) the elimination of any right of the Company to purchase Shares pursuant to Clause 4 hereof to the extent such purchase would not be permitted under Brazilian law for a company with publicly registered and/or traded shares. If the parties are unable to agree upon the implementation of such a structure and/or the adoption of such an amendment pursuant to the standards set forth above, the requesting Stockholder may conclusively resolve any such dispute in its favor by (i) obtaining approval from the appropriate regulatory authority that the existence of this Stockholders Agreement and the Option Agreement and the rights of the other Stockholders hereunder and thereunder would be valid and enforceable in all respects after the consummation of the registration and offering pursuant to the restructuring and/or amendment hereof agreed to above or (ii) the delivery to the Company and such other Stockholders of an executed opinion from any of the law firms listed in Exhibit A hereto, provided that such firm does not, and has not, represented the requesting Stockholder in connection with its investment in the Company, other than for purposes of obtaining the opinion contemplated by this Clause 18.1(i)(b) (or such other law firm as shall be reasonably acceptable to the parties), in substantially the form attached hereto as Exhibit B, which opinion shall (x) pursuant to the Terms of Demand attached thereto, at the time of the delivery of the opinion accurately describe the proposed terms of the public offering, including any proposed conversion of capital stock, and (y) be required to be restated as of and at the time of the public offering of the requesting Stockholder's Subject Shares on the basis of the offering documents, if any, in lieu of the Terms of Demand, as a condition to the consummation of the public offering; provided, however, that if a
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                                                                              70


      Stockholder is not able to deliver such an opinion with respect to the registration and offering of Shares, but would be able to deliver such opinion with respect to the registration and offering of a different class of capital stock of the Company, upon the request of the Stockholder exercising its rights pursuant to clause (a) above, the Company (subject to applicable law) shall be required to convert, effective upon consummation of the public offering, such number of Shares of such Stockholder as such Stockholder shall request into an equivalent amount of such other class of capital stock of the Company, provided that such conversion may only take place if (A) it would not adversely impair or invalidate this Stockholders Agreement or the Option Agreement or the rights of the other Stockholders hereunder or thereunder and, in any case, would not legally prohibit the exercise of the put rights set forth in this Stockholders Agreement or the Option Agreement and (B) the rights of such class would be substantially equivalent to and/or less favorable than the rights associated with the Shares (such as voting or governance rights, rights to distributions upon liquidation, preference as to dividends or otherwise), such that they would simply represent a class convertible for registration, the other Stockholders shall reasonably cooperate with respect to such conversion, and for purposes of this Clause 18.1, the shares of such other class of capital stock of the Company held by the Stockholder shall be deemed to be Subject Shares.

            (c) If, pursuant to clause (b) above, a good faith dispute exists and the requesting Stockholder is not able to obtain the regulatory approval or opinion described above, the Company shall not effect the requested registration. Notwithstanding the foregoing, if any of the Investor Entities or their Affiliates is the requesting Stockholder and in accordance with the terms of clause (b) above such requesting Stockholder is able to conclusively resolve after the restructuring and/or amendment agreed to above are effected (i.e., conclusively resolve by opinion or ruling as provided in (b) above), that this Stockholders Agreement, the Option Agreement and the rights of the other Stockholders would only be impaired or invalidated with respect to the exercise of the HC Put Option, the Falcon Time Put Option, the Falcon Event Put Option and/or the Investor Put Option, then such requesting Stockholder shall provide the Company, the other Stockholders and Abril S.A. with notice to such effect, the Company shall effect the requested registration and the Company shall be relieved from its obligations set forth in this Stockholders Agreement with respect to the HC Put Option, the Falcon Time Put Option, the Falcon Event Put Option and/or the Investor Put Option, as applicable, so long as the Abril Agreement is at that time valid and enforceable.

            (ii) [FILING; EFFECTIVENESS] (a) Upon receipt of a request as contemplated in the preceding paragraph, the Company and the requesting Stockholder shall consult with the other Stockholders for a period of 45 days regarding the proposed registration of the Subject Shares. Unless the requesting Stockholder specifies in writing otherwise, upon the conclusion of such consultation period, but subject to Clause 18.1(b) above, the Company shall use its best efforts to effect such a registration as soon as practicable and in any event shall file within 90
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                                                                              71


      days of the conclusion of such consultation period (the "Target Filing Date") a registration statement (the "Demand Registration Statement") under the securities laws of the jurisdiction(s) designated by the requesting Stockholder and on the form designated by the requesting Stockholder covering the Subject Shares and use its best efforts to (1) cause such Demand Registration Statement to be declared effective by the U.S. Securities and Exchange Commission (the "Commission") and under such other securities or blue sky laws of such jurisdictions in the United States as the requesting Stockholder may reasonably request (provided that the Company shall not be required to qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction), if registration is sought in the United States, or the analogous governmental agencies and/or securities market authorities of the relevant jurisdiction, if registration is sought outside the United States, for such Subject Shares as soon as practicable thereafter and in any event within 60 days of filing such Demand Registration Statement (the "Target Effective Date") and (2) keep the Demand Registration Statement continuously effective until the date on which the requesting Stockholder no longer holds any Shares registered under the Demand Registration Statement (such period, the "Target Effective Period"). If a Stockholder requests a registration to be made at the same time for the same number of Subject Shares in more than one jurisdiction, such request shall be treated as one registration for purposes of Clauses 18.1(i)(a)(1) and (2). Notwithstanding the foregoing, (x) if the Company shall furnish to the Stockholder a certificate signed by its Chairman or President stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its Stockholders for such a Demand Registration Statement to be filed as expeditiously as practicable, the Company shall have a period of not more than 90 days after delivery of such a certificate within which to file such Demand Registration Statement, and (y) the Company shall not be obligated to file a registration statement pursuant to this Clause 18.1 during the 90 day period following the effectiveness of any registration statement filed by the Company in connection with an underwritten primary offering of its securities. If the managing underwriter selected by the requesting Stockholder (or by the Company in accordance with the terms of Clause 18.1(iv) below) determines (upon request of the Company or any Stockholder) that any of the provisions of this Clause 18.1(ii) are not customary in transactions of this nature (including the time periods set forth in this Clause 18.1(ii)(a) being unreasonably long or short), then such provisions shall be modified in accordance with the determination of such managing underwriter.

            (b) The Company agrees, if necessary, to supplement or amend the Demand Registration Statement, as required by the registration form used by the Company for such Demand Registration Statement or by applicable securities laws and regulations or as requested (which request shall result in the filing of a supplement or amendment) by the requesting Stockholder (but only to the extent that such request relates to information with respect to the requesting Stockholder), and
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                                                                              72


      the Company agrees to furnish to the requesting Stockholder, its counsel and any managing underwriter, such number of copies of the Demand Registration Statement and any such supplement(s) or amendment(s) thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included therein as the requesting Stockholder or its underwriter(s) may reasonably request prior to the use or filing of the same with the Commission or analogous governmental agency and/or securities market authorities and during the period in which the Company is required to cause the Demand Registration Statement to remain effective. The requesting Stockholder shall be permitted to withdraw all or any part of the Subject Shares from a Demand Registration Statement at any time prior to the effective date of such Demand Registration Statement (regardless of whether one or more Stockholders have elected to exercise their "piggyback" registration rights pursuant to Clause 18.2 below, and if all of the Subject Shares are so withdrawn, such registration shall be terminated with respect to the Stockholders exercising their "piggyback" registration rights unless one or more of such Stockholders elects to exercise its "demand" registration rights with respect to such registration). Notwithstanding such a withdrawal by a requesting Stockholder, such request shall be treated as a registration for purposes of Clauses 18.1(i)(a)(1) and (2) if the requesting Stockholder (x) withdraws less than all of the Subject Shares, or (y) withdraws all of the Subject Shares after the conclusion of the consultation period described in Clause 18.1(ii)(a) above for any reason other than a material adverse change in the Company or its Subsidiaries or in market conditions from the time of the request made for registration.

            (c) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Subject Shares. In connection therewith, the Company will furnish to the requesting Stockholder and each of its managing underwriter(s) a signed counterpart, addressed to the requesting Stockholder and such underwriter(s), of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the requesting Stockholder or such underwriter(s) reasonably requests.

            (iii) [EFFECTIVE REGISTRATION] A registration will not be deemed to have been effected as a Demand Registration unless the Demand Registration Statement with respect thereto has been declared effective by the Commission or analogous governmental agency and/or securities market authorities and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of the Subject Shares pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court and/or securities market authorities, such Demand Registration Statement will be deemed
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                                                                              73


      not to have become effective during the period of such interference until the offering of the Subject Shares pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this Clause 18.1 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Clause 18.1.

            (iv) [SELECTION OF UNDERWRITER] If the requesting Stockholder so elects, the offering of the Subject Shares pursuant to a Demand Registration Statement shall be in the form of an underwritten offering. If it so elects, the requesting Stockholder shall select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. If the requesting Stockholder does not select a managing underwriter in connection with such offering, the Company may select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering; provided that such selection shall be subject to the consent of the requesting Stockholder, which consent shall not be unreasonably withheld.

            (v) [INDEMNIFICATION]

      (a) (BY THE COMPANY] The Company will indemnify and hold harmless each participating Stockholder and each underwriter of the Subject Shares being sold by such Stockholder, and each controlling person of such Stockholder and underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement relating to such Subject Shares or any preliminary or final prospectus included therein (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements made or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Stockholder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with each such Stockholder and underwriter containing customary provisions, including provisions for contribution, as any Stockholder
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            or underwriter shall reasonably request; provided, however, that the
            Company will not be liable to such Stockholder or underwriter in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder or underwriter, respectively, and stated to be specifically for use therein.

      (b) (BY THE STOCKHOLDERS] Each participating Stockholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 5 of the U.S. Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities laws, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement relating to such Stockholder's Shares or any preliminary or final prospectus included therein (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements made or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, and such participating Stockholder will reimburse the Company and each such director, officer or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with the Company and each participating Stockholder containing customary provisions, including provisions for contribution, as the Company or each such Stockholder shall reasonably request; provided, however, that no Stockholder will be liable in any such case except to the extent that any claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder and stated to be specifically for use therein; and provided, further, that no Stockholder will be liable under this subsection for any losses, costs, damages or expenses exceeding in the aggregate the proceeds to such Stockholder in such offering.

      (c) [OTHER INDEMNIFICATION] Indemnification similar to that specified in the preceding paragraphs of this Clause 18.1 (with appropriate modifications) shall be given by the Company and each participating Stockholder with respect to any required registration or other qualification of securities under any federal or state law or regulation of governmental authority other than the Securities Act.


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      (d)   If any claim or proceeding (herein, the "Claim") is hereafter made or instituted which might result in a right to indemnification hereunder, the party seeking indemnification (the "Indemnified Party") may make a demand for indemnification hereunder by giving written notice to the party from whom indemnification is sought (the "Indemnifying Party"), stating in reasonable detail the nature of the Claim so far as known to it. Such notice shall be given within a reasonable time after the Indemnified Party shall become aware of the Claim. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such Claim or any litigation resulting therefrom (and to prosecute by way of counterclaim or complaint any claim arising out of or relating to such Claim), provided that counsel selected to conduct the defense of such Claim or litigation shall be reasonably satisfactory to the Indemnified Party. After such assumption of the defense by the Indemnifying Party, the Indemnifying Party shall not be liable under this Clause 18.1 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such defense, other than reasonable costs of investigation, but the Indemnified Party may participate in such defense at its expense. The refusal so to permit the Indemnifying Party to assume such defense by such counsel shall relieve the Indemnifying Party of its indemnification obligations hereunder in respect of such Claim. No settlement of any Claim or litigation defended by the Indemnified Party shall be made without the express written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Claim or litigation.

      (e) If the indemnity and reimbursement obligation provided for in this Clause 18.1 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Claim referred to therein, then (unless, and except to the extent that, such unavailability or insufficiency results from defenses or limitations provided by this Clause 18.1) the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties'
            relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The
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                                                                              76


            parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Claims referred to in this Clause 18.1 shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Claim which is the subject of this Clause 18.1.

      (vi) [SPECIFIC PERFORMANCE] The Company and each of the Stockholders acknowledges that a breach of the Company's obligations relating to registration rights requested pursuant to Clause 18.1(i) will cause irreparable harm to the requesting Stockholder, and any Stockholder which exercises its rights under Clause 18.2 above, that will be difficult to quantify and for which money damages would be inadequate. As a result, the Company agrees that, in the event of such a breach or threat of such a breach, the requesting or piggybacking Stockholder may, in addition to any other legal or equitable remedies it may have, enforce its rights by an action for specific performance (to the extent permitted by applicable law), without the necessity of posting a bond.

18.2 [PIGGYBACK] If the Company at any time proposes for any reason to publicly register or list any Shares under the securities laws of any jurisdiction, it shall promptly give written notice to each Stockholder of its intention so to register such shares, and by such notice shall offer to each such Stockholder (other than Abrilcap and its Affiliates which are then Stockholders) the opportunity to register or list such number of Shares as each such Stockholder may request in writing within 20 (twenty) Business Days after receipt of such notice from the Company, specifying the number of Shares proposed to be included in such registration or listing. Upon receipt of such written request, the Company shall cause all such Shares to be included in such registration or listing on the same terms and conditions as the Shares otherwise being sold pursuant to such registration or listing, and such Stockholder shall be entitled to such documents and information as is described in Clause 18.1(b) above. Notwithstanding the foregoing, if the managing underwriter(s) of an offering delivers a written opinion to the Company that the size of the offering is such that the success of the offering would be materially and adversely affected, then the amount of Subject Shares to be offered for the account of any Stockholder pursuant to this Clause 18.2 shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s); provided that if securities are being offered for the account of more than one Stockholder pursuant to this Clause 18.2, then the proportion by which the amount of the securities intended to be offered for the account of any Stockholder pursuant to this Clause 18.2 is reduced shall not exceed the proportion by which the amount of securities intended
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                                                                              77


      to be offered for the account of any other Stockholder pursuant to this Clause 18.2 is reduced. For purposes of this Clause 18.2, if the Company proposes to convert Shares to a different class of capital stock of the Company and to publicly register or list such different class of capital stock, then subject to Clause 18.1(b) above, each Stockholder shall have the right to convert its Shares into an equivalent amount of such different class of capital stock, and for purposes of this Clause 18.2, the shares of such other class of capital stock of the Company held by the Stockholder shall be deemed to be Shares.

18.3 [REGISTRATION EXPENSES] Any and all expenses whatsoever incident to the Company's performance of or compliance with this Clause 18 shall be borne by the Company whether or not the offering of Shares to which such expenses relate is consummated; provided, however, that the Company shall not be required to bear underwriting discounts and commissions or transfer taxes, if any, relating to the sale or disposition of Shares, and the Company shall only be obligated to pay for the fees and expenses of counsel and independent certified public accountants for the Company.

18.4 Transferees of Shares from a Stockholder shall not acquire the rights of the transferring Stockholder as set out in this Clause 18; provided that all transferees of Shares from a Stockholder who are Affiliates of such Stockholder shall acquire, if such transfers are accomplished in compliance with the terms of this Agreement, the rights and obligations of such Stockholder as set forth in this Clause 18.

Clause 19. NON-COMPETE PROVISIONS

19.1  (i)   For the benefit of Abrilcap and Mr. Civita and their Affiliates
            (other than the Company and its Subsidiaries) only, Harpia and Curupira hereby agree on behalf of themselves, The Chase Manhattan
            Corporation and its direct and other indirect majority-owned subsidiaries (collectively, "Chase") that, for so long as Harpia and Curupira, together with their Affiliates, hold at least 5% (five percent) of the issued and outstanding voting Shares, none of Harpia, Curupira, any Affiliate of either, or (to the extent Harpia, Curupira or any Affiliate thereof that is a Stockholder remains an Affiliate of Chase or any successor thereto) Chase shall, except through the Company, hold more than 10% (ten percent) of the total equity of any business organization that engages directly, nor more than 50% (fifty percent) of the voting equity of any business organization that engages indirectly through one or more subsidiaries or other business organizations, in the Business in Brazil; provided, however, that the covenants set forth in this Clause 19.1 shall not apply (i) to any equity acquired by Chase or any successor thereto, as a result of (a) the merger of Chase or any such successor with Chemical Banking Corporation or any other Person
            (a "Merger Party") who directly or indirectly holds such equity at the time such merger is consummated (the

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                                                                              78


            "Merger Date"), or (b) the statutory, contractual, preemptive or other rights that such Merger Party or any Affiliate thereof may have, as of the Merger Date, to acquire such equity or to exchange securities for such equity, regardless of whether such rights are contingent or vested or inchoate or fixed as of the Merger Date, or
            (ii) from and after the Merger Date, to any Person that engages primarily in venture capital or merchant banking activities (including, to the extent such covenants might otherwise apply, Chemical Venture Partners) or to any equity for which any such Person (or its personnel) has functional management responsibility, regardless of where such equity is booked.

      (ii) The parties hereto recognize that Chase may provide various financial services to individuals, corporations and other entities that may be engaged or that may intend to engage, directly or indirectly, in the Business, including but not limited to: (a) conducting or participating in the sale, placement or underwriting of securities for such individuals or entities, (b) providing loans or other credit arrangements to such individuals or entities, which loans or arrangements may be secured by, among other things, the pledge to Chase of voting or other securities, and Chase may receive fees in connection with such loans or arrangements which may include stock, warrants or other equity securities, (c) engaging in fiduciary or other relationships whereby Chase may control or exercise voting power over securities of various entities and (d) providing financial advice and other commercial and investment banking services, and further recognize that none of these activities shall constitute a violation of this Clause 19 nor shall any equity securities acquired by Chase in connection with any of these activities count towards the percentages set forth in the first sentence of this Clause 19. In particular, nothing in this Clause 19 shall prohibit Chase from exercising its rights with respect to any securities pledged for its benefit or foreclosing on, receiving in compromise of obligations, holding or otherwise dealing with any such securities, or exercising its rights as a creditor of any person, including without limitation by receiving equity securities in compromise of obligations or in a bankruptcy, insolvency, receivership or similar proceeding or as part of a workout or other restructuring of debt, and in such case, such equity securities shall not count towards the percentages set forth in the first sentence of this Clause 19.

19.2 For the benefit of Harpia, Curupira and their Affiliates so long as they collectively own 5% (five percent) or more of the issued and outstanding voting Shares, Mr. Civita and Abrilcap agree on behalf of themselves and their Affiliates that, except through the Company (and, to the extent necessary to comply with the provisions hereof and of the Old Stock Purchase Agreement and the Service Agreement, the License Holders),
      neither of them nor any person directly or indirectly controlled by either of them shall, in any geographic area, directly or
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                                                                              79


      indirectly engage in any business, or be interested (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in any business organization that engages in any business, substantially of the same type as the Business or as any business the Company or any Subsidiary may conduct. Without limiting the foregoing provisions hereof, except to the extent expressly set forth herein, Mr. Civita and Abrilcap agree that they shall not directly or indirectly through any Affiliate (except for the Company and its Subsidiaries), engage in or be interested in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in the telephony business. Notwithstanding the foregoing sentence, however, so long as it does not create or pose a conflict of interest with the business of the Company and/or its Subsidiaries, Mr. Civita and Abrilcap may, directly or through Affiliates, hold passive, minority, or noncontrolling interests in persons engaged in telephony; provided that in the event such interest does create or pose a conflict of interest with the business of the Company and/or its Subsidiaries, Mr. Civita and Abrilcap shall, as soon as practicable, effect one of the following alternatives, at their option: (i) merge such interest into the Business of the Company and its Subsidiaries (subject to compliance with the provisions of Clauses 12 and 13 above); (ii) sell, transfer, or otherwise dispose of such interest; or (iii) transfer such interest to a "blind trust" or equivalent device under Brazilian law, pursuant to which Mr. Civita shall have solely an economic interest, but pursuant to which he will receive no information regarding such interest and shall have no decision making role with respect thereto.

19.3 For so long as Falcon, together with its Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares, Falcon hereby agrees for the benefit of Abrilcap and Mr. Civita and their Affiliates (other than the Company and its Subsidiaries) only that, except through the Company, neither it nor any of its Affiliates shall within the territory of the Federative Republic of Brazil (i) directly or indirectly engage in the Business, or (ii) be interested (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in any business organization that engages primarily in the Business within the territory of the Federative Republic of Brazil or any business conducted primarily within the Federative Republic of Brazil that is either substantially of the same type as the Business or any other business the Company or any Subsidiary may conduct or that is otherwise competitive with any business that the Company or any Subsidiary may conduct; provided, however, that nothing in this Clause
      19.3 shall prohibit Falcon or any Affiliate thereof from owning less than 5% (five percent) of the voting capital or total capital stock or other ownership interest of any public company which it does not control.

19.4 For so long as Falcon, together with its Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares, Falcon hereby agrees for the benefit of Abrilcap and Mr. Civita and their Affiliates (other than the Company and its Subsidiaries) that neither it nor any of its Affiliates shall directly or indirectly own
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                                                                              80


      or control a majority of the voting equity of any business organization other than a partnership, or directly or indirectly act as a general partner of any partnership, that engages primarily in any business relating to pay television delivered by KU-band satellite distribution in any of the countries of South America, Central America, in the Caribbean Sea, or the United States of Mexico (including countries that become sovereign in the current territory of the aforesaid countries).

19.5 For so long as Falcon, together with its Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares or the Investor Entities, together with their Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares, Abrilcap and Mr. Civita hereby agree for the benefit of Falcon or the Investor Entities, as the case may be, in each case on behalf of themselves and their Affiliates, that, except through the Company (and, to the extent necessary to comply with the provisions hereof and of the Stock Purchase Agreement and the Services Agreement, neither of them nor any person directly or indirectly controlled by either of them or under common control with either of them shall, within the territory of the Federative Republic of Brazil directly or indirectly engage in the Business, or be interested (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in any business organization that engages in any business that is either substantially of the same type as the Business or any other business the Company or any Subsidiary conducts or that is otherwise competitive with any business that the Company or any Subsidiary may conduct. Without limiting the foregoing provisions hereof, except to the extent expressly set forth herein, Mr. Civita and Abrilcap agree that they shall not directly or indirectly through any Affiliate (except for the Company and its Subsidiaries), engage in or be interested in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in the telephony business. Notwithstanding the foregoing sentence, however, so long as it does not create or pose a conflict of interest with the business of the Company and/or its Subsidiaries, Mr. Civita and Abrilcap may, directly or through Affiliates, hold passive, minority, or non-controlling interests in persons engaged in telephony; provided that in the event such interest does create or pose a conflict of interest with the business of the Company and/or its Subsidiaries, Mr. Civita and Abrilcap shall, as soon as practicable, effect one of the following alternatives, at their option: (i) merge such interest into the Business of the Company and its Subsidiaries (subject to compliance with the provisions of Clauses 12 and 13); (ii) sell, transfer, or otherwise dispose of such interest; or (iii) transfer such interest to a "blind trust" or equivalent device under Brazilian law, pursuant to which Mr. Civita shall have solely an economic interest, but pursuant to which he will receive no information regarding such interest and shall have no decision making role with respect thereto.

19.6 Except through their respective investments in Tevecap, for so long as Falcon, together with its Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares or the Investor Entities, together with their Affiliates, owns 2% (two percent) or more of the issued and outstanding voting Shares,
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                                                                              81


      Abrilcap and Mr. Civita hereby agree for the benefit of Falcon or the Investor Entities, as the case may be, in each case on behalf of themselves and their Affiliates that neither of them nor any person directly or indirectly controlled by either of them shall, in any of the countries of South America, Central America, in the Caribbean Sea, or the United States of Mexico (including countries that become sovereign in the current territory of the aforesaid countries), directly or indirectly engage in any business, or be interested (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, advisor, consultant or otherwise) in any business organization that engages in any business relating to pay television delivered by KU-band satellite distribution.

19.7 The Investor Entities hereby agree on behalf of (a) themselves, (b) Hearst and Hearst's Subsidiaries, but only for so long as Hearst, directly or through the Investor Entities or Affiliates of the Investor Entities, owns 2% (two percent) or more of the issued and outstanding voting Shares and
      (c) CCABC and CCABC's Subsidiaries, but only for so long as CCABC, directly or through the Investor Entities or Affiliates of the Investor Entities, owns 2% (two percent) or more of the issued and outstanding voting Shares, for the benefit of Abrilcap and Mr. Civita and their Affiliates, that none of the parties listed in clauses (a), (b), or (c) above, to the extent applicable, shall own an interest in any entity principally engaged in the business of non- standard television general entertainment service and the ownership and operation of facilities related thereto which competes with the Company in Brazil, except for interests representing not more than 10% of the total equity of such an entity, it being understood that nothing contained herein shall prohibit the Investor Entities, Hearst, CCABC or any of their Subsidiaries from engaging in any activity in which they are currently engaged or from acquiring an interest in Galaxy Latin America. The parties hereto expressly acknowledge and agree that nothing in this Agreement or any other agreement entered into in connection with the Investor Entities' purchase of Shares (this Agreement and such other agreements collectively, "Excluded Agreements") shall be deemed to apply to any entity controlling CCABC. In particular, but without limiting the foregoing, the parties expressly acknowledge and agree that a transaction is pending between
      CCABC and The Walt Disney Company ("Disney") and, should such transaction be consummated, no provision of any Excluded Agreement shall apply to Disney or any of its Subsidiaries, other than CCABC and its Subsidiaries. However, if Disney or any of its Subsidiaries transfers any of its business operations to a CCABC Subsidiary after the consummation of the pending transaction, the provisions of the Excluded Agreements shall not apply to any such CCABC Subsidiary. Similarly, the provisions of the Excluded Agreements shall not apply to Disney and its Subsidiaries notwithstanding any transfers of businesses from CCABC and its
      Subsidiaries to Disney and its Subsidiaries. Further, the parties expressly acknowledge and agree that ESPN, Inc. (and/or affiliates thereof) are currently parties to various agreements with the Company (and/or Affiliates thereof) relating to the establishment and management of the ESPN Brazil programming service (the "ESPN Brazil Agreements") and that the ESPN Brazil Agreements shall not be subject to, or
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                                                                              82


      affected in any way by, any term of any Excluded Agreement and that, if any conflict exists between any ESPN Brazil Agreement and any Excluded Agreement, the terms of such ESPN Brazil Agreement shall govern. In addition, the parties expressly acknowledge and agree that no provisions of any Excluded Agreement shall apply to the activities of the following persons, except for activities not within the ordinary course of business of such persons as determined in good faith by the governing bodies of such persons: The A&E Television Networks, Lifetime and ESPN, Inc.

19.8 Transferees of Shares of Falcon and its Affiliates shall acquire the rights of Falcon and its Affiliates set out in Clauses 19.5 and 19.6 above, and shall become bound by the same obligations as Falcon and its Affiliates set out in Clauses 19.3 and 19.4 above, provided such transferees (together with their Affiliates) acquire, from time to time, and continue to hold, no less than 5% (five percent) of the voting Shares of the Company. Transferees of Shares of the Investor Entities and their Affiliates shall acquire the rights of the Investor Entities and their Affiliates set out in Clauses 19.5 and 19.6 above, and shall become bound by the same obligations as the Investor Entities and their Affiliates set out in Clause 19.7 above, provided such transferees (together with their Affiliates) acquire, from time to time, and continue to hold, no less than 5% (five percent) of the issued and outstanding voting Shares of the Company. No other rights or obligations of any other party under this Clause 19 shall be transferable.

Clause 20. CONFIDENTIALITY

      Each of the Stockholders and the Company agrees that it will not, without the mutual agreement of all parties to this Agreement, disclose to any third party any information reasonably designated by the Company as confidential and obtained in connection with this Agreement, except to the extent that: (i) such disclosure is required by applicable law, regulation or legal process; (ii) such information becomes publicly known other than as a result of any breach by any of the parties hereto of its obligations set forth in this Clause 20; (iii) such disclosure is requested or required by any bank or other regulatory authority having jurisdiction over such party hereto; (iv) such disclosure is to such Stockholder's Affiliates or to the officers, directors, employees, auditors and professional advisors of such Stockholder and its Affiliates who, in each case, have a need to know such information; or (v) such disclosure is to such Stockholder's partners (or stockholders that are not Affiliates of such Stockholder) or, if required to obtain credit or pursuant to an executed credit agreement or similar document, to any financial institution lender to such Stockholder or its Affiliates or, in the case of Falcon, to the owners from time to time of any equity interest in Falcon Parent (each such person to whom a Stockholder is permitted to disclose such confidential information under this subclause (vi) above being referred to as a "Permitted Disclosee"); provided, however, that to the extent a Stockholder discloses such confidential information to a Permitted Disclosee and such Permitted Disclosee discloses such confidential information otherwise than as permitted by this Clause 20, such Stockholder shall be responsible for such disclosure as if it had itself breached this Clause 20 and shall be liable to the Company for any damage arising from such wrongful disclosure.

Clause 21. DURATION OF THE AGREEMENT

21.1 This Agreement shall take effect as of the date hereof and shall remain in effect for a period of 25 (twenty-five) years from such date.

21.2 In the event that no Stockholder informs to the others upon written notice of its lack of interest in extending this Agreement beyond such initial term of 25 (twenty-five) years or any subsequent term, at least 4 (four) months in advance, this Agreement shall continually extend for successive two year periods.

Clause 22. MISCELLANEOUS PROVISIONS

22.1 This Agreement is irrevocable and shall be binding on the Stockholders and the Company and their heirs and successors and assigns for all purposes. The Company, the Stockholders and their heirs or successors or assigns shall fully comply with the obligations undertaken herein, including, without limitation, voting their respective Shares in strict compliance with provisions herein. The parties hereto are aware that their respective obligations as set out herein are subject to specific enforcement, pursuant to applicable law.

22.2 All notifications, communications and notices required or permitted pursuant to this Agreement shall be effected in writing and delivered to each party through facsimile, telex or registered letter, return receipt requested, as follows:

               If to Mr. Civita:

               Av. Otaviano Alves de Lima, 4400
               02901-000 (Freguesia do O) Sao Paulo, SP
               Fax:     (011) 875-9456

               If to Abrilcap:

               Av. Otaviano Alves de Lima, 4400
               02901-000 (Freguesia do O) Sao Paulo, SP
               Fax:     (011) 875-9456

               Attn: Mr. Jose Augusto Pinto Moreira

               If to Harpia or Curupira:

               c/o Chase Manhattan Overseas Banking Corporation
               802 Delaware Avenue - 13th Floor
               Wilmington, Delaware  19801 - U.S.A.
               Fax:     (302) 429-0456

               Attn: Mr. Warren Leonard

               with a copy to:

               The Chase Manhattan Bank, N.A.
               Media and Telecommunications
               One Chase Manhattan Plaza, 4th Floor
               New York, New York  10081 - U.S.A.
               Fax:     (212) 552-0259

               Attn:    Mr. Fernando J. Viana

               If to Falcon:

               c/o Hellman & Friedman Capital Partners III, L.P.
               One Maritime Plaza, 12th Floor
               San Francisco, California  94111 - U.S.A.
               Fax:     (415) 788-0176

               Attn: Mr. Joseph Niehaus
               with a copy to

               Falcon International Communications LLC

               10900 Wilshire Boulevard
               Los Angeles, California  90024 - U.S.A.
               Fax:     (310) 824-4824

               Attn:    Mr. Stanley Iskowitch

               If to the Company:

               Av. Otaviano Alves de Lima, 4400
               02901-000 (Freguesia do O) Sao Paulo, SP
               Telex:  (011) 22115
               Fax:  (011) 875-9456

               Attn:  Mr. Jose Augusto Pinto Moreira

               If to the Investor Entities:

               The Hearst Corporation
               959 8th Avenue
               New York, New York 10019
               Attention:  Victor F. Ganzi, Esq.
               Fax:     (212) 246-3630
               Attn:    Mr. Ray Joslin
               Fax:     (212) 245-2306

               Capital Cities/ABC, Inc.
               77 West 66th Street
               New York, New York  10023

               Attn:    Larry M. Loeb, Esq.
               Fax:     (212) 456-6565

               with copies to:

               Capital Cities/ABC, Inc.
               77 West 66th Street
               New York, New York  10023
               Attn:    Jerry Sullivan
               Fax:     (212) 456-7570

22.3 Clause Headings and other headings herein contained are simply for reference purposes, and shall not affect the meaning or construction thereof.

22.4 Except for the Option Agreement, the Abril Agreement and the two letter agreements dated of even date herewith among the parties hereto, this Stockholders Agreement constitutes the entire agreement among the parties hereto respecting the matters described herein and supersedes all prior agreements and undertakings, oral or written, among the parties hereto with respect to the subject matter hereof.

22.5 No amendment to this Agreement shall be valid unless it is made in writing and signed by all parties hereto.

22.6 No term or toleration granted by any of the parties to the others, in relation to the terms of this Agreement, shall affect in any way this Agreement or any of the rights and obligations of the parties, except in strict compliance with the terms of the granted toleration.

22.7 This Agreement shall be filed at the Company's head office pursuant to and for the purposes of Article 118 of Law No. 6.404, of 12.15.76. the Company's Registered Share Registrar, on the margin of the Share registration, and the certificates representing the Shares, if issued, shall bear the following text: "The voting and transfer rights inherent to the shares of stock represented by this Certificate (or registry), including the creation of any lien for any purpose, is bound and subject to the Stockholders Agreement dated December 6, 1995."

22.8 This Agreement shall be governed and construed in accordance with the laws of the Federative Republic of Brazil.

22.9 Each of the parties hereto irrevocably agrees that any action or proceeding against it arising out of this Agreement may be brought (i) in a New York State Court sitting in the City of New York, or the United States District Court for the Southern District of New York (or, if such courts do not have subject matter jurisdiction over such dispute, in any other state or federal court located in the State of New York), preserving, however, all rights of removal to a federal court under 28 U.S.C. Section 1441 or (ii) the Courts of the City of Sao Paulo, State of Sao Paulo. The foregoing submission to jurisdiction shall be deemed non-exclusive and shall not prevent any party from instituting any action or proceeding in any other court of competent Jurisdiction.

      Until this Agreement shall have terminated:

      (i) each of the Company, Mr. Civita and Abrilcap does hereby irrevocably designate, appoint and empower CT Corporation System, with offices currently at 1633 Broadway, New York, NY 10019, as its lawful agent to receive for and on its behalf service of process in the State of New York in any such proceedings;

      (ii) each of Harpia and Curupira does hereby irrevocably designate, appoint and empower The Chase Manhattan Bank, N.A., or any successor thereto, with offices currently at 1 Chase Manhattan Plaza, New York, NY 10081, Attention: Fernando Viana, 4th Floor, as its lawful agent to receive for and on its behalf service of process in the State of New York in any such proceedings;

      (iii) Falcon does hereby irrevocably designate, appoint and empower CT Corporation System, with offices currently at 1633 Broadway, New York, NY 10019, as its lawful agent to receive for and on its behalf service of process in the State of New York in any such proceedings;

      (iii) Hearst/ABC Limitada does hereby irrevocably designate, appoint and empower The Hearst Corporation, with offices currently at 959 Eighth Avenue, New York, New York 10019, Attention: General Counsel, as its lawful agent to receive for and on its behalf service of process in the State of New York in any such proceedings,

      (iii) any service made on such agent or its successor shall be effective when delivered regardless of whether notice thereof is given to the affected party hereto;

      (iv) if any person designated as an agent under this Clause 22.9 shall cease to be located in the State of New York or shall no longer serve as agent of a party hereto to receive service of process in the State of New York, the party so affected shall be obligated to ensure that an agent or successor agent is appointed and each of the other parties is notified of the same in writing, service upon the last designated agent shall be good and effective;

      (v) the foregoing provisions hereof shall not affect or limit the right of any party to, or prevent any party from, serving process in any other manner permitted by applicable law; and (vi) the Company and those Stockholders who have designated, appointed and empowered CT Corporation System to act as its agent as described above shall promptly (but in no event later than sixty (60) days from the date hereof) deliver to the other Stockholders written confirmation from CT Corporation System accepting such designation, appointment and empowerment.

      IN WITNESS WHEREOF, the parties herein have executed this instrument in five identical counterpart originals of equal content in the presence of the two undersigned witnesses.

                              ___________________________________
                                    HARPIA HOLDINGS LIMITED


                              ___________________________________
                                    CURUPIRA HOLDINGS LIMITED

                              ___________________________________
                                    ROBERT CIVITA

                              ___________________________________
                                    ABRILCAP COMERCIO E PARTICIPACOES
                                    LTDA.

                              ___________________________________
                                    TEVECAP S.A.

                              ___________________________________
                                    FALCON INTERNATIONAL
                                    COMMUNICATIONS LTD.


                              HEARST/ABC VIDEO SERVICES II
                              By:  Hearst Brazil, Inc., its partner

                              ___________________________________


                              By:   Brazil Cable Investments, Inc., its partner

                              ___________________________________


                              TVA PARTICIPACOES LTDA.
                              By:   Hearst Brazil, Inc., its partner

                              ___________________________________

                              By:   Brazil Cable Investments, Inc., its partner

                              ___________________________________

WITNESSES:


1.____________________


2.____________________

                                FIRST AMENDMENT

      This private instrument is executed on February 12, 1996, as a first amendment to Tevecap S.A/'s Shareholders Agreement dated December 6, 1995 and ratified on December 7, 1995, between Tevecap S.A., Robert Civita, Abrilcap Comercio e Participacoes Ltda., Harpia Holdings Limited, Curupira Holdings Limited, Falcon International Communications Ltd., Hearst/ABC Video Services II, and TVA Participacoes Ltda., all of whose particulars are duly set forth in said shareholders agreement (hereinafter simply called "Shareholders Agreement")

      The parties hereto are parties to a private instrument of waiver and agreement, dated February 12, 1996.

      The parties have mutually agreed to amend, as indeed they have amended, the Shareholders Agreement, under the following terms, to wit:


1. Capitalized terms used in this instrument, the definitions of which have not been specifically given, shall have the same meaning given to them in the Shareholders Agreement.

      2. The parties hereby agree to amend the Shareholders Agreement as follows:

            2.1. As of the execution of this instrument and thereafter, the term "Falcon" will mean Falcon International Communications (Bermuda), L.P., in view of the fact that this company shall replace Falcon International Communications Ltd. in the Shareholders Agreement and will undertake and succeed all the obligations, duties and rights of Falcon International Communications Ltd. arising from the Shareholders Agreement.

            2.2. (a) Clause 1 of the Shareholders agreement is hereby rectified in order to include the following definition:

                  "Falcon LLC" refers to Falcon International
                  Communications LLC.

                  (b) Clause 1 of the Shareholders Agreement is hereby rectified in order to exclude in their entirety the definitions of "Institutional Investor" and "Controlling Shareholding Corporation" and replace them by":

                  "Institutional Investor" means an institutional or financial investor (such as a risk capital corporation or a risk capital investment fund, pension plan institution, financial or governmental or similar institutions) which acquires or holds shares in Falcon, Falcon LLC or the Falcon Controller (or any Affiliate of Falcon which is then a Shareholder) mainly for investment purposes:

                  "Controlling Shareholding Corporation" means, as regards the Shareholder, any person with (a) directly or indirectly, through one or more subsidiaries, holds or controls the majority of the voting capital stock or equivalent control of said Shareholder or is entitled to control said Shareholder's management and (b) 50% or more of the market value of such person's Fixed Assets consist, directly or through one or more subsidiaries, of Shares held by said Shareholder or any other Shareholder of which said person is a Controlling Shareholding Corporation; provided that (i) neither Falcon LLC nor the Falcon Controller are deemed as a Controlling Shareholding Corporation of Falcon after the Financing Date if, on such date, US$50,000,000 means less than half of the total capital commitments (including contributions made previously) undertaken by the Investors of the Falcon Controller in the Falcon Controller; provided that, if after the Financing Date, Falcon LLC holds, directly or indirectly, more than twenty percent (20%) of shares owned by Falcon (or any other Falcon Affiliate is then a Shareholder), then, in such an event, Falcon LLC will be deemed a Controlling Shareholding Corporation of said Shareholder, should 50% or more of the market value of Falcon LLC's Fixed Assets consist of, whether directly or indirectly through one or more subsidiaries, Shares held by said Shareholder; and (ii) in no event, an investor in the Falcon Controller or other holder of shares in Falcon LLC or in the Falcon Controller (or, as regards such Investor of the Falcon Controller or other holder of shares, any person described in clause (a) of this definition) is or is deemed to be a Controlling Shareholding Corporation.

            2.3. In Clause 4.8(i) of the Shareholders Agreement, a letter (f) shall be included with the following wording, to wit:

                  "(f) in the event Falcon, Falcon LLC and the Falcon Controller (or their Affiliates), to the extent that Falcon LLC and the Falcon Controller (or their Affiliates) otherwise organize an Affiliate, under this Instrument; provided that for the purposes of this Clause 4.8(i)(f), in the determination by said parties of the organization of an Affiliate, such parties, together with their Affiliates, may be considered severally or jointly, as regards the decision for such determination; to exemplify the above, if one party is the main partner of one corporation and the other party is the limited liability partner and holds the majority of the economic interest in said corporation, said entities may be considered jointly as regards the determination as said parties being Affiliates, pursuant to this Instrument,"

            2.4. Clause 7.1 of the Shareholders Agreement is hereby rectified to amend the definition of "Falcon Controller" from "Falcon International Communications LLC" to "Falcon International Communications L.P."

            2.5. Clause 10.10 of the Shareholders Agreement shall henceforth be worded as follows, to wit:

                  10.10(i) Provided that pursuant to Clause 10.10(ii) below, as long as Falcon or any of its Affiliates is a Shareholder, in the event that (a) after the Initial Organization Date, as defined in the Private Instrument of Waiver and Agreement (the "Financing Date"), at least one among the entities, Falcon LLC, Falcon Controller or an Affiliate thereof is not a Controlling Shareholder of any Falcon Entities or Falcon Affiliates, Falcon LLC or the Falcon Controller which is then a Shareholder, or (b) interest in equity in Falcon or in any Falcon Affiliate, Falcon LLC or the Falcon Controller which is then a Shareholder (or in any Controlling Shareholding Corporation of Falcon or its Affiliates) is sold or transferred to persons others than Institutional Investors (or individuals performing services as employees and consultants for Falcon, Falcon LLC or the Falcon Controller or their Affiliates or to a fund in their own benefit), then (i) unless all the interests in equity which are transferred and which result in the Purchase Option provided in this Clause
10.10 have been offered in accordance with the procedure provided in Clause 4 above (although neither Falcon nor Falcon LLC, nor the Falcon Controller are bound to offer such interest in equity, pursuant to said clause, but might decide to do so), each one among the Buyer in the Purchase Option, the H/C Entities and the Investor Entities will have a Purchase Option as regards all of the Shares held by Falcon or its Affiliates. Such Purchase Option may be exercised for six months as of the determination by the Buyer in the Purchase Option, the H/C Entities or the Investor Entities of such an event and otherwise in accordance with provisions in this Clause 10 (except that (a) the Purchase Option Price for the purpose of this Clause 10.10 will be the one corresponding to the calculation of the price of the Shares, using the market value of the Corporation and its subsidiaries, in accordance with the provisions of Clause 6.3(a) only and including the last paragraph of Clause 6.3 and (b) both the Buyer in the Purchase Option, the H/C Entities or the Investor Entities may start said Purchase Option by delivering a Purchase Option Notice) and (ii) regardless of such interest in equity being or not offered pursuant to the procedures set forth in Clause 4 or the Purchase Option being or not exercised, Falcon and any of its Affiliates (1) will immediately lose all the rights awarded by this Agreement to Falcon and its Affiliates, which would not have been transferable with the Shares held by Falcon or its Affiliates, and they shall immediately cease to be liable for the commitments undertaken in this Agreement which would not have been transferable with the Shares held by them (including the liabilities in connection with the Falcon Purchase Option), in each case as if the transfer of such Shares had been made by Falcon or its Affiliates and (2) will immediately lose all the rights to indemnity under Clause 7.3(a) and (b) of the Old Share Purchase Agreement and Clause 6.3 of the Share Purchase Agreement which are not related to indemnity claims which are then pending, and at the time of such loss, the Shares held by Falcon mad its Affiliates will no longer be subject to the Falcon Purchase Option.

            (ii) Notwithstanding the provisions of Clause 10.10(i) above, the other shareholders mentioned in Clause 10.10 (i) above will not have the right established in said Clause (and neither Falcon nor any of its Affiliates which are then Shareholders will lose any of the rights set forth in said Clause) as regards any of the following sales, transfers or assignments of interest in equity (a) in connection with a Public Offer of interests in Falcon, Falcon LLC or the Falcon Controller, provided Falcon LLC, any Investor of the Falcon Controller, any initial share investor in Falcon LLC, or a combination of such entities, remains under the control of Falcon, Falcon LLC and/or the Falcon Controller, according to the case, after said Public Offer; (b) in Falcon LLC or the Falcon Controller, made after the Financing Date; provided that should Falcon LLC be a Controlling Shareholding Corporation at the time of such sale, transfer or assignment, Clause 10.10(i) will be applicable to such sale, transfer or assignment, unless another exception, pursuant to this clause 10.10
(ii) is applicable; (c) in Falcon or in a Falcon Controlling Shareholding Corporation, provided that after such transfer or assignment, not more than 25% of the entire interest in equity in Falcon or in said Controlling Shareholding Corporation is held by persons which are not Falcon LLC (or its Affiliate), the Falcon Controller (or its Affiliate), Institutional Investors, or individuals or plans mentioned above, or (d) in Falcon, any Falcon Affiliate or any Shareholder in which Falcon or its Affiliates hold any equity, for an Affiliate.

      3. This instrument of amendment will be immediately enforced after the occurrence of the following events: (i) execution of this instrument by all the above named parties; and (ii) a notice sent by Falcon as regards the perfection of the transfer of Falcon International Communications Ltd.'s shares to Falcon International Communications (Bermuda), L.P.

      4. All other clauses of the Shareholders Agreement which have not been expressly amended by this instrument shall remain in full force.

      IN WITNESS WHEREOF, the parties have executed this instrument in five (5) counterparts, before the undersigned witnesses.

                             HARPIA HOLDINGS LIMITED

                            CURUPIRA HOLDINGS LIMITED

                                  ROBERT CIVITA

                     ABRILCAP COMERCIO E PARTICIPACOES LTDA.

                                  TEVECAP S.A.

                    FALCON INTERNATIONAL COMMUNICATIONS LTD.

               FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA), L.P.

                          HEARST/ABC VIDEO SERVICES II
                       By Hearst Brazil, Inc., its partner

                  By Brazil Cable Investments, Inc. its partner

                             TVA PARTICIPACOES LTDA.
                       By Hearst Brazil, Inc., its partner

                 By Brazil Cable Investments, Inc., its partner


Witnesses:

1.

2.

                                 AMENDMENT NO. 2
                          TO THE STOCKHOLDERS AGREEMENT

      This Amendment No. 2, dated as of October 15, 1996 ("Amendment No. 2"), to the Stockholders Agreement dated as of December 6, 1995, as amended by Amendment No. 1 dated as of February 12, 1996 (as so amended, the "Stockholders Agreement"), is made by and among:

1. TEVECAP S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil, at Rua do Rocio 313, Cj. 101 (parte) CGC MF Nr. 57.574.170/0001-05 (the "Company");

2. Mr. Robert Civita, a Brazilian citizen, married, editor, bearer of the ID Card Nr. 1.666.785 and CPF Nr. 006.890.178-04, domiciled in Sao Paulo, SP, Brazil, at Rua Escocia, 253, apt. 11, Brazil ("Mr. Civita");

3. ABRIL S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil, at Av. Otaviano Alves de Lima 4400, Sao Paulo, Brazil, CGC/MF Nr. 44.597.052/0001-62 ("Abril") (as successor in interest to Abrilcap Comercio e Participacoes Ltda.);

4. HARPIA HOLDINGS LIMITED, a company duly organized and validly existing in accordance with laws of the Cayman Islands, having its registered office at c/o Maples & Calder, Attorneys-at-Law, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("Harpia");

5. CURUPIRA HOLDINGS LIMITED, a company duly organized and validly existing in accordance with the laws of the Cayman Islands, having its registered office at c/o Maples & Calder, Attorneys-at-Law, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("Curupira");

6. FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P., a limited partnership organized and validly existing in accordance with the laws of Bermuda, having its registered office in Bermuda ("Falcon");

7. HEARST/ABC VIDEO SERVICES II, a general partnership organized under the laws of Delaware, with its principal place of business at 959 Eighth Avenue, New York, NY 10019 ("Hearst/ABC Video"); and

8. CABLE PARTICIPACOES LTDA. (formerly TVA PARTICIPACOES LTDA.), a limited liability company organized under the laws of the Federative Republic of Brazil, with its principal place of business in Sao Paulo, SP, Brazil Rua do Rocio 313, CGC MF Nr. 00921404/0001-18 ("Hearst/ABC Limitada").

      WHEREAS, the parties (including their respective nominees) are the holders of 100% of the issued and outstanding capital stock of the Company;

      WHEREAS, the parties entered into the Stockholders Agreement governing certain of their respective rights and obligations in the Company;

      WHEREAS, the Company plans to issue high yield senior notes in the United States in the principal amount of $225,000,000 (the "Notes");

      WHEREAS, the Notes will be issued under an indenture (the "Indenture") among the Company, the Company's subsidiaries named therein, The Chase Manhattan Bank, as trustee, and Chase Manhattan Trust & Banking Co. (Japan) Ltd., as paying agent;

      WHEREAS, the Indenture will contain certain covenants relating to the actions and conduct of the Company and the Company's subsidiaries;

      WHEREAS, to provide for the issuance of the Notes, the undersigned parties have agreed to amend the Stockholders Agreement in accordance with the terms hereof.

      NOW THEREFORE, the Stockholders, having resolved to amend the Stockholders Agreement in accordance with the requirements of Article 118 of Law No. 6.404, of December 15, 1976, other applicable legislation and the following terms and conditions, hereby agree to amend the Stockholders Agreement as follows:

1.    The following definitions shall be added to Section 1 of the Stockholders
      Agreement:

            "Indenture" shall mean the Indenture among the Company, the Company's subsidiaries named therein, The Chase Manhattan Bank, as trustee, and Chase Manhattan Trust & Banking Co. (Japan) Ltd., as paying agent, to be entered into in connection with the issuance of the Notes.

            "Notes" shall mean $225,000,000 aggregate principal amount of senior notes due 2004 to be issued by the Company pursuant to the Indenture.

2. Each of Sections 6.1, 7.1(i) and 7A.1 shall be deleted and replaced by the following:

      6.1 So long as the Shares owned by the HC Entities are not publicly registered, listed or traded (other than pursuant to (x) a registration initiated by the Company pursuant to Clause 13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) a registration initiated pursuant to Clause 18.1 hereof or (z) the exercise of its piggyback registration rights pursuant to Clause 18.2 hereof) and Harpia or Curupira and their Affiliates, considered together, at such time hold at least five percent (5%) of the Company's voting Shares, or any other Stockholder or group of Stockholders that are Affiliates (other than Mr. Civita, Abril and any Affiliates thereof) which have received, by transfer from Harpia, Curupira or any Affiliate thereof, and at such time hold, at least five percent (5%) of the Company's voting Shares, then upon the occurrence of an HC Triggering Event (as defined in Clause 6.2 below) , and during the continuance thereof as described in the last paragraph of Clause 6.2 below, Harpia, Curupira, and their Affiliates, or such other Stockholder or

            Stockholders, as the case may be (the "HC Put Party"), shall be entitled to demand that the Company buy, in whole or in part, the Shares subscribed for by Harpia or Curupira pursuant to the Subscription Agreement then held by the HC Put Party (the Shares designated as being subject to such exercise of the HC Put Option are referred to as the "HC Put Shares") at the Event Put Price (as defined below), on the terms and conditions set forth in this Clause 6 (the "HC Put Option"); provided, however, that if the terms of the Indenture set forth in the Section entitled "Limitation on Restricted Payments," prohibit the Company from purchasing the HC Put Shares, in whole or in part, the Company shall not be obligated to purchase the HC Put Shares to the extent it is so restricted, but the Company shall have the obligation, if so elected by the HC Put Party as the Event Put Party as provided for in Clause 9.3 hereof, to issue the Special Preferred Shares pursuant to Clause 9.3 hereof; provided further, however, that the Company shall purchase the HC Put Shares for cash: (i) if such purchase is not restricted by the terms of the Indenture, (ii) to the fullest extent permitted under the terms of the Indenture and (iii) as soon as such purchase is not restricted by the terms of the Indenture. The rights of any HC Put Party under this Clause 6 are in addition to any other rights, remedies or actions which may be available to it hereunder, under any other agreement or by operation of law, except that the HC Put Option shall not be exercisable with respect to any HC Triggering Event (as defined below) for which Harpia, Curupira and their Affiliates shall have received indemnification in full for all amounts claimed and owing under Clause 7.3(a) or (b) of the Old Stock Agreement and, to the extent applicable, Sections 6.3(h) and
            (i) of the Stock Purchase Agreement.

      7.1(i) Unless

            (a) the Shares owned by Falcon or its Affiliates shall have been publicly registered, listed or traded (other than pursuant to:
                  (x) a registration initiated by the Company pursuant to Clause 13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) (1) with respect to a Falcon Time Put Option, a registration initiated by a Stockholder other than Falcon or its Affiliates pursuant to Clause 18.1 hereof and
                  (2) with respect to a Falcon Event Put Option, a registration initiated pursuant to Clause 18.1 hereof or (z) the exercise of its piggyback registration rights pursuant to Clause 18.2 hereof),

            (b) at the time of the exercise of the Falcon Put Option both (1) at least 50% of the initial aggregate ownership interests of the initial equity holders (the "Falcon Parent Investors") of Falcon International Communications L.P. ("Falcon Parent") (such initial ownership interests and initial equity holders calculated after Falcon Parent shall have been fully organized and the initial issuance of ownership interests to investors other than Hellman & Friedman Capital Partners III, L.P. ("Hellman & Friedman") and/or entities related thereto shall have been completed) shall then have become publicly registered, listed or traded and shall be freely tradable without any restrictions imposed by applicable securities laws, and (2) at least 50% of all of the ownership interests of Falcon Parent shall then have become publicly traded or

            (c) Falcon together with its Affiliates at such time collectively hold less than 5% (five percent) of the Company's voting Shares,

            then upon the occurrence of a Falcon Triggering Event (as defined below in Clause 7.2) and during the continuance thereof as described in the last paragraph of Clause 7.2 below, Falcon and its Affiliates shall be entitled to demand that the Company buy:

            (A) in the case of a Falcon Triggering Event referred to in Clause 7.2(i) below, all but not less than all of the Shares acquired by Falcon pursuant to the Old Stock Purchase Agreement then held by Falcon and its Affiliates (as used with respect to the Falcon Time Put Option, the "Falcon Put Shares") at the Time Put Price, on the terms and conditions set forth in this Clause 7 and Clause 9 (such option being hereinafter referred to as the "Falcon Time Put Option"), or

            (B) in the case of all other Falcon Triggering Events, all or a portion of the Shares acquired by Falcon pursuant to the Old Stock Purchase Agreement then held by Falcon and its Affiliates or transferees described in Clause 7.1(ii) below (as used with respect to the Falcon Event Put Option, the number of Shares designated as being subject to such exercise of the Falcon Event Put Option are referred to as the "Falcon Put Shares") at the Event Put Price, on the terms and conditions (including the proviso set forth below) set forth in this Clause 7 and Clause 9 (such option hereinafter referred to as the "Falcon Event Put Option"), except that the Falcon Event Put Option shall not be exercisable with respect to any Falcon Triggering Event for which Falcon and its Affiliates shall have received indemnification in full for all amounts claimed and owing under Section 7.3(a) or (b) of the Old Stock Purchase Agreement and, to the extent applicable, Sections 6.3 (h) and (i) of the Stock Purchase Agreement;

            provided, however, that if the terms of the Indenture set forth in the Section entitled "Limitation of Restricted Payments," thereof prohibit the Company from purchasing the Falcon Put Shares that are subject to a Falcon Event Put Option, in whole or in part, the Company shall not be obligated to purchase the Falcon Put Shares to the extent it is so restricted, but the Company shall have the obligation, if so elected by Falcon as the Event Put Party as provided for in Clause 9.3 hereof, to issue the Special Preferred Shares pursuant to Clause 9.3 hereof; provided further, however, that the Company shall purchase the Falcon Put Shares for cash: (i) if such purchase is not restricted by the terms of the Indenture,
            (ii) to the fullest extent permitted under the terms of the Indenture and (iii) as soon as such purchase is not restricted by the terms of the Indenture.

            Falcon hereby agrees, promptly after completion of the initial issuance of ownership interests in Falcon Parent to investors other than Hellman & Friedman and/or entities related thereto, to provide the Board with a list of the Falcon Parent Investors.

      7A.1 So long as the Shares owned by the Investor Entities are not publicly registered, listed or traded (other than pursuant to: (x) a registration initiated by the Company pursuant to Clause 13.1(ii) hereof to satisfy its indemnification obligations as described therein, (y) a registration initiated pursuant to Clause 18.1 hereof or (z) the exercise of its piggyback registration rights pursuant to Clause 18.2 hereof) and the Investor Entities and their Affiliates, considered together, at such time hold at least 5% (five percent) of the Company's voting shares, or any other Stockholder or group of Stockholders that are Affiliates (other than Mr. Civita, Abril and any Affiliates thereof) which have received, by transfer from the Investor Entities or any Affiliate thereof, and at such time hold at least 5% (five percent) of the Company's voting Shares, then upon the occurrence of an Investor Triggering Event (as defined in Clause 7A.2 below), and during the continuance thereof as described in the last paragraph of Clause 7A.2 below, the Investor Entities and their Affiliates, or such other Stockholder or Stockholders, as the case may be (the "Investor Put Party"), shall be entitled to demand that the Company buy, in whole or in part, the Shares purchased by the Investor Entities pursuant to the Stock Purchase Agreement or the stock purchase agreement among Hearst Limitada, Harpia and Curupira (the "HC Stock Purchase Agreement") then held by the Investor Put Party (the number of Shares designated as being subject to such exercise of Put Option are referred to as the "Investor Put Shares"), at the Event Put Price, on the terms and conditions set forth in this Clause 7A (the "Investor Put Option"); provided, however that if the terms of the Indenture set forth in the Section entitled "Limitation of Restricted Payments," thereof prohibit the Company from purchasing the Investor Put Shares, in whole or in part, the Company shall not be obligated to purchase the Investor Put Shares to the extent it is so restricted, but the Company shall have the obligation, if so elected by the Investor Entities as the Event Put Party as provided for in Clause 9.3 hereof, to issue the Special Preferred Shares pursuant to Clause 9.3 hereof; provided further, however, that the Company shall purchase the Investor Put Shares for cash: (i) if such purchase is not restricted by the terms of the Indenture, (ii) to the fullest extent permitted under the terms of the Indenture and (iii) as soon as such payment is not restricted by the terms of the Indenture. The rights of any Investor Put Party under this Clause 7A are in addition to any other rights, remedies or actions which may be available to it hereunder, under any other agreement or by operation of law, except that the Investor Put Option shall not be exercisable with respect to any Investor Triggering Event for which the Investor Entities and their Affiliates shall have received indemnification in full for all amounts claimed and owing under Clause 6.3(a) or (b) of the Stock Purchase Agreement.

3. Each of Sections 9.1, 9.2, 9.3, 9.5, 9.6 and 9.7 shall be deleted and replaced by the following:

      9.1 In the event that on the Date of the HC Put Payment, the Date of the Investor Put Payment, or the Date of the Falcon Put Payment with respect to any Falcon Event Put Option, as the case may be (the "Date of the Event Put Payment"), by reason of inadequate retained earnings or reserves pursuant to Article 30 of Law No. 6.404/76 or by reason of a restriction set forth in the Indenture in the Section entitled "Limitation on Restricted Payments", the Company is unable to purchase the Shares subject to the HC Put Option, the Investor Put Option or the Falcon Event Put Option, as the case may be (the "Event Put"), in whole or in part, and in the event that the HC Put Party, the Investor Put Party or the Falcon Put Party, as the case may (the "Event Put Party"), does not expressly further waive its Event Put (provided that any such waiver shall be without prejudice to the right of the Event Put Party to reinstate such Event Put Option in accordance with Clause 6, 7 or 7A above, as applicable), the Company shall establish, in writing, the amount in U.S. Dollars corresponding to the Event Put Price of Shares not acquired on the Date of the Event Put Payment as verified pursuant to Clause 6, 7 or 7A above, which shall not be subject to any variation (except foreign exchange variation), irrespective of the Company's operating results or the value of the Shares after the Date of the Event Put Payment, and the closing date of the Event Put with respect to such remaining Shares shall be extended pursuant to this Clause ("Put Postponement"). This Clause 9.1 shall not limit or be interpreted as further limiting the Company's obligation (subject to the terms hereof), under the Event Put to buy the maximum possible amount of Shares, including on the Date of the Event Put Payment.

      9.2 In the event of a Put Postponement, the Company shall continue to use its best efforts to increase its ability, to legally purchase the remaining Shares subject to the Event Put, pursuant to its terms, and in each case subject to the restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments" and the Section entitled "Limitation on Indebtedness" for so long as the Notes are outstanding, by obtaining credit and/or the necessary consent of its creditors other than the holders of the Notes or the trustee under the Indenture, if applicable. The Event Put Price of each Share to be purchased shall be paid to the Event Put Party in Reais Equivalent on the date of such payment.

      9.3 Any Shares not purchased by the Company on the Date of the Event Put Payment may be converted by the Event Put Party, at its exclusive discretion, into classes of the Company's Preferred Shares ("Special Preferred Shares") entitled to a minimum fixed and cumulative dividend to be determined on the basis of the aggregate Event Put Price for such unpurchased Shares, multiplied by the one-year LIBOR rate as quoted by the London branch of The Chase Manhattan Bank prevailing on the Date of the Event Put Payment, plus 4% per annum ("Cumulative Dividends"), payable semiannually from the Date of the Event Put Payment through the date such Special Preferred Shares are purchased by the Company pursuant to the Event Put; provided, however, if due to restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," the Company may not make payment of the Cumulative Dividends at any time, the Company shall not be obligated to make payment of such Cumulative Dividends to the extent restricted by the terms of the Indenture; provided further however that in such event, (i) such dividends shall continue to accumulate; and (ii) the Company shall make payment of such dividends (including any accumulated and unpaid dividends) as soon as permitted by applicable law and as soon as such payment is not restricted by the terms of the Indenture. The Event Put Party shall be entitled to elect, in its sole discretion, to receive shares of voting (the "Preferred Voting Shares") or non-voting Special Preferred Shares, or any combination thereof. For purposes of this Agreement and the Company's By-Laws, the Preferred Voting Shares shall be deemed to be included in the definition of "Shares" and all of the rights of the Stockholders hereunder with respect to the Shares held by them shall continue so long as they hold the Preferred Voting Shares.

      9.4 The Stockholders undertake to exercise the voting rights of their Shares in order to amend the Company's By-Laws so as to create the Special Preferred Shares whenever so required according to provisions set forth herein.

      9.5 In addition to the Cumulative Dividends, the Special Preferred Shares shall be entitled to any minimum dividend required by law to be paid by the Company ("Mandatory Dividend"), provided, however, if due to restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," and in accordance with the waiver set forth in Clause 16.4 hereof, the Company may not make payment of the Mandatory Dividend in cash at any time, the Company shall not be obligated to make payment of such Mandatory Dividend in cash to the extent restricted by the terms of the Indenture; provided further, however, that in such event, (i) such dividends shall continue to accumulate; and (ii) the Company shall make payment of such dividends (including any accumulated and unpaid dividends) as soon as permitted by applicable law and as soon as such payment is not restricted by the terms of the Indenture.

      9.6 After the payment of the Cumulative Dividend and of the Mandatory Dividend, any remaining profit or reserve (other than mandatory legal reserves) verified by the Company shall be used to buy the highest possible amount of Shares (including the Special Preferred Shares) subject to the Event Put Option, provided, however, if due to restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," the Company may not purchase any shares pursuant to this Clause 9.6 at any time, the Company shall not be obligated to make such purchase, provided further, however, that in such event the Company shall make such purchase as soon as permitted by applicable law and as soon as not restricted by the terms of the Indenture. All dividend payments and all other distributions to Stockholders and all redemptions or repurchases of any capital stock from any holder of capital stock in the Company, with the exception of the Cumulative Dividend on Special Preferred Shares then outstanding and of the Mandatory Dividend, are and shall be expressly subject and subordinate to the acquisition of all of the Shares subject to the Event Put in the event they have not been purchased from the Event Put Party. All Cumulative Dividends, and all repurchases of Shares (including the Special Preferred Shares) subject to the Event Put Option, shall be made on a pro-rata basis in favor of all Stockholders that exercised an Event Put simultaneously under Clause 8.1 or 8.2 or 8.3 above; otherwise, the rights of any Event Put Parties under this Clause 9 and under any Special Preferred Shares issued hereunder shall be ranked according to the respective Dates of the Event Put Payment on which such rights arose.

      9.7 (i) In the event a Falcon Put Notice in respect of the Falcon Time Put Option has been delivered, and, pursuant to Clause 7.3 and 6.9 above, Falcon has decided to exercise the Falcon Time Put Option, then, during the 30-day period immediately following receipt of the appraiser's notice referred to in Clause 6.7 above (the "Time Put Decision Period"), the Company shall, by action of a majority of the members of its Board not appointed by any Falcon Put Party or its Affiliates, make the following determinations in sequence, promptly (but in any event within the Time Put Decision Period) notify the Falcon Put Parties of such determinations and take the following actions as determined thereby:

            (a) If the Company, acting in good faith and in a commercially reasonable manner, determines that it has, subject to the restrictions set forth in the Indenture in Section entitled "Limitation on Indebtedness", and subject to the restrictions set forth in the Indenture in the Section entitled, "Limitation on Restricted Payments," cash available which, together with borrowings available to the Company on commercially reasonable terms, is sufficient to pay the entire Time Put Price, then the Company shall pay the Time Put Price to the Falcon Put Parties by 11:30 a.m. on the 90th day after the end of the Time Put Decision Period, in cash in Reais Equivalent on such day of payment, and the Falcon Put Parties shall transfer to the Company all of the Falcon Put Shares free and clear of all liens, claims, charges, restrictions and encumbrances caused by or suffered to exist by any Falcon Put Party or its Affiliates, other than as provided in this Agreement; provided it is understood that the Company shall be subject to an obligation to use its best efforts, subject so long as the Notes are outstanding to the restrictions set forth in the Indenture in the Section entitled "Limitation on Indebtedness," to obtain any necessary borrowings on a commercially reasonable basis to satisfy the Falcon Time Put Option in cash on the Date of the Falcon Put Payment; provided, however, that if on such 90th day, the Company is unable to satisfy the cash payment required hereunder, the provisions of Clause 9.7(ii) shall be applicable;

            (b) If after use of the efforts described in (a) above the Company determines that such cash and borrowings described in (a) above are not available but instead determines, acting in good faith, in a commercially reasonable manner and, for so long as the Notes are outstanding, subject to the restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," that it will have cash available which, together with borrowings available to the Company on commercially reasonable terms and, for so long as the Notes are outstanding, in accordance with the restrictions set forth in the Indenture in the Section entitled "Limitation on Indebtedness" will be sufficient to pay the Time Put Price in three installments as described in Clause 9.8 below, then the Company and the Falcon Put Parties shall take the actions described in Clause 9.8 below, it being understood and agreed that the Company shall be subject to an obligation to use its best efforts, subject for so long as the Notes are outstanding to the restrictions set forth in the Indenture in the Section entitled "Limitation on Indebtedness," to obtain any necessary borrowings on a commercially reasonable basis to satisfy all such installments; and

            (c) if the Company, acting in good faith and in a commercially reasonable manner, determines that such cash and borrowings described in (a) and (b) above are not available, then the Company and the Falcon Put Parties shall take the actions described in Clause 9.9 below.

      (ii) If, at the end of the 90-day period referred to in Clause 9.7(i)(a), the Company, after having used its best efforts to obtain any necessary borrowings on a commercially reasonable basis and for so long as the Notes are outstanding in accordance with the restrictions set forth in the Indenture in the Section entitled "Limitation on Indebtedness," to satisfy the entire Time Put Price, is unable to pay the entire Time Put Price, the Company shall, on such 90th day, be entitled to and shall elect one of the alternatives set forth in Clause 9.7(i)(b) or (c) above, and in such event the parties shall be governed by the procedures set forth in Clause 9.8 or 9.9 below, as the case may be, depending upon the alternative elected, and the other applicable provisions of this Agreement.

4.    The following Clause 9.13 shall be added to the end of Clause 9:

      9.13 Notwithstanding the provisions of Clauses 9.8 and 9.10 hereof, each of the parties to the Stockholders Agreement agrees as follows:

            (i) If as a result of the restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," the Company is not able to make a cash payment required under Clause 9.8(i) on the first or second anniversary of the Company's receipt of the related Falcon Put Notice, the Company shall not be required to make such payment in cash on such dates, but shall be required to deliver the promissory note or promissory notes referred to in Clause 9.8(ii). The payment required on the third anniversary shall not be subject to any restrictions.

            (ii) If as a result of the restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments," the Company is not able to make a cash interest payment required under any promissory note or notes issued hereunder, the Company shall not be required to make such cash payment at such time; provided, however, that: (i) any accrued and unpaid interest shall accumulate (and if necessary under applicable law, be added to principal) and interest on such unpaid amount shall be compounded quarterly and shall be paid in accordance with the other provisions of the promissory notes applicable to payment of interest; (ii) the Company shall make such payments of interest as soon as permitted under the terms of the Indenture or as soon as such payment is no longer restricted under the terms of the Indenture; and (iii) all accrued and unpaid interest shall be due and payable on the maturity of the promissory notes and interest shall continue to accrue until payment in full.

            (iii) Payment of the principal and interest (without restricting interest payments permitted under the terms of the Indenture), on the promissory notes shall be subordinated to the prior payment in full of the Notes, pursuant to language customary in transactions of this nature and consistent with the terms hereof, provided that nothing herein nor in such subordination language shall affect the relative rights against the Company of Falcon and creditors of the Company other than holders of the Notes, or prevent Falcon from exercising all remedies under the notes issued to Falcon pursuant to Clauses 9.8 or 9.9, and otherwise permitted by applicable law, on default under any such notes, subject to the rights, if any, of the holders of the Notes to receive payment in full on the Notes prior to the payment of such principal and interest on such promissory notes issued to Falcon.

            (iv) In determining the interest rate on the promissory notes under Clause 9.10 (iv)), including without limitation, the spread referred to in Clause 9.10(iv), the subordination of payment to the Notes and the other restrictions imposed pursuant to the Indenture shall be taken into account.

            (v) Except as expressly limited by the terms of this Stockholders Agreement, as amended, all rights and remedies of Falcon in respect of the Falcon Time Put as set forth in the Stockholders Agreement shall remain unimpaired and unaffected by the Indenture. With respect to any amendment, change or modification to the Indenture or the Notes which requires the consent of the Company the Company shall not provide such consent, unless (i) Falcon, if Falcon, or any Affiliate thereof (other than Mr. Civita, Abril and any Affiliates thereof) continues to own at least 5% (five percent) of the Company's voting Shares, has given prior written consent to such amendment, change or modification and (ii) the Investor Entities, or any Affiliates thereof (other than Mr. Civita, Abril and any Affiliate thereof), continues to own at least 5% (five percent) of the Company's voting Shares have given prior written consent to such amendment, change or modification. The limitations agreed to herein by Falcon and the Investor Entities shall apply only to the Indenture and Notes and no other indebtedness of the Company, including any refinancing, replacement or substitution of the Notes.

5. Section 16.4 of the Stockholders Agreement shall be replaced by the following:

      16.4 (A) Unless amended or waived in accordance with Clause 12.3(iii)(c) hereof, during each calendar year or within 3 (three) months thereafter, the Company shall (subject to the other provisions of Section 16.4 below), with respect to its operations for such year, and to the extent it has funds legally available therefor, pay dividends to the holders of its Shares, which dividends shall in the aggregate not be less than the "net cash flow" of the Company and its Subsidiaries during such year, provided that there shall first be made a provision for projected cash requirements of the Company and its Subsidiaries as reflected in the Business Plan for such fiscal year for the subsequent (12) twelve month period. Notwithstanding the foregoing, the Stockholders agree that, except as expressly provided in Clauses 9.3 or 9.5 above or the terms of Clause 16.4(B), the Company shall distribute not less than 25% (twenty-five percent) of its net consolidated profits as defined in the Brazilian corporation law.

            (B) Notwithstanding the foregoing paragraph, the Company and the Stockholders agree that the Company will distribute dividends in accordance with the foregoing paragraph only if permitted in accordance with the restrictions set forth in the Indenture in the Section entitled "Limitation on Restricted Payments".

            (C) If distribution of such dividends as contemplated by the first paragraph hereof is restricted by the section of the Indenture entitled "Limitation on Restricted Payments", the Company shall make payment of such dividends (including any accumulated and unpaid dividends) as soon as permitted by applicable law and as soon as such payment is not restricted by the terms of the Indenture.

            (D) In addition, each Stockholder hereby agrees that it will not exercise its voting rights or rights hereunder to receive dividends required by Brazilian corporate law, provided, however that such agreement shall cease to be effective on the earliest to occur of
            (x) the date that shares of Stock of the Company are issued on a Brazilian or United States securities exchange in connection with a bona fide public offering of such shares or the date that any shares of the capital stock of the Company are otherwise effectively listed and traded on any Brazilian or United States securities exchange,
            (y) the date that none of the Notes remain outstanding or (z) the date that such agreement is no longer effective, enforceable or legal under applicable Brazilian laws and regulations (including without limitation any construction or interpretation thereof by Comissao de Valores Mobiliarios, any court or any other governmental authority); provided, further, that such agreement shall not affect the Company's ability to pay, or the Stockholders, right to receive, any other dividends to the extent such dividends are permitted by the Indenture in the Section entitled "Limitation on Restricted Payments."

      (E) Further, the amount of any dividends required by applicable Brazilian corporate law, which would otherwise have been paid but for the agreement set forth herein shall accumulate and shall be paid by the Company on the earliest to occur of the events described in clauses (x), (y), and (z) above. For the avoidance of doubt, the Stockholders hereby confirm that:

      E POR ESTAREM ASSIM JUSTAS E CONTRATADAS, as partes, por seus respectivos representantes devidamente autorizados, resolvem assinar este Aditamento na primeira data acima escrita.




                                        ___________________________________
                                        HARPIA HOLDINGS LIMITED



                                        ___________________________________
                                        CURUPIRA HOLDINGS LIMITED



                                        ___________________________________
                                        ROBERT CIVITA



                                        ___________________________________
                                        ABRIL S.A.

                                        ___________________________________
                                        TEVECAP S.A.



                                        ___________________________________
                                        FALCON COMMUNICATIONS
                                        (BERMUDA) L.P.



                                        ___________________________________
                                        HEARST/ABC VIDEO SERVICES II
                                        By: Hearst Brazil, Inc., its partner



                                        ___________________________________
                                        By: Brazil Cable Investments, Inc., its
                                        partner



                                        ___________________________________
                                        CABLE PARTICIPACOES LTDA.
                                        By: Hearst Brazil, Inc., its partner



                                        ___________________________________
                                        By: Brazil Cable Investments, Inc., its
                                        partner